ARTIVION, INC. | 2022 Proxy Statement

1655 ROBERTS BOULEVARD, NW
KENNESAW, GEORGIA 30144

NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

April 4, 2022

To Our Stockholders:

On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders of Artivion, Inc. on May 18, 2022 at 9:00 a.m., EDT. Due to the continuing health and safety concerns from the COVID-19 pandemic and our successful use of the virtual-only format at our last two annual meetings, we have adopted a virtual-only format for our Annual Meeting this year. The Annual Meeting will be accessible at the following website address: https://web.lumiagm.com/295739807. After this year’s Annual Meeting, we intend to evaluate the best method for holding our annual stockholder meetings going forward.

Please review this Notice of Annual Meeting and Proxy Statement, which describes the formal business to be transacted and procedures for voting on matters to be considered during the Annual Meeting.

YOUR VOTE IS IMPORTANT. Regardless of whether you plan to attend the virtual Annual Meeting, we request that you please take a few minutes and follow the instructions provided on the Notice or Proxy Card you received by mail, and further described herein, to review the Proxy Statement and vote your shares via internet, telephone, or mail. You may, of course, choose to attend the Annual Meeting virtually and vote your shares online during the meeting. If you wish to participate in the meeting, you will need your control number to join.

However you choose to participate, we encourage you to review this Proxy Statement and vote your shares.

Sincerely,

J. PATRICK MACKIN
Chairman, President, and Chief Executive Officer

ARTIVION, INC. | 2022 Proxy Statement

1655 ROBERTS BOULEVARD, NW
KENNESAW, GEORGIA 30144

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF ARTIVION, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ARTIVION, INC. (the “Annual Meeting”) will be held on May 18, 2022 at 9:00 a.m., EDT. Like last year, the Annual Meeting will be held as a virtual-only meeting. The Annual Meeting will be accessible at the following website address: https://web.lumiagm.com/295739807, for the following purposes:

1.To elect as directors the eight nominees named in the attached Proxy Statement to serve until the next Annual Meeting of Stockholders or until their successors are duly qualified or until their earlier death, resignation, or removal.

2.To approve, by non-binding vote, the compensation paid to Artivion’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

3.To ratify the approval of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.

4.To approve the Artivion, Inc. Amended and Restated Employee Stock Purchase Plan.

5.To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

Only record holders of Artivion’s common stock at the close of business on March 24, 2022 will be eligible to vote during the Annual Meeting. Your attendance during the Annual Meeting is very much desired. However, if there is any chance you may not be able to attend the Annual Meeting, please follow the instructions on the Notice or Proxy Card you received by mail to execute your vote via internet, telephone, or mail.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 18, 2022. Pursuant to the rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials, including the Annual Meeting notice, Proxy Statement, and our 2021 Annual Report to Stockholders, both via internet at http://www.astproxyportal.com/ast/01609 and providing the means whereby you can request a paper copy of proxy materials be sent via U.S. mail.

By Order of the Board of Directors:

JEAN F. HOLLOWAY
Corporate Secretary

Date: April 4, 2022

An electronic copy of Artivion’s 2021 Annual Report to Stockholders, which includes Artivion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and which contains financial statements, is available via the proxy information website provided on your proxy Notice or Proxy Card.

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ARTIVION, INC. | 2022 Proxy Statement	2

1655 ROBERTS BOULEVARD, NW
KENNESAW, GEORGIA 30144

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished to our stockholders as of the close of business on March 24, 2022, the record date, for the solicitation of proxies by the Board of Directors of Artivion, Inc. (“Artivion,” the “Company,” “we,” “our,” or “us”) for the Annual Meeting of Stockholders of Artivion (the “Annual Meeting”) to be held on May 18, 2022 at 9:00 a.m., EDT. The Annual Meeting will only be held virtually at the following web address: https://web.lumiagm.com/295739807. The voting of shares will not affect a stockholder’s right to attend the Annual Meeting. A signed paper proxy may be changed by sending in a timely, but later-dated, signed paper proxy. Any stockholder sending in or completing a proxy may also revoke it at any time before it is exercised by giving timely notice to Jean F. Holloway, General Counsel and Corporate Secretary, Artivion, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355. We are making our proxy materials available to the stockholders of record as of March 24, 2022. Artivion is providing notice of the Annual Meeting and access to the Proxy Statement and Annual Report via the “Notice and Access” method.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING DURING THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement from us because you were a stockholder of record at the close of business on the record date of March 24, 2022. As a stockholder of record, you are invited to attend our Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the Annual Meeting and the items of business to be transacted at the Annual Meeting. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

At the close of business on the record date, Artivion had a total of 40,179,744 shares of common stock outstanding, excluding a total of 1,486,803 shares of treasury stock held by Artivion, which are not entitled to vote. Each outstanding share of common stock will be entitled to one vote, non-cumulative, at the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed Proxy Card in the enclosed envelope.

Who is entitled to attend and vote during the Annual Meeting?

Only holders of record of shares of our common stock at the close of business on March 24, 2022 are entitled to notice of, to attend, and to vote during the Annual Meeting and to notice of any adjournments or postponements of such Annual Meeting.

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How many shares must be present or represented to conduct business during the Annual Meeting (that is, what constitutes a quorum)?

The presence during the Annual Meeting, in person at the virtual meeting, or represented by proxy, of at least a majority of the shares outstanding and entitled to vote during the Annual Meeting, will constitute a quorum for the transaction of business. Shares represented during the Annual Meeting, which is being held virtually, or by proxy are counted for quorum purposes, even if they are not voted on one or more matters. Abstentions from voting and broker non-votes, as defined below, will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. The Corporate Secretary or Assistant Secretary of Artivion, in consultation with the inspector of election, who will be an agent of American Stock Transfer & Trust Company, LLC, shall determine the eligibility of persons present during the Annual Meeting to vote and whether the name signed on each Proxy Card corresponds to the name of a stockholder of Artivion. The Corporate Secretary or Assistant Secretary, based on such consultation, shall also determine whether or not a quorum exists during the Annual Meeting.

What items of business will be voted on during the Annual Meeting?

The items of business to be voted on during the Annual Meeting are as follows:

1.To elect as directors the eight nominees named in the enclosed Proxy Statement to serve until the next Annual Meeting of Stockholders or until their successors are duly qualified or until their earlier death, resignation, or removal.

2.To approve, by non-binding vote, the compensation paid to Artivion’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

3.To ratify the approval of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.

4.To approve the Artivion, Inc. Amended and Restated Employee Stock Purchase Plan.

5.To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

What happens if additional matters are presented during the Annual Meeting?

Other than the matters set forth in items 1-5 above, management is not aware of any matters that may come before the Annual Meeting. If any other matter or matters are properly brought before the Annual Meeting, the person(s) named as proxyholder(s) on your Notice or Proxy Card will have discretionary authority to vote the shares represented by the effective proxies as they deem advisable.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•FOR the election of each of the director nominees identified in this Proxy Statement;

•FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers;

•FOR the ratification of the approval of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022; and

•FOR the approval of the Artivion, Inc. Amended and Restated Employee Stock Purchase Plan.

What shares can I vote during the Annual Meeting?

You may vote shares you owned as of March 24, 2022, the record date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker, trustee, or other nominee such as a bank.

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What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Some of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between common stock held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to vote your shares during the Annual Meeting or direct the proxyholder how to vote your shares on your behalf at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, trustee, or nominee to vote your shares as you instruct. The broker, trustee, or other nominee may either vote during the Annual Meeting or grant a proxy and direct the proxyholder to vote your shares during the Annual Meeting as you have instructed. If you hold shares through a broker, trustee, or nominee, you may also vote your shares during the Annual Meeting, but only after you obtain a “legal proxy” from the broker, trustee, or nominee that holds your shares in advance of the Annual Meeting, giving you the right to vote your shares during the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or as a beneficial owner, you may vote in advance of the Annual Meeting by:

Voting by Mail. You may vote by filling out and returning your Proxy Card (if you are a stockholder of record), or by filling out and returning to your broker, trustee, or other nominee your voting instruction card (if you are a beneficial owner).

Voting by Internet. If you are a stockholder of record, you may vote in advance of the Annual Meeting by following the instructions provided on your Proxy Card. Most brokers, trustees, and similar nominees also provide beneficial owners with the option to vote by internet, although practices may vary. If you are a beneficial owner, you must follow the instructions provided to you by your broker, trustee, or other nominee on your voting instruction card.

Voting by Telephone. If you are a stockholder of record, you may vote in advance of the Annual Meeting by telephone by following the instructions provided on your Proxy Card. Most brokers, trustees, and similar nominees also provide beneficial owners with the option to vote by telephone, although practices may vary. If you are a beneficial owner, you must follow the instructions provided to you by your broker, trustee, or other nominee on your voting instruction card.

Whether you hold shares directly as the stockholder of record or as a beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. If you provide specific instructions with regard to items of business to be voted on during the Annual Meeting, your shares will be voted as you instruct on those items. Proxies properly submitted to us that are signed but do not contain voting instructions and are not revoked prior to the Annual Meeting will be voted FOR the election of each of the director nominees identified in this Proxy Statement, FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers, FOR the ratification of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022, and FOR the approval of the Artivion, Inc. Amended and Restated Employee Stock Purchase Plan.

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How can I vote my shares during the virtual Annual Meeting?

Shares held in your name as the stockholder of record may be voted during the Annual Meeting. You will need your control number and the meeting password, artivion2022, to vote your shares at the Annual Meeting.

You may vote shares held beneficially in street name during the Annual Meeting only if you obtain a “legal proxy” from the broker, trustee, or nominee holding your shares that gives you the right to vote the shares during the Annual Meeting. After obtaining a valid legal proxy reflecting the number of shares of the Company that you held as of the record date of March 24, 2022, you may then register to attend the Annual Meeting by submitting proof of your legal proxy reflecting the number of your shares, along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number (718) 765-8730. Written requests can be mailed to: American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., EDT, on May 13, 2022. Upon completion of registration, meeting access information will be issued to beneficial stockholders by American Stock Transfer & Trust Company, LLC.

Online access to the meeting will begin at 8:00 a.m., EDT, and stockholders are encouraged to log in to the meeting early. The Annual Meeting will begin promptly at 9:00 a.m., EDT. Even if you plan to attend the Annual Meeting, we recommend that you also vote via internet or telephone in advance to ensure that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, and you have submitted a vote via the internet, telephone, or by mail, you may revoke your vote by submitting a timely later-dated vote via the same process you used to cast your original vote. Note, internet voting through www.voteproxy.com and telephone voting is available only until 11:59 p.m., EDT, the day before the Annual Meeting. You may also revoke your vote by providing written notice of revocation to our Corporate Secretary, Jean F. Holloway, or by attending the Annual Meeting and voting in person. Attendance during the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may revoke your vote by submitting a later-dated vote via the internet or by telephone (if those options are available to you), or you may revoke your vote by submitting a new voting instruction card to your broker, trustee, or nominee, or, if you have obtained a “legal proxy” from your broker, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting.

What do I need to attend the virtual Annual Meeting?

Attendance during the Annual Meeting will be limited to our stockholders as of March 24, 2022, the record date, their authorized proxy holders, and guests of Artivion.

Attending the virtual Annual Meeting as a stockholder of record.

You will need your control number and the meeting password, artivion2022, to attend the Annual Meeting.

Registering to attend the virtual Annual Meeting as a beneficial owner.

After obtaining a valid legal proxy from your broker, bank, or other agent, you may then register to attend the Annual Meeting by submitting proof of your legal proxy as described above in, “How can I vote my shares during the virtual Annual Meeting?”

Is my vote confidential?

Electronic votes, proxy cards, voting instructions, ballots, and voting tabulations that identify individual stockholders are not secret; however, all such materials will be handled in a manner intended to reasonably protect your voting privacy. Your vote will not be disclosed, except as required by law and except as required to our transfer agent to allow for the tabulation of votes and certification of the vote and to facilitate a successful proxy solicitation.

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How are votes counted and what vote is required to approve each item?

Each outstanding share of common stock entitles the holder thereof to one vote on each matter considered during the Annual Meeting. Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any other matter submitted to a vote of the stockholders pursuant to this Proxy Statement.

Nominees for election as directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are eight directorships to be filled, this means that the eight individuals receiving the most votes will be elected. Abstentions and broker non-votes will therefore not be relevant to the outcome. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner.

The advisory votes cast for the approval of the compensation paid to Artivion’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, must exceed the votes cast against the approval of such compensation in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

The votes cast for the ratification of the approval of the appointment of Ernst & Young LLP (“Ernst & Young”) as Artivion’s independent registered accounting firm must exceed the votes cast against the ratification in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome. Please note that brokers holding shares for a beneficial owner that have not received voting instructions with respect to the ratification of the approval of the appointment of Ernst & Young will have discretionary voting authority with respect to this matter.

The votes cast for the approval of the Artivion, Inc. Amended and Restated Employee Stock Purchase Plan must exceed the votes cast against the approval in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this Proxy Statement.
What happens if the Annual Meeting is adjourned?

Assuming the presence of a quorum, if our Annual Meeting is adjourned to another time and place, no additional notice of the adjourned meeting will be given if the time and place of the adjourned meeting is announced during the Annual Meeting, unless the adjournment is for more than 120 days, in which case a new record date must be fixed, and notice of the adjourned meeting distributed. At the adjourned meeting, we may transact any items of business that might have been transacted during the Annual Meeting.

Who should I contact if I experience technical difficulties accessing the virtual Annual Meeting?

American Stock Transfer & Trust Company, LLC will provide technical support for all stockholders attending the Annual Meeting. Stockholders experiencing technical difficulties accessing the meeting may visit https://go.lumiglobal.com/faq for assistance. We encourage you to access the Annual Meeting starting one hour prior to the start time, leaving ample time for the check-in process.

What else should I know about the virtual process for the Annual Meeting?

Stockholders of record, or those who have received a “legal proxy,” will be able to submit questions related to the business of the meeting while attending the Annual Meeting, from the time the meeting is first called to order through the end of the question-and-answer period, and will be alerted prior to the end of the question-and-answer period. A replay of the Annual Meeting and a list of stockholder questions and Company answers will be available after it concludes.

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Who is soliciting my vote, and who will bear the costs of this solicitation?

The Proxy Statement is being solicited on behalf of our Board of Directors. We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and delivery of this Proxy Statement, via electronic means or paper means upon stockholder request. In addition, our non-employee directors, executive officers, employees, and agents may also solicit proxies in person, by telephone, by electronic mail, or by other means of communication. We will not pay any additional compensation to our non-employee directors, executive officers, or other employees for soliciting proxies.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results during the Annual Meeting and publish the final voting results in a Current Report on Form 8-K filed within four business days after the Annual Meeting.

What is the deadline for submitting proposals for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Appropriate stockholder proposals intended to be presented at Artivion’s 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received by Artivion by November 30, 2022 for inclusion in its Proxy Statement and form of proxy for such meeting. Stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and any other applicable rules established by the Securities and Exchange Commission (the “SEC”). Proposals of stockholders intended to be presented during the 2023 Annual Meeting of Stockholders without inclusion of such proposals in our Proxy Statement relating to such annual meeting must be received not later than the close of business on the 60th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.

Therefore, for the 2023 Annual Meeting of Stockholders, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations for individuals to serve as non-employee directors, must be received by Artivion by no later than March 19, 2023, but no earlier than January 18, 2023, in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals that may come before the 2023 Annual Meeting of Stockholders. If the month and day of the next annual meeting is advanced or delayed by more than 30 calendar days from the month and day of the annual meeting to which this Proxy Statement relates, Artivion shall, in a timely manner, inform its stockholders of the change and the date by which proposals of stockholders must be received.

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PROPOSAL ONE – ELECTION OF DIRECTORS

Artivion directors elected during the Annual Meeting on May 18, 2022 will hold office until the next annual meeting, until their successors are duly qualified, or until their earlier death, resignation, or removal.

Director Nominees

Each of the nominees is currently a director of Artivion. Should any nominee for the office of director become unable to accept nomination or election, the persons named on the Proxy Card intend, unless otherwise specifically instructed in the Proxy Statement, to vote for the election of such other person as the Board of Directors may recommend.

The following table sets forth the name and age of each nominee, the period during which each such person has served as a director of Artivion, the number of shares of Artivion’s common stock beneficially owned, directly or indirectly, by such person, and the percentage of outstanding shares of Artivion’s common stock such ownership represented at the close of business on March 24, 2022, according to information maintained by Artivion. None of the shares of stock noted below are subject to a pledge or similar arrangement. Except for J. Patrick Mackin, our President, Chief Executive Officer, and Chairman of the Board of Directors, none of the nominees holds any other position or office with Artivion.

Name of Nominee	Director Since	Age	Shares of Artivion Stock Beneficially Owned(1) (#)	Percentage of Outstanding Shares of Artivion Stock(5) (%)
Thomas F. Ackerman	2003	67	119,695(2)	*
Daniel J. Bevevino	2003	62	119,860(2)	*
Marna P. Borgstrom	2018	68	18,887(2)	*
James W. Bullock	2016	65	38,446(2)	*
Jeffrey H. Burbank	2017	59	23,595(2)	*
J. Patrick Mackin	2014	55	705,311(3)	1.7
Jon W. Salveson	2012	57	99,639(2)	*
Anthony B. Semedo	2021	70	19,992(4)	*

*Ownership represents less than 1% of the outstanding shares of Artivion common stock.

(1)Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)Includes 4,423 shares of unvested restricted stock granted on June 1, 2021.

(3)Amount includes 350,935 options that are either presently exercisable or will become exercisable within 60 days after March 24, 2022. This amount also includes 109,167 shares of unvested restricted stock subject to forfeiture held by Mr. Mackin as of March 24, 2022. This amount does not include 25,305 shares earned under 2020 and 2021 performance stock unit awards that had not vested as of March 24, 2022, and that will not vest within 60 days thereafter.

(4)Includes 4,992 shares of unvested restricted stock granted on November 29, 2021.

(5)There were 40,179,744 outstanding shares of Artivion common stock as of March 24, 2022, the record date.

2022 Director Nominees

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2022 Director Nominee Skills

CEO Experience	Financial and Investor Relations Expertise	Medical Device and Healthcare Expertise	Legal, Compliance, and Governance Experience

ESG Expertise	Regulatory, Quality, and Patient (Product) Safety Experience	Global Operations and Complex Organizations Experience	Regulatory and Healthcare Policy Experience

Public Company Board Experience	Strategic Planning Expertise	Technology and Cybersecurity Experience	Institutional Knowledge

Director Nominee Qualifications and Biographical Information

Thomas F. Ackerman has served as a director of Artivion since December 2003. Until February 2017, Mr. Ackerman served as a consultant to Charles River Laboratories International, Inc. (NYSE: CRL) (“Charles River Laboratories”). Charles River Laboratories is a leading global provider of solutions that accelerate the early-stage drug discovery and development process, with a focus on in vivo biology, including research models and services required to enable in vivo drug discovery and development. Until early 2016, Mr. Ackerman served as a Senior Financial Advisor of Charles River Laboratories, a position he held since August 2015. From 2005 to 2015, he served as Executive Vice President and Chief Financial Officer of Charles River Laboratories. From 1999 to 2005, he served as Senior Vice President and Chief Financial Officer of Charles River Laboratories. From 1996 to 1999, Mr. Ackerman served as Vice President and Chief Financial Officer of Charles River Laboratories, where he was employed since 1988. Mr. Ackerman is a director of the University of Massachusetts Amherst Foundation and serves on the audit committee of Olin College of Engineering. Mr. Ackerman received a B.S. in Accounting from the University of Massachusetts and became a Certified Public Accountant in 1979. Mr. Ackerman’s license is currently inactive.

The Board of Directors has determined that Mr. Ackerman should serve as a director of Artivion because of his expertise in accounting and financial reporting, particularly in the biotechnology industry.

Daniel J. Bevevino has served as a director of Artivion since December 2003. From 1996 until March 2008, Mr. Bevevino served as the Vice President and Chief Financial Officer of Respironics, Inc. (“Respironics”), a company that developed, manufactured, and marketed medical devices used primarily for the treatment of patients suffering from sleep and respiratory disorders. He was employed by Respironics beginning in 1988. In March 2008, Respironics was acquired by Royal Philips (NYSE: PHG) (“Philips”), whose businesses included a variety of medical solutions, including medical diagnostic imaging and patient monitoring systems, as well as businesses focused on energy efficient lighting and consumer products. From March 2008 to December 31, 2009, Mr. Bevevino was employed by Philips as Head of Post-Merger Integration – Respironics, as well as in various operating capacities, to help facilitate integration of the combined companies. He is currently an independent consultant providing interim chief financial officer services in the life sciences industry, and he currently serves as a director of one of the private companies for which he provides services. He began his career as a Certified Public Accountant with Ernst & Young. Mr. Bevevino’s license is currently inactive. Mr. Bevevino received a B.S. in Business Administration from Duquesne University and an MBA from the University of Notre Dame.

The Board of Directors has determined that Mr. Bevevino should serve as a director of Artivion because of his expertise in accounting and financial reporting, particularly in the medical device industry.

Marna P. Borgstrom has served as a director of Artivion since June 2018. From 2005 until March 2022, Ms. Borgstrom served as President, Chief Executive Officer, and a board member of Yale New Haven Health System, an integrated health care delivery system with approximately $5.88 billion in annual revenue, 2,681 patient beds, and 29,486 employees. During her tenure with Yale New Haven Health System, Ms. Borgstrom was instrumental in the health system’s growth, which over the last decade included an increase in revenue of 126%, patient beds of 26%, and employees of 60%. Ms. Borgstrom also played a significant role in integrating Yale New Haven Health System into a cohesive operating entity, increasing efficiencies and significantly reducing costs. During the challenging pandemic, Ms. Borgstrom and her team evolved care pathways for COVID-19 patients, such that Yale New Haven Health System was able to keep patients and employees safe and report mortality rates of less than 50% of the national average, despite treating a larger number of, and more medically complex, COVID-19 cases. Additionally, Ms. Borgstrom currently serves on the board of Marion Parke, a privately held company based in Minneapolis, MN. Ms. Borgstrom received her Bachelor of Arts from Stanford University and a Masters in Public Health from Yale University.

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The Board of Directors has determined that Ms. Borgstrom should serve as a director of Artivion because of her extensive experience as a senior executive leading a large, complex organization in the healthcare sector, coupled with her knowledge and recognition within the healthcare industry.

James W. Bullock has served as a director of Artivion since October 2016. Mr. Bullock previously served as the President and Chief Executive Officer of Zyga Technology, Inc. (“Zyga Technology”), a privately-held medical device company focused on products that treat conditions of the lumbar spine, until January 2018, when RTI Surgical, Inc. (formerly NASDAQ: RTIX) acquired Zyga Technology. Prior to that, he served for six years as President and Chief Executive Officer of Atritech, Inc. (“Atritech”). Atritech was a privately-held cardiovascular manufacturing company that was acquired by Boston Scientific Corporation (NYSE: BSX). Prior to that, he served for nine years as President and Chief Executive Officer and was a member of the board of directors of Endocardial Solutions, Inc. (NASDAQ: ECSI) (“Endocardial Solutions”), a cardiac-focused medical device company that was acquired by St. Jude Medical, which was itself acquired by Abbott Laboratories (NYSE: ABT). He also served as President and Chief Executive Officer and was a member of the board of directors of Stuart Medical, Inc., and he began his career working in a variety of sales and marketing leadership positions at Baxter International, Inc. (NYSE: BAX) and American Hospital Supply Corporation. Currently, in addition to Artivion’s Board of Directors, Mr. Bullock also serves as Chairman of the board of directors of Stimdia, Inc., a privately-held company that conducts research for the development of medical devices for use in the critical care treatment of ventilator induced diaphragmatic dysfunction. Mr. Bullock also serves as Chairman of the board of directors of Surgical Information Science, Inc. and Intershunt Technologies, Inc., both private health companies. Mr. Bullock received a Bachelor of Science in Public Administration from the University of Arizona.

The Board of Directors has determined that Mr. Bullock should serve as a director of Artivion because of his business acumen and substantial experience in the global medical device industry, particularly in the area of company growth.

Jeffrey H. Burbank has served as a director of Artivion since October 2017. From 2019 until March 2022, Mr. Burbank served as the Chief Technology Officer at Fresenius Medical Care North America, a division of Fresenius Medical Care AG & Co. (NYSE: FMS) (“Fresenius Medical Care”), the world’s largest provider of products and services for individuals with renal diseases. Prior to that, Mr. Burbank served as Chief Executive Officer and a member of the board of directors of NxStage Medical, Inc. (formerly NASDAQ: NXTM) (“NxStage Medical”), a leading medical technology company, positions he held since he founded NxStage Medical in 1998, until Fresenius Medical Care completed its acquisition of NxStage Medical in February 2019. Prior to founding NxStage Medical, Mr. Burbank was a co-founder of Vasca, Inc., a company that provided innovative implantable access devices, where he was the President and Chief Executive Officer, as well as Chairman of the board of directors. Mr. Burbank has over 30 years of senior leadership experience in the medical device industry, developing, marketing, and manufacturing products for end-stage renal disease patients. During his career he has been an inventor on over 50 U.S. patents for medical devices. Mr. Burbank received a Bachelor of Science in Industrial Engineering from Lehigh University.

The Board of Directors has determined that Mr. Burbank should serve as a director of Artivion because of his business acumen and substantial senior leadership experience in the global medical device industry.

J. Patrick Mackin was named President and Chief Executive Officer of Artivion in September 2014. He was appointed to the Artivion Board of Directors in October 2014, and he was appointed Chairman of the Board of Directors in April 2015. Mr. Mackin has more than 30 years of experience in the medical device industry. Prior to joining Artivion, Mr. Mackin served as President of Cardiac Rhythm Disease Management, the then-largest operating division of Medtronic plc (NYSE: MDT) (“Medtronic”), from August 2007 to August 2014. At Medtronic, he previously held the positions of Vice President, Vascular, Western Europe and Vice President and General Manager, Endovascular Business Unit. Prior to joining Medtronic in 2002, Mr. Mackin worked for six years at Genzyme, Inc. (“Genzyme”), serving as Senior Vice President and General Manager for the Cardiovascular Surgery Business Unit and as Director of Sales, Surgical Products Division. Before joining Genzyme, Mr. Mackin spent four years at Deknatel/Snowden-Pencer, Inc. in various roles and three years as a First Lieutenant in the U.S. Army. Mr. Mackin has served as a director of Opsens, Inc. (TSXV: OPS and OTCQX: OPSSF), a fiber optic sensors manufacturer, since 2016. Mr. Mackin served as a director of Wright Medical Group N.V. (NASDAQ: WMGI) (“Wright Medical”), a global medical device company focused on extremities and biologics, from July 2018 until November 2020, when Wright Medical was acquired by Stryker Corporation (NYSE: SYK). Mr. Mackin received an MBA from the Kellogg Graduate School of Management at Northwestern University and is a graduate of the U.S. Military Academy at West Point.

The Board of Directors has determined that Mr. Mackin should serve as a director of Artivion because of his business acumen and substantial senior leadership experience in the global medical device industry. In addition, the Board of Directors believes that it is appropriate and valuable to have the President and Chief Executive Officer of Artivion serve as a member of the Board of Directors.

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Jon W. Salveson has served as a director of Artivion since May 2012. Mr. Salveson is the Vice Chairman, Investment Banking and Chairman of the Healthcare Investment Banking Group at Piper Sandler Companies (NYSE: PIPR), formerly Piper Jaffray Companies, a U.S. investment bank and asset management firm (“Piper Jaffray”). Mr. Salveson has served in his present position as Vice Chairman, Investment Banking since July 2010. Mr. Salveson was appointed Global Head of Investment Banking and a member of the Executive Committee of Piper Jaffray in 2004. He joined Piper Jaffray in 1993 as an associate, was elected Managing Director in 1999, and was named Group Head of Piper Jaffray’s international healthcare investment banking group in 2001. Mr. Salveson also serves on the Board of Directors of CHF Solutions, Inc. (NASDAQ: CHFS), an early-stage medical device company. Mr. Salveson recently served on the board of Asklepios Biopharmaceuticals, Inc., a private company specializing in gene therapy technologies, which was acquired by Bayer AG (ETR: BAYN) in 2020. Mr. Salveson received his undergraduate degree from St. Olaf College in 1987 and an M.M.M. in finance from the Kellogg Graduate School of Management at Northwestern University.

The Board of Directors has determined that Mr. Salveson should serve as a director of Artivion because of his extensive experience in the healthcare industry and the medical technology sector, and, particularly, his extensive experience in strategic advisory roles for global healthcare companies in hundreds of transactions.

Anthony B. Semedo has served as a director of Artivion since October 2021. Mr. Semedo has over 40 years of U.S. and international experience in the medical device industry. Until late 2019, Mr. Semedo served as Senior Vice President and President of Japan Operations at Medtronic, where he led multiple business units and functions. Through his tenure at Medtronic from 2002 to 2019, Mr. Semedo held several executive management positions, including Senior Vice President and President of the company’s Aortic, Peripheral, and Venous (APV) Division and Senior Vice President and President of Endovascular Innovations. During his time at Medtronic, Mr. Semedo also served as Vice President of Medtronic’s Japan Cardiovascular Business and as Global Vice President of Vascular Research and Development. Prior to 2002, Mr. Semedo spent time at Alaris Medical Systems, Eli Lilly & Co., and Abbott Laboratories. Mr. Semedo received his Bachelor of Science in Engineering from the University of Massachusetts.

The Board of Directors has determined that Mr. Semedo should serve as a director of Artivion because of his extensive knowledge of and extensive leadership experience in the medical device industry.

Required Vote

Nominees for election as directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are eight directorships to be filled, this means that the eight individuals receiving the most votes will be elected. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

The Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF
THE EIGHT NOMINEES FOR DIRECTOR LISTED IN THIS PROPOSAL ONE.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Our Board of Directors believes that the purpose of corporate governance is to serve the interests of the Company and the Company’s stockholders in a manner that is consistent with the Board of Directors’ fiduciary duties and the Company’s mission and core values. The Board of Directors has adopted and adheres to corporate governance practices that the Board of Directors and senior management believe promote this purpose, are sound, and represent best practices. The Board of Directors reviews these practices on an ongoing basis and revises them as appropriate.

Director Independence

In connection with its annual review in March 2022, and based on the information available to it, the Board of Directors determined that none of Ms. Borgstrom or Messrs. Ackerman, Bevevino, Bullock, Burbank, Morgan, Salveson, or Semedo has or had a material relationship with Artivion, and that each qualified as an independent director under NYSE Listing Standards.

In addition to qualifying as “independent” within the meaning of Section 303A.02 of the NYSE Listing Company Standards, each member of the Compensation Committee must be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. In determining the independence of any director who will serve on the Compensation Committee, the Board of Directors will consider all factors relevant to determining whether such director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to (i) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the Company to the director and (ii) whether such director is affiliated with the Company, one of its subsidiaries, or an affiliate of one of its subsidiaries.

In addition to qualifying as “independent” within the meaning of Section 303A.02 of the NYSE Listing Standards, each member of the Audit Committee must also meet the criteria of Section 303A.06 and Rule 10A-3 promulgated under the Exchange Act.

Ms. Borgstrom served as the Chief Executive Officer of Yale New Haven Health from 2005 until her retirement in March 2022. Prior to 2005, Ms. Borgstrom held various senior leadership positions at Yale New Haven Health. In 2021, Yale New Haven Health paid Artivion $222,286 for On-X products, PhotoFix, and BioGlue, and we expect this relationship to continue. These purchases were made on an arm’s-length basis. The Board of Directors has considered these transactions and relationship and determined that Ms. Borgstrom’s relationship with Yale New Haven Health is not material to her independence as a director of Artivion and that Yale New Haven Health’s purchase of Artivion products does not impair Ms. Borgstrom’s independence as a director of Artivion.

The Board of Directors’ Right to Retain Advisors

The Board of Directors has authorized the committees of the Board of Directors to retain their own advisors, such as auditors, compensation consultants, search firms, legal counsel, and others, to the extent the committees deem it appropriate.

The Board of Directors’ Leadership Structure

Mr. Mackin, the President and Chief Executive Officer of Artivion, serves as Chairman of the Board of Directors. The Board of Directors believes that this structure promotes fluid communication and coordination between the Board of Directors and management. The Board of Directors also believes that Mr. Mackin is well-suited to fill both his management and Board of Directors roles and that the Board of Directors benefits from his serving in these dual roles.

In order to foster the Board of Directors’ independence from management, the leadership structure of the Board of Directors also includes a Lead Director, a position held by an independent director. Mr. Burbank assumed the role of Lead Director in March 2021. The Lead Director has frequent contact with Mr. Mackin and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board of Directors. The Lead Director also serves as liaison between Mr. Mackin and the independent directors, approves meeting agendas and schedules to insure there is sufficient time for discussion of all agenda items, approves certain information sent to the Board of Directors, and has the authority to call meetings of the independent directors. Stockholders can seek to directly consult with independent directors.

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The Board of Directors’ Role in Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Management is primarily responsible for risk management, and management reports directly to the committees and the Board of Directors with respect to risk management. The Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit, information security, liquidity, Environmental, Social, and Governance (“ESG”), human capital, and operational. In its risk-oversight role, the Board of Directors periodically reviews the Company’s strategic plan, as well as an assessment of potential material risks facing the Company.

In particular, the Compensation Committee is responsible for ensuring that our compensation policies and practices do not incent excessive or inappropriate risk-taking by employees or non-employee directors. It also has oversight of Human Capital Management and culture. The Audit Committee, in coordination with Ernst & Young, our independent registered public accounting firm, is primarily responsible for oversight of our internal controls, operation of our internal audit, risk assessment, and risk management, including information security oversight, and various financial and compliance functions. The Audit Committee’s information security oversight role includes responsibility for overseeing the Company’s global information security and information technology risks, controls, and procedures and utilizing independent cyber-security auditors to support that function where appropriate. More detail regarding the Audit Committee’s oversight of information security is located in the Report of the Audit Committee at page 21. The Corporate Governance Committee monitors risk by ensuring that proper corporate governance standards are maintained, that the Board of Directors is comprised of qualified directors, and that senior management is comprised of qualified executive officers. The Compliance Committee is primarily responsible for oversight of our healthcare compliance function, including our compliance with quality systems and regulatory assurance laws and regulations, as well as our compliance with other healthcare compliance laws and regulations. Together with the Audit Committee, the Compliance Committee also exercises oversight of Enterprise Risk Management and our compliance with certain laws and regulations, such as the European Union General Data Protection Regulation (“GDPR”) and the United States Foreign Corrupt Practices Act (“FCPA”), and such policies as our Code of Conduct.

Board of Directors and Committee Meetings, Annual Meeting of Stockholders, and Attendance

During 2021, each director attended, either in person or virtually, at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which the director served. In general, members of the Board of Directors become members of committees immediately following the Annual Meeting of Stockholders.

The Board of Directors held 13 meetings during 2021. All of the then-current members of the Board of Directors attended the 2021 Annual Meeting of Stockholders, which was held virtually due to the COVID-19 pandemic. The Company does not have a policy requiring directors to attend the annual meeting, but it encourages such attendance.

Standing Committees of the Board of Directors; Committee Assignments

During 2021, the Board of Directors had four standing committees: the Audit Committee; the Compensation Committee; the Corporate Governance Committee; and the Compliance Committee. During 2021, the Audit Committee met 10 times, the Compensation Committee met 10 times, the Corporate Governance Committee met eight times, the Compliance Committee met four times, the Compensation Committee and the Corporate Governance Committee met jointly one time, and the Audit Committee and the Compliance Committee met jointly one time. There also was a special committee of the Board of Directors that met once in 2021 to consider certain amendments to Artivion’s Credit Facility.

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The four standing committees are described below, and the following table lists the members of each of the standing committees as of the date of this Proxy Statement.

Director	Audit Committee	Compensation Committee	Corporate Governance Committee	Compliance Committee
J. Patrick Mackin, Chairman, President, and Chief Executive Officer
Thomas F. Ackerman	Chair	✓
Daniel J. Bevevino	✓	Chair
Marna P. Borgstrom				✓
James W. Bullock			✓	✓
Jeffrey H. Burbank, Lead Director		✓	Chair
Harvey Morgan	✓			✓
Jon W. Salveson			✓	Chair
Anthony B. Semedo				✓

Audit Committee — The Audit Committee operates under a written charter that sets out the committee’s functions and responsibilities. The Audit Committee currently consists of three non-employee directors: Mr. Ackerman, Chair, Mr. Bevevino, and Mr. Morgan, each of whom served on the Audit Committee for all of 2021. Mr. Morgan served as Chair until Mr. Ackerman was appointed Chair in March 2021. Each of the members of the Audit Committee meets the independence requirements of Section 303A.02 of the current NYSE Listing Standards and also meets the criteria of Section 303A.06, as set forth in Rule 10A-3 promulgated under the Exchange Act, regarding listing standards related to audit committees. No member of the Audit Committee serves on the audit committee of more than three public companies. In addition, the Board of Directors has determined that all of the current members of the Audit Committee satisfy the definition of an “audit committee financial expert,” as promulgated by the SEC.

The Audit Committee charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation, and oversight of Artivion’s independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by Artivion’s independent registered public accounting firm. The Audit Committee also oversees, and must review and approve, all significant related-party transactions. See Policies and Procedures for Review, Approval, or Ratification of Transactions with Related Parties beginning on page 17; see also the Report of the Audit Committee on page 21.

The Audit Committee:

•Reviews the general scope of Artivion’s annual audit and the nature of services to be performed for Artivion in connection with it, acting as liaison between the Board of Directors and the independent registered public accounting firm;

•Reviews various Company policies, including those relating to accounting practices and internal control and information security systems of Artivion;

•Reviews and monitors the performance of Artivion’s independent registered public accounting firm, and is responsible for engaging or discharging Artivion’s independent registered public accounting firm and for assisting the Board of Directors in its oversight of risk management and legal and financial regulatory requirements; and

•Has the authority, pursuant to its charter, to delegate any of its decisions to a sub-committee of the Audit Committee consisting of two committee members, provided that a full report of any action taken is promptly made to the full Audit Committee.

Compensation Committee — The Compensation Committee operates under a written charter that sets out the committee’s functions and responsibilities. The Compensation Committee currently consists of three non-employee directors: Mr. Bevevino, Chair, Mr. Ackerman, and Mr. Burbank. Mr. Bevevino and Mr. Ackerman served on the Compensation Committee for all of 2021. Mr. Burbank began serving on the Compensation Committee in September 2021. Mr. McCall served on the Compensation Committee until his death in September 2021. Each member of the Compensation Committee meets the independence requirements of Sections 303A.02(a)(i) and (ii) of the current NYSE Listing Standards and is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act.

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The Compensation Committee:

•Reviews the performance of executive officers, including the Chief Executive Officer, and approves their annual compensation;

•Oversees the issuance of stock options, restricted stock awards, restricted stock units, performance stock units, and other stock rights and cash incentives under Artivion’s stock and incentive plans;

•Approves, in conjunction with the Corporate Governance Committee and Board of Directors, severance arrangements for executive officers;

•Reviews, approves, and certifies the performance metrics upon which a portion of the compensation of Artivion’s Chief Executive Officer and other executive officers is based;

•Annually reviews, together with the Corporate Governance Committee, the Chief Executive Officer’s objectives and performance, recommends changes thereto, and together with the Corporate Governance Committee, sets the Chief Executive Officer’s compensation package; and

•Oversees certain aspects of the Company’s ESG risks, including human capital management.

See Compensation Discussion and Analysis on page 24 for information concerning the Compensation Committee’s role, processes, and activities in overseeing executive compensation.

Pursuant to its charter, the Compensation Committee has the authority to delegate any of its decisions to a sub-committee of the Compensation Committee consisting of two committee members, provided that a full report of any action taken is promptly made to the full Compensation Committee.

The Compensation Committee has the power to retain, determine the terms of engagement and compensation of, and terminate any consultant that advises the Compensation Committee.

Corporate Governance Committee — The Corporate Governance Committee operates under a written charter that sets out the committee’s functions and responsibilities. The Corporate Governance Committee currently consists of three non-employee directors: Mr. Burbank, Chair, Mr. Bullock, and Mr. Salveson, each of whom served on the Corporate Governance Committee for all of 2021. Mr. Burbank was appointed as Chair in March 2021. Mr. McCall served on the Corporate Governance Committee until his death in September 2021. Each of these individuals meets the independence requirements of Section 303A.02 of the current NYSE Listing Standards.

The Corporate Governance Committee:

•Recommends potential candidates for the Board of Directors;

•Oversees the annual self-evaluations of the Board of Directors, its committees, and individual directors;

•Approves individuals for appointment as executive officers;

•Oversees succession planning for the Board of Directors and executive officers, including the Chief Executive Officer;

•Evaluates each year, together with the Compensation Committee, the performance of Artivion’s Chief Executive Officer and sets the Chief Executive Officer’s compensation;

•Recommends to the Board of Directors how the other committees of the Board of Directors should be structured, which non-employee directors should be members of those committees, and which non-employee director should chair those committees; and

•Reviews and makes recommendations to the Board of Directors regarding the development of, and compliance with, the Company’s corporate governance guidelines, ESG risk-mitigation efforts, and other governance policies, procedures, and practices.

Compliance Committee — The Compliance Committee operates under a written charter that sets out the committee’s functions and responsibilities. The Compliance Committee currently consists of five non-employee directors: Mr. Salveson,

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Chair, Ms. Borgstrom, Mr. Bullock, Mr. Morgan, and Mr. Semedo. Ms. Borgstrom and Messrs. Salveson, Bullock, and Morgan each served on the Compliance Committee for all of 2021. Mr. Semedo began serving on the Compliance Committee in October 2021. Each of these individuals meets the independence requirements of Section 303A.02 of the current NYSE Listing Standards. The charter of the Compliance Committee requires that a majority of its members be independent.

The Compliance Committee:

•Assists the Company in its oversight of Artivion’s compliance with healthcare laws and regulations, including regulations and laws related to regulatory affairs and quality assurance, and general healthcare compliance such as the Anti-Kickback Statute;

•Receives periodic reports from the Company’s senior management regarding quality and regulatory compliance;

•Provides input into certain regulatory affairs and quality assurance and healthcare compliance policies; and

•Assists, jointly with the Audit Committee, in the oversight of the Company’s enterprise risk assessment and compliance with certain policies and procedures such as the Company’s Code of Conduct and our policies with respect to GDPR and the FCPA.

PROCEDURES FOR STOCKHOLDERS WHO WISH TO SUBMIT RECOMMENDATIONS TO THE BOARD OF DIRECTORS

Stockholders may recommend potential candidates for director to the Corporate Governance Committee. The policy of the Corporate Governance Committee is to give the same consideration to nominees recommended by stockholders that it gives to individuals whose names are submitted by management or non-employee directors, provided such recommendations from stockholders are made in accordance with procedures described in this Proxy Statement under the FAQ “What is the deadline for submitting proposals for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?” When reviewing a potential candidate, the Corporate Governance Committee considers, among other things, demonstrated character, judgment, relevant business, functional, and industry experience, degree of intellectual and business acumen, and, when contemplating overall board diversity, ethnicity, race, and gender. The Board of Directors and the Corporate Governance Committee believe it is important that the members of the Board of Directors represent diverse backgrounds and viewpoints. The Corporate Governance Committee’s process for identifying and evaluating nominees typically involves consideration of external candidates, including self-nominees, upon a vacancy or at a meeting held in the first quarter of the year, and where appropriate, internal discussions, review of information concerning candidates, and interviews of selected candidates. From time to time, the Corporate Governance Committee has also engaged one or more executive search consulting firms to assist in the identification and recruitment of potential director candidates.

The Corporate Governance Committee has not received any recommended director nominees for election at the 2022 Annual Meeting from any Artivion stockholder or group of stockholders beneficially owning in excess of 5% of Artivion’s outstanding common stock. Stockholders may communicate with the Corporate Governance Committee or the Board of Directors by following the procedures set forth below at Communication with the Board of Directors and its Committees on page 18.

The current Board of Directors’ policy requires each director to offer to voluntarily resign upon a change in such director’s principal employment or line of business. The Corporate Governance Committee will then review whether such director continues to meet the needs of the Board of Directors and whether to make a recommendation to the Board of Directors that it should accept the director’s offer to resign.

The current Board of Directors’ policy also limits the number of other public company boards on which Artivion directors may serve. Non-employee directors may serve on no more than three public company boards in addition to service on the Company’s Board of Directors, and the Chief Executive Officer’s service on the board of any other organization is restricted by his employment agreement with the Company and is subject to prior approval by the Board of Directors.

In March 2021, the Board of Directors adopted a policy requiring that Artivion directors not stand for reelection at the first annual meeting after they reach the age of 75 years, absent a waiver from the Board of Directors. The Board, however, found it in the best interest of the Company to retain Mr. Morgan’s institutional knowledge during 2021 and during the transition of leadership on two of the four standing Committees. Mr. Morgan intends to retire from the Board of Directors immediately prior to the commencement of the 2022 Annual Meeting, which has already been publicly disclosed.

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ARTIVION’S CODE OF CONDUCT

Artivion has established a Code of Conduct that: clarifies the Company’s standards of conduct, including in potentially challenging situations; makes clear that Artivion expects all employees, executive officers, and non-employee directors to abide by applicable legal and regulatory requirements and to understand and appreciate the ethical considerations of their decisions; and reaffirms the Company’s long-standing commitment to a culture of corporate and individual accountability and responsibility for the highest ethical and business practices.

In addition to the Code of Conduct, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, Assistant Controller, and all other senior financial officers are also subject to the Company’s Code of Ethics for Senior Financial Officers. In the event that Artivion amends or waives any of the provisions of the Code of Conduct or Code of Ethics for Senior Financial Officers applicable to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or Assistant Controller, the Company will disclose that information on the Company’s website at https://investors.artivion.com/corporate-governance/cryolifes-code-conduct.

CORPORATE RESPONSIBILITY

In March 2022, Artivion published its inaugural Corporate Responsibility Report, which highlights the Company’s ESG initiatives. The Corporate Responsibility Report details several of Artivion’s ESG efforts, including, but not limited to: (1) environmental initiatives to drive sustainability and limit Artivion’s carbon footprint, including a disclosure relative to the Task Force on Climate-Related Financial Disclosures; (2) diversity, equity, and inclusion initiatives to create a welcoming and empowering workplace for every member of the global team as they strive to fulfill Artivion’s mission to make leading-edge aortic technologies available to patients around the world; and (3) Board of Directors level initiatives to enhance Board-and-workforce diversity, Board refreshment, and Board or Board committee oversight of some of the Company’s ESG initiatives, including human capital management. The Corporate Responsibility Report is available on the Company’s website at https://investors.artivion.com/corporate-responsibility-report-esg.

POLICIES AND PROCEDURES FOR REVIEW, APPROVAL, OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

The Board of Directors has adopted policies and procedures for review, approval, or ratification of transactions with related parties.

Types of Transactions Covered

It is our policy to enter into or ratify related party transactions only when the Board of Directors, acting through the Audit Committee or as otherwise in-line with the Company’s policies described herein, determines that the related party transaction in question is in, or is not inconsistent with, the best interests of Artivion and its stockholders. We follow the policies and procedures below for any transaction in which we are, or are to be, a participant and the annual amount involved exceeds $50,000 and in which any related party, as defined below, had, has, or will have a direct or indirect interest. Pursuant to the policy, compensatory arrangements with an executive officer or non-employee director that are approved or ratified by the Compensation Committee or compensation received under our employee benefit plans that are available to all employees do not require additional Audit Committee approval.

The Company subjects the following related parties to these policies: non-employee directors (and nominees); executive officers; beneficial owners of more than 5% of our stock; any immediate family members of these persons; and any entity in which any of these persons is employed, or is a general partner or principal, or has a similar position, or in which the person has a 10% or greater beneficial ownership interest.

Standards Applied and Persons Responsible for Approving Related Party Transactions

The Corporate Secretary is responsible for submitting to the Audit Committee for its advance review and approval any related party transaction, other than ongoing transactions, into which we propose to enter. If the Corporate Secretary determines that it is not practicable or desirable to wait until the next regularly scheduled Audit Committee meeting, the

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Corporate Secretary will submit the related party transaction for approval or ratification to the Chair of the Audit Committee, who possesses delegated authority to act between Audit Committee meetings. The Chair will report any action the Chair takes under this delegated authority to the Audit Committee at its next regularly scheduled meeting and seek ratification of such approval. If any related party transaction occurs before the Audit Committee has approved it, the Corporate Secretary will submit the transaction to the Audit Committee for ratification as soon as reasonably practicable. If the Audit Committee does not ratify the transaction, the Audit Committee will direct management as to what action it proposes management take regarding the transaction.

When considering a related party transaction, the Audit Committee will examine all factors it deems relevant. The Audit Committee, or the Chair, will approve only those transactions that they have determined in good faith are in the best interests of Artivion and its stockholders.

The Corporate Secretary may delegate her duties under the policy to another officer of Artivion if the Corporate Secretary gives notice of the delegation to the Audit Committee at a regularly scheduled Audit Committee meeting.

Review of Ongoing Transactions

At a meeting of the Audit Committee in the first quarter of each fiscal year, the Audit Committee reviews all related party transactions that are ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from Artivion of more than $50,000 annually. Based on all relevant facts and circumstances, the Audit Committee will determine whether it is in, or not inconsistent with, the best interests of Artivion and its stockholders to continue, modify, or terminate the ongoing related party transaction. Review of ongoing related party transactions is located at Director Independence beginning on page 12.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers currently serve, or served during fiscal 2021, as a member of the compensation committee of any other company that has or had an executive officer serving as a member of our Board of Directors. None of our executive officers currently serve, or served during fiscal 2021, as a member of the board of directors of any other company that has or had an executive officer serving as a member of our Compensation Committee.

COMMUNICATION WITH THE BOARD OF DIRECTORS AND ITS COMMITTEES

Interested parties may communicate with the Board of Directors, the Lead Director, the non-employee directors as a group, committee chairs, committees, and individual directors by directing communications to the Corporate Secretary, who will forward them as appropriate, unless they clearly constitute unsolicited general advertising or inappropriate material. Please send all communications in care of Jean F. Holloway, General Counsel and Corporate Secretary, Artivion, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS

You may view current copies of the charters of the Audit, Compensation, Corporate Governance, and Compliance Committees, as well as the Company’s Code of Conduct and Corporate Governance Guidelines, on Artivion’s website at https://investors.artivion.com/corporate-governance/governance-highlights.

Notwithstanding anything to the contrary set forth in any of Artivion’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate other Artivion filings, including this Proxy Statement, in whole or in part, neither of the Reports of the Audit Committee and the Compensation Committee, set forth below, shall be incorporated by reference into any such filings.

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DIRECTOR COMPENSATION

Elements of Non-Employee Director Compensation

Restricted Stock Grants

A portion of the non-employee directors’ annual compensation is issued as restricted stock. The shares of restricted stock are issued each year generally following the Annual Meeting of Stockholders. With respect to 2021 grants, the Compensation and Corporate Governance Committees recommended, and the Board of Directors approved, a grant date value of $130,000 per non-employee director, and in June 2021, the Company granted 4,423 shares of restricted stock to each of the non-employee directors serving at the time of grant, which will vest on June 1, 2022.1 With respect to Mr. Semedo, the Compensation and Corporate Governance Committees recommended, and the Board of Directors approved, a prorated grant value of approximately $86,661 based on his time served as a non-employee director in 2021, and in November 2021, the Company granted 4,992 shares to Mr. Semedo, which will vest on November 29, 2022. The amount and terms of the grants are subject to periodic re-evaluation jointly by the Compensation and Corporate Governance Committees. All equity grants to non-employee directors in 2021 were made pursuant to the Artivion, Inc. 2020 Equity and Cash Incentive Plan (the “2020 ECIP”). A non-employee director will forfeit any unvested portion of the award if s/he ceases to serve as a director, except under certain circumstances as described within the 2020 ECIP.

Board of Directors’ Retainer and Committee Chair and Membership Fees

Absent exceptional circumstances, every other year, the Compensation and Corporate Governance Committees each consider whether to adjust non-employee director compensation and recommend those adjustments, if any, to the Board of Directors.

Each of the non-employee directors of Artivion receives an annual cash retainer for service on the Board of Directors, service on committees of the Board of Directors, service as Chair of a committee of the Board of Directors, and service as Lead Director, as applicable and as noted in the table below. Artivion pays all cash retainers on a prorated monthly basis.

2021 Board of Director Retainers
Annual Board Service	$50,000
Lead Director(1)(2)	$40,000

Committee	Committee Chair Retainer(3)	Committee Membership Retainer
Audit	$20,000	$10,000
Compensation(4)	$20,000	$7,500
Corporate Governance	$10,000	$5,000
Compliance	$10,000	$5,000

(1)In addition to annual Board service retainer.

(2)Effective November 1, 2021, the Lead Director retainer was increased from $25,000 to $40,000.

(3)Includes committee membership retainer.

(4)Effective November 1, 2021, the Compensation Committee Chair retainer was increased from $15,000 to $20,000.

The following changes to non-employee director compensation went into effect as of November 1, 2021: (1) payment of the Chair retainer to the Chair of the Corporate Governance Committee Chair even if that same person also serves as the Lead Director; (2) an increase in the Lead Director retainer to reflect a change in the position from Presiding Director to Lead Director and increased responsibilities associated with the Lead Director role; and (3) an increase in the retainer paid to the Compensation Committee Chair to reflect his increased workload over the past year, which is expected to continue into the future. The Compensation and Corporate Governance Committees recommended, and the Board of Directors approved, each of these changes upon the recommendation of the Compensation Committee’s independent compensation consultant, Willis Towers Watson & Co. (“Willis Towers Watson”), and based on available benchmarking analysis provided by that consultant and other information provided by management.

1 In September 2021, upon Mr. McCall’s death, and in view of his more-than-30 years of service on the Company’s Board of Directors (15 as the Presiding Director), including his service during 2021, the Compensation Committee approved the full accelerated vesting of Mr. McCall’s restricted stock awards that remained unvested at the time of his death.

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Fiscal 2021 Director Compensation

The following table provides compensation information for the one-year period ended December 31, 2021, for each person who was a member of our Board of Directors in 2021, other than J. Patrick Mackin.

Name	Retainers Earned or Paid in Cash(1) ($)	Annual Stock Awards(2)(3) ($)	Total ($)
(a)	(b)	(c)	(d)
Thomas F. Ackerman	75,000	129,992	204,992
Daniel J. Bevevino	75,833	129,992	205,825
Marna P. Borgstrom	55,000	129,992	184,992
James W. Bullock	60,625	129,992	190,617
Jeffrey H. Burbank	75,417	129,992	205,409
Ronald D. McCall	50,000	129,992	179,992
Harvey Morgan	67,500	129,992	197,492
Jon W. Salveson	65,000	129,992	194,992
Anthony B. Semedo	13,750	86,661	100,411

(1)Amounts shown include annual Board service retainer, committee Chair and committee membership retainers, and, for Messrs. McCall and Burbank, a Lead Director retainer, earned by our non-employee directors during 2021. Note that the Annual Stock Awards, which are generally made on June 1, cover the one-year service period ending on May 31 the following year.

(2)Amount shown represents the aggregate grant date fair value of the 4,423 restricted shares granted to Messrs. Ackerman, Bevevino, Bullock, Burbank, McCall, Morgan, and Salveson and Ms. Borgstrom, as calculated in accordance with FASB ASC Topic 718. We issued the awards on June 1, 2021, and we valued them at $29.39 per share, which was the closing price on the grant date. See Notes 1 and 15 of the Notes to Consolidated Financial Statements filed with Artivion’s Annual Report on Form 10-K for the year ended December 31, 2021 for assumptions used in valuing restricted stock awards. The restricted stock represented here vests on June 1, 2022; accordingly, these shares remained subject to vesting restrictions as of December 31, 2021.

(3)Amount shown represents the aggregate grant date fair value of the 4,992 restricted shares granted to Mr. Semedo, as calculated in accordance with FASB ASC Topic 718. We issued the award on November 29, 2021, and we valued them at $17.36 per share, which was the closing price on the grant date. See Notes 1 and 15 of the Notes to Consolidated Financial Statements filed with Artivion’s Annual Report on Form 10-K for the year ended December 31, 2021, for assumptions we used in valuing restricted stock awards. The restricted stock represented here vests on November 29, 2022; accordingly, these shares remained subject to vesting restrictions as of December 31, 2021.

Mr. McCall died in September 2021. While he only served a portion of the year, the Compensation Committee, upon the recommendation of management and as permitted under the 2020 ECIP, accelerated the vesting of Mr. McCall’s 2021 annual equity grant in light of his more-than-30 years of service on the Company’s Board of Directors (15 as Presiding Director) and his role in both founding the Company and in its initial public offering.

J. Patrick Mackin, Chairman, President, and Chief Executive Officer received no compensation in 2021 for his services as a director of the Company. His compensation as an executive officer of the Company is detailed in the Summary Compensation Table on page 43.

Director Stock Ownership Requirement

In November 2015, the Compensation and Corporate Governance Committees approved a change to the non-employee director stock ownership requirement to five times the then-current annual board service retainer for non-employee directors. The Board of Directors reevaluates this stock ownership requirement typically on a biennial basis and did so recently in November 2021, concluding at that time, based on information provided by Willis Towers Watson and management, that these requirements remained appropriate. All non-employee directors currently satisfy this standard.

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REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee of at least three non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of the NYSE that govern audit committee composition, including the requirement that all audit committee members be “Independent Directors” as that term is defined by Sections 303A.02 and 303A.06 of the NYSE Listing Standards and Rule 10A-3 promulgated under the Exchange Act.

The Audit Committee oversees Artivion’s financial processes and the Company’s information security preparedness on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in Artivion’s Annual Report on Form 10-K for fiscal 2021 and discussed them with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board of Directors and the Audit Committee have adopted a written Audit Committee Charter. Since the first quarter of 2004, Artivion has retained a separate accounting firm to provide internal audit services. The internal audit function reports directly to the Audit Committee and, for administrative purposes, to the Chief Financial Officer.

During fiscal 2021, management completed the documentation, testing, and evaluation of Artivion’s system of internal controls over financial reporting and the associated information security preparedness in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept informed of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Ernst & Young, Artivion’s independent registered public accounting firm, at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management on internal controls over financial reporting contained in Artivion’s Annual Report on Form 10-K for fiscal 2021, as well as Ernst & Young’s Reports of Independent Registered Public Accounting Firm included in Artivion’s Annual Report on Form 10-K for fiscal 2021 related to its audit of (i) Artivion’s consolidated financial statements and (ii) the effectiveness of Artivion’s internal controls over financial reporting. The Audit Committee continues to oversee Artivion’s efforts related to Artivion’s internal controls over financial reporting and management’s preparations for the evaluation thereof for fiscal 2021.

The Audit Committee reviewed with Ernst & Young, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Artivion’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and applicable rules and regulations. Ernst & Young also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young and management the firm’s independence from management and Artivion.

The Audit Committee discussed with Ernst & Young the overall scope and plans for its audit. The Audit Committee met with Ernst & Young, with and without management present, to discuss the results of its examination, its evaluation of Artivion’s internal controls, and the overall quality of Artivion’s financial reporting.

In connection with its review of Artivion’s accounting and financial controls, on a quarterly basis, the Audit Committee discusses with management the adequacy of Artivion’s information security preparedness and the types of information technology risks, controls, and procedures and any related issues that could affect the adequacy of Artivion’s internal controls or general operations, including as they relate to information security. Assessments of Artivion’s information security program, including evaluations about its policies, procedures, infrastructure, access control, and change management, were performed by the independent external auditing firms Ernst & Young, Hancock Askew & Co., LLP, and RWT Crowe GmbH.

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In reliance on the reviews and discussions referred to above, the Audit Committee members did not become aware of any material misstatement in the audited financial statements and recommended to the Board of Directors that the audited financial statements be included in Artivion’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. The Audit Committee has approved Ernst & Young as Artivion’s independent registered public accounting firm for fiscal 2022.

Audit Committee

THOMAS F. ACKERMAN, CHAIR

HARVEY MORGAN

DANIEL J. BEVEVINO

The foregoing Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference to this Proxy Statement into any filing of the Company’s under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference.

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PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

Artivion seeks a non-binding vote from its stockholders to approve the compensation paid to our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. This vote is commonly referred to as a “Say on Pay” vote because it gives stockholders an opportunity to express their approval or disapproval of the Company’s executive officer pay practices.

As discussed in detail in the Compensation Discussion and Analysis that follows, our executive officer compensation programs are designed to attract, retain, motivate, and reward executive officer talent that is able to, and appropriately incented to, deliver on Artivion’s short and long-term growth, on other strategic objectives, and on Artivion’s commitments to its stockholders, in particular, long-term value creation. We believe that the form and amount of compensation we provide to our current Named Executive Officers appropriately reflects their extensive management experience, continued high performance, and exceptional service to Artivion and our stockholders.

During 2021, the COVID-19 pandemic continued to have an impact on the Company’s business and employees, and agile, resilient, and effective leadership from management was necessary to reduce the effects of the pandemic. The Compensation Committee considered throughout the year how to incent such leadership and retain key leaders in light of an increasingly intense war for talent, while acknowledging the potential adverse impact of the pandemic on the Company’s performance against the financial metrics selected in 2021 for performance-based compensation. To facilitate stockholders’ review of the executive officer compensation program, we are providing details regarding the program and the performance and payouts related thereto.

We invite you to consider the details of our executive officer compensation program as disclosed more fully throughout this Proxy Statement. Regardless of the outcome of this “Say on Pay” vote, Artivion welcomes input from its stockholders regarding executive officer compensation and other matters generally related to the Company’s success. We believe in a corporate governance structure that is responsive to stockholder concerns. We view this vote as a meaningful opportunity to gauge stockholder approval of our executive officer compensation policies. Given the information provided in this Proxy Statement, the Board of Directors asks you to approve the following advisory resolution:

“Resolved, that Artivion’s stockholders approve, on an advisory basis, the compensation paid to Artivion’s Named Executive Officers, as disclosed in this Proxy Statement.”

Required Vote

The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome. As previously disclosed and approved by the stockholders, the Board of Directors currently submits a Say on Pay proposal annually. The annual frequency of this disclosure and approval was the subject of a vote of the stockholders at the Company’s 2017 Annual Meeting and was supported by more than 77% of stockholders who voted. Frequency of “Say on Pay” votes will be up for consideration again by the stockholders at the Company’s 2023 Annual Meeting.

The Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE COMPENSATION PAID TO ARTIVION’S NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the principles, objectives, and features of our executive compensation program as applied to our chief executive officer and the other named executive officers included in the Summary Compensation Table of this Proxy Statement (collectively, our “Named Executive Officers” or “NEOs”). For 2021, our NEOs were:

•J. Patrick Mackin	President, Chief Executive Officer, and Chairman of the Board of Directors
•D. Ashley Lee	Executive Vice President, Chief Financial Officer, and Chief Operating Officer
•Jean F. Holloway	Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary
•John E. Davis	Senior Vice President, Global Sales and Marketing
•Marshall S. Stanton	Senior Vice President, Clinical Research and Chief Medical Officer

Executive Summary

The Compensation Committee (referred to in this section as the “Committee”) generally considers and approves executive officer compensation each year at a meeting held in the first quarter of the fiscal year. These compensation decisions take into account a variety of information and analyses, including, but not limited to, alignment of compensation vehicles with the Committee’s Compensation Philosophy, prior-year Company and individual executive officer performance (including the Company’s share price), current-year performance expectations and key business objectives, any changes in roles and responsibilities of executives, the external environment for talent, and competitive market data and market trends from various sources, including from the Committee’s independent compensation consultant and management.

2020 Say on Pay Vote and 2021 Program Decisions

At Artivion’s Annual Meeting of Stockholders on May 19, 2021, 96% of the stockholder votes cast were in favor of our NEOs’ 2020 compensation. This advisory vote indicated strong stockholder support for our executive officer compensation program, including our NEO compensation.

The Committee considered these 2020 advisory vote results as it evaluated its compensation policies and made compensation decisions subsequent to the 2021 Annual Meeting. Based in part on this consideration, together with individual executive officer performance, retention considerations, and the Company’s actual and expected performance as of February 2021, including its share price, as well as competitive market data and recommendations from various sources, including from the Committee’s independent compensation consultant and by management, during February 2021, the Committee considered modifications to the Company’s 2021 executive officer compensation programs as explained in more detail below.

During much of 2021, the COVID-19 pandemic, including related hospital-staffing shortages and supply-chain challenges (collectively, the “impact of COVID-19”) continued to have an adverse impact on the Company’s operations and its financial results. The uncertainty about both the duration and severity of the pandemic also made it more challenging to select metrics and establish financial goals for the Company’s incentive programs. Therefore, in designing its compensation program, the Committee considered how to account for the impact of COVID-19 during 2021 and any period in 2021 in which it was anticipated that there may be little-to-no impact from COVID-19. The Committee further considered how to set performance metrics and targets to continue to incent the highest levels of performance from management during a critical time, deliver on stockholder value creation during a prolonged period of uncertainty, and also retain members of management it deemed key to the continued financial and operational success of the Company. The following is a summary of the Committee’s significant considerations and decisions made regarding NEO compensation for 2021:

•NEOs, except for Mr. Stanton who did not join Artivion until March 2021, received 2021 base salary increases of 3%, based on considerations such as personal performance, Company performance, and market positioning;

•The Committee maintained the same percent-of-salary targets for 2021 cash bonuses that it used in 2020 to reflect Company performance and market positioning, at the following percentages of base salary: Mr. Mackin at 100%; Mr. Lee at 60%; and Ms. Holloway and Messrs. Davis and Stanton at 50%, with Mr. Stanton’s target bonus being prorated based on his period of employment in 2021;

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•The Committee adopted the same metrics for both the annual cash bonus and annual performance share plans, concluding, with input from its advisors and management, that it was appropriate to do so because these metrics were believed to be the most significant drivers of Company performance and stockholder value creation in 2021. The payout for the cash bonus was capped at 200% overall of target, inclusive of any adjustments for a personal performance modifier, and the performance share plan was capped at 150% with no modifier for personal performance;

•The Committee decided to maintain in 2021 the same types of annual equity vehicles (stock options, restricted stock awards, and performance stock units (“PSU”)) for officer annual long-term incentive awards that it had used in 2020 and prior years, as well as an equal allocation among the equity vehicles based on estimated grant date fair value;

•The Committee slightly increased the target annual equity value from 2020 to 2021 for all NEOs both as a reward for exceptional individual performance during the pandemic year of 2020, and to bring annual equity targets more in-line with market medians for such officers, which have increased over the past several years. The target equity values for NEOs annual equity in 2021 were as follows: Mr. Mackin’s was $2,474,404; Mr. Lee’s was $555,000; Ms. Holloway’s was $485,000; and Mr. Davis’s was $450,000. As a reward for exceptional personal performance in 2020, Mr. Lee and Ms. Holloway received an increase of 5% above their 2021 target equity value, resulting in 2021 adjusted target equity values of $582,750 and $509,250, respectively;

•In the first quarter of 2021, due to the continued impact of COVID-19, the Committee adopted a framework for the cash bonus and performance stock plans that included both entire-year non-financial metrics weighted at a minimum of 50%, and a constant currency revenue growth financial metric based on a period in 2021 over the same period in 2019 (presumed to be a non-COVID period), with a presumed target payout at 9% growth. In July 2021, the Committee believed, based on then-available data, that the impact of COVID-19 on the Company’s business had sufficiently subsided to the point that revenue growth in-line with the Company’s strategic goals was achievable for the second half of 2021. The Committee therefore decided to finalize at that time the metrics for both the 2021 cash and performance stock plans as follows: (a) non-financial performance in key strategic areas, weighted at 50%; and (b) a financial metric, also weighted at 50%, of 9% constant currency revenue growth in the second half of 2021 over the second half of 2019. The Committee approved the following full-year non-financial metrics as they were deemed to be the most likely to positively impact the Company’s 2021 business performance and lay the groundwork for success in 2022 and beyond: (1) employee safety and welfare; (2) supply chain continuity; (3) liquidity; (4) divestiture of the non-strategic PerClot product line; (5) submission of the PerClot PMA in 2021; and (6) submission of the PMA/S for ProAct Mitral Low INR in 2021;

•The Committee approved the following new-hire equity awards for Mr. Stanton, which were issued upon his joining Artivion in March 2021 and were in lieu of any annual grants for 2021: (1) a restricted share award in the amount of $200,000; and (2) a grant under the Company’s Long Term Incentive Plan (“LTIP”) in the amount of 13,468 performance stock units (the same number awarded to other Senior Vice Presidents), which was prorated to 7,591 performance stock units based on his period of employment in the entire five year performance period of 2019-2023;

•In February 2021, the Committee approved a one-time retention equity grant for Ms. Holloway in the form of a restricted stock award with a grant date fair value of $360,000. The award vests equally in thirds over three years;

•In 2019, the Committee approved the LTIP, a long-term incentive, performance-based equity grant, that included three performance periods, or “tranches,” spanning a total of five years. In the first quarter of 2021, even though the last year of the performance period for tranche one was 2021, it became evident that the first tranche of the Company’s LTIP, representing 60% of the entire award, would not payout as a result of the unanticipated impact of COVID-19 in 2020 on the Company’s business performance. As a result, it was clear that the first tranche of the LTIP would have no retentive value or incentivizing impact on executive behavior for 2021, during a period when it was even more critical for the executive team to be focused on revenue growth and long-term value creation. Nonetheless, the Committee decided to make no mid-stream adjustments to the LTIP and allowed the first tranche to payout at zero. The Committee decided, however, that the same considerations that led the Committee to grant the LTIP in the first place—a focused incentive for management to deliver at least 9% constant currency revenue growth and an increasingly competitive external talent market—continued to be valid in 2021, particularly in light of the continued impact of COVID-19 into 2021. The Committee also wished to provide officers with the additional related incentive to drive recovery from COVID-19 in the Company’s 2021 business performance. Accordingly, the Committee decided to issue executives a one-year performance stock unit award (the “2021 LTIP PSU”) based on the same metrics that applied in the LTIP, with the exception of the elimination of the gross margin modifier, to reflect management’s recommendation to make continued significant investment in 2021 to lay the groundwork for

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success in 2022 and beyond, as well as to level payouts among all executives. To further incent executives to drive at least 9% constant currency revenue growth in 2021 and to align executives’ interests with those of stockholders, the Committee determined that the 2021 LTIP PSU would be based on a number of shares, not overall value of shares at the time of grant, to reflect the fact that the share price in 2021 was lower than it had been in 2019 when the LTIP was granted. The target number of shares for NEOs under the 2021 LTIP PSU was one-third of the target number of shares in the first tranche of the 2019 LTIP as follows: Mr. Mackin’s was 20,202 shares; Mr. Lee’s was 3,367 shares; Ms. Holloway’s and Messrs. Davis’s was 2,693 shares; and Mr. Stanton’s was 2,206 shares reflecting the period of his employment in 2021; and

•For the 2021 LTIP PSU, the Committee adopted a design metric of performance stock unit awards at 100% of payout based on the constant currency revenue growth rate of 9% in the second half of 2021 over the same period in 2019, with a maximum payout of 200% of target.

Pay-for-Performance Alignment, Including Incentive Plan Designs and Metrics in View of the Continuing Impact of COVID-19

The Committee believes it has developed a compensation program that ensures that the interests of the Company’s executive officers, including its NEOs, are aligned with those of its stockholders by strongly linking executive officer compensation with Company and personal performance at levels such that executive officers are incented to drive long-term value creation. The key pay-for-performance aspects of the 2021 executive officer compensation program are described below:

•50% or more of each NEO’s total target direct compensation is in the form of variable pay tied to individual and Company performance;

•Short-term incentives are designed to be based significantly on revenue growth and non-financial performance in key strategic areas, as defined below, factors over which executive officers are believed to have substantial control and which are intended to incentivize executive officers to achieve Company target performance on key financial metrics and lay the groundwork for Company performance in future years;

•Targets for short-term incentive opportunities are set at challenging levels designed to incentivize executive officers to achieve business growth at or above levels expected by stockholders. The incentive plan designs and metrics adopted by the Committee partially in light of circumstances created by COVID-19 reflect the challenging levels of performance required to achieve full payouts and the focus on incentivizing the actions necessary to achieve short- and long-term business growth;

•Annual long-term incentive opportunities are equity-based and include stock options, which only provide value to executive officers if the stock price increases beyond the grant date price, and performance stock units, which are designed to be earned if specified results at challenging levels for revenue and non-financial performance in key strategic areas, as defined below, are attained, thereby incentivizing executive officer performance that furthers our strategic goals and drives stockholder value. Such performance stock units, however, are not fully earned if such challenging levels are not met, as was the case with the first tranche of the 2019 LTIP. The incentive plan designs and metrics adopted by the Committee, bearing in mind the circumstances created by COVID-19, are in keeping with the Committee’s goals of pay-for-performance;

•NEOs are subject to stock ownership requirements to ensure alignment with stockholders and to encourage executive officers to maintain a long-term view of Company performance; and

•Our Clawback Policy is designed to diminish the likelihood that executive officers unjustly benefit in cash or equity from material misstatements in our financial statements.

As described in this Proxy Statement, in 2021, the executive officer compensation program effectively delivered pay-for-performance, appropriately reflecting the challenge to the business from the impact of COVID-19. In addition, over the past few years, the actual pay to executives through incentive programs has been less than the pay opportunity. For example:

•The three-year average payout for the cash bonus was 90.1% of target in 2019-2021;

•In 2020, the payout for the cash bonus was 62.5% of target;

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•As set forth above, the entire first tranche of the LTIP grant, which represented 60% of the total grant value, was forfeited at year-end 2021 as performance goals were not achieved due primarily to the negative impact of COVID-19 on the Company’s financial results, and not due to the performance of management; and

•The impact of COVID-19, also experienced by our stockholders, impacted certain elements of the Company’s executive compensation, in that the realized pay was lower than the pay opportunity at the grant date for options, restricted stock awards, and performance stock units during 2019-2021.

The below chart illustrates some of the above-listed points as they relate to the target versus the realized compensation of the Company’s Chief Executive Officer during 2019-2021.

Artivion CEO Pay 2019-2021
$16,000,000
$12,000,000
$8,000,000
$4,000,000
$0
$14,701,677
$10,044,115
Target Value
Realizable
Salary
Bonus
PSUs
SOs
RSUs
LTIP
Other

(1)Salary includes 2020 amount replaced with phantom equity.

(2)Total bonus paid out at 90.5% of target.

(3)Average PSU payout at 97.5% of target.

(4)All stock options valued using updated Black Scholes as of December 31, 2021. All options granted during 2019-2021 had zero realizable value as of December 31, 2021.

(5)First tranche of the 2019 LTIP grant (60% of the total award) was entirely forfeited.

(6)Other tranches of the 2019 LTIP grant assumed to be at 100% of target shares granted.

(7)The 2021 LTIP PSU payout is at 118% of target shares granted.

(8)All stock awards valued based on $20.35, which was the closing price on December 31, 2021.

Throughout this Proxy Statement, we refer to the revenue performance measure as reported in our 2021 Form 10-K filed on February 22, 2022, which is attached as Appendix A to this Proxy Statement.

Roles and Responsibilities

Compensation Committee

The Committee determines and approves the compensation of Artivion’s executive officers, including the NEOs. The Committee is supported by the Chief Executive Officer, other executive officer management, an independent compensation consultant, and other advisors that the Committee, or management on its behalf, consults from time to time, as well as information and data supplied by each of these persons. The consultant attends Committee meetings when invited and provides input, information, and data as requested by the Committee. The Committee regularly meets in executive session without the Chief Executive Officer or any members of management present. For 2021, the Committee made compensation decisions based on its own considerations and analyses, the Compensation Philosophy of the Committee, as well as on information provided by and recommendations from management, the Committee’s independent compensation consultant, and other advisors. Our Chief Executive Officer does not exercise any decision-making authority over his own compensation or participate in Compensation or Corporate Governance Committee meetings or Board meetings regarding his own compensation, except to discuss his own performance and compensation with those Committees or the Board during his annual performance review.

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Independent Compensation Consultant

The Committee has the authority to engage consultants, including compensation consultants, to assist with its responsibilities. With respect to general executive officer compensation decisions made during fiscal 2021 and regarding 2021 compensation, the Committee retained Willis Towers Watson as its primary compensation consultant for general executive officer compensation matters. The compensation consultant reports directly to the Committee, is directed by the Committee, and provides only those services authorized by the Committee. The compensation consultant provides no other services to Artivion. The compensation consultant generally performs an annual review of officer compensation and biennial review of non-employee director compensation, analyzes the relationship between executive officer pay, including that of our Chief Executive Officer, and Company performance, compares executive officer and non-employee director compensation against such compensation of appropriate comparable companies and industry standards, informs the Committee of emerging practices and trends, assists with special projects at the request of the Committee, and attends Committee meetings when invited. In February 2021, and again in February 2022, the Committee assessed the independence of Willis Towers Watson pursuant to applicable SEC and NYSE rules and concluded that Willis Towers Watson was independent and its work for the Committee did not raise any conflict-of-interest concerns.

Compensation Philosophy and Objectives

The Committee’s Compensation Philosophy is to attract, retain, motivate, and reward executive officer talent that has the capability, and is appropriately incented, to deliver on the Company’s short and long-term growth and other strategic objectives and on the Company’s commitments to its stockholders, in particular long-term value creation. To that end, the Company has designed the compensation program to align with corporate strategy and short-term and long-term objectives, achieve market competitiveness, emphasize pay-for-performance, align with stockholder interests, balance the interests of key stakeholders, incent management to address unforeseen challenges, such as the COVID-19 pandemic, that might otherwise reduce an executive officer’s compensation, and recognize the unique attributes specific to Artivion and its executive officer team. Each primary component of compensation is intended to accomplish one or more of these objectives, as summarized in the table below.

As set forth above, the COVID-19 pandemic continued to have an adverse impact on our business and, accordingly, on our financial performance in 2021, which was largely outside of the ability of our executive officer team to control. During 2021, however, it was essential to the Company’s short and long-term success that the executive officer team remain resilient and agile and successfully manage through the pandemic and deliver on key strategic initiatives. These initiatives included some of the Company’s conventional objectives as well as specific objectives to minimize the negative impact of the pandemic on the Company and position the Company well for recovery once the impact from COVID-19 began to subside. To incent such executive officer performance, and reward and retain executive officers who could achieve these performance goals, the Committee adopted certain modified incentive plans and performance metrics and payouts as described in the table and descriptions below.

Compensation Component	Primary Purpose	Form	Performance Linkage
Base Salary	Provide sufficiently competitive pay to attract, retain, motivate, and reward experienced and capable executive officer talent.	Cash

Base salaries are determined based on individual executive officer performance, competitive market positioning, internal pay equity, and other factors; in addition, Company performance impacts the decision of whether or not any salary adjustments are made when they are established in February of each year.

Short-Term Incentive

Encourage and reward both individual achievement of performance objectives and aggregate Company performance against short-term financial and operating goals, maintain market competitiveness for top executive officer talent, and recognize the unique attributes an executive officer brings to the Company.

Cash

Short-term incentive payouts are 100% performance-based, with the structure for fiscal 2021 having payouts 50% based on revenue growth during the second half of 2021 and 50% based on entire-year non-financial performance in key strategic areas. The payout can then be increased or reduced by up to 20% based on individual executive officer performance up to an overall cap of 200%.

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Compensation Component	Primary Purpose	Form	Performance Linkage
Long-Term Incentive – Annual Equity

Encourage and reward long-term stockholder value creation, retain highly capable executive officer talent, and facilitate long-term stock ownership among our executive officer team to further align executive officer and stockholder interests.

Performance Stock Units Stock Options Restricted Stock Awards 2021 LTIP PSU

PSUs and LTIP PSUs are only earned if specific levels of Company performance are achieved during the relevant performance period. For fiscal 2021, PSU payouts were based 50% on revenue growth during the second half of 2021 and 50% based on entire-year non-financial performance in key strategic areas, up to a cap of 150%. LTIP PSU payouts were based 100% on revenue growth during the second half of 2021.

Stock options deliver realizable value to executive officers only if the stock price increases beyond the grant date stock price; the realizable value of restricted stock awards is linked to Artivion’s stock price after the grant date.

Compensation Mix

The Committee approves the primary components of the executive officer compensation program and generally intends for it to provide more variable pay opportunities than fixed pay opportunities and to place significant weight on long-term incentive opportunities. The Committee believes that this results in a pay program that aligns pay and performance. The following table summarizes the original target pay mix for the NEOs for fiscal 2021 as determined by the Committee in February 2021.

Compensation Component	Mackin	Lee	Holloway	Davis	Stanton
Salary ($)(1)	727,798	464,412	385,765	368,750	307,192
Short-Term Incentive (at target) ($)(2)	727,798	278,647	192,882	184,375	153,596

Long-Term Incentive(3)

- Annual Equity (Grant Date Fair Value at target) ($)

- 2021 LTIP PSU (Grant Date Fair Value at target) ($)

- One-Time Retention RSA Grant (Grant Date Fair Value) ($)

- New-Hire RSA Grant (Grant Date Fair Value) ($)

	2,474,463 503,030	582,750 83,838	509,245 67,056 360,004	450,006 67,056	187,953 54,621 200,009
Target Total Direct Compensation ($)	4,433,088	1,409,647	1,514,952	1,070,187	903,370
% Fixed(4) % Variable(5)	16.4 83.6	32.9 67.1	25.5 74.5	34.5 65.5	34.0 66.0
% Short-Term Compensation(6) % Long-Term Compensation(7)	32.8 67.2	52.7 47.3	38.2 61.8	51.7 48.3	51.0 49.0

(1)Salary was set by the Committee in February 2021, except for Mr. Stanton’s, which was set in March 2021 when he joined Artivion and prorated based on the term of his employment.

(2)Due to the continued impact of COVID-19, Short-Term Incentive (cash bonus) was tied to both financial and non-financial performance metrics. Mr. Stanton’s target cash bonus was prorated based on the term of his employment.

(3)Long-Term Incentive - Annual Equity and 2021 LTIP PSU (Grant Date Fair Value at target) is based on a grant date closing share price of $24.90 for (i) the restricted stock and performance stock units for Messrs. Mackin, Lee, and Davis and Ms. Holloway and (ii) the one-time retention grant of restricted stock for Ms. Holloway, and a closing share price of $24.76 for Mr. Stanton, with his awards being prorated based on the term of his employment. Mr. Stanton’s New-Hire RSA Grant (Grant Date Fair Value) is based on a grant date closing share price of $23.50.

(4)Salary as a percentage of Target Total Direct Compensation.

(5)Short-Term Incentive plus Long-Term Incentive as a percentage of Target Total Direct Compensation.

(6)Salary plus Short-Term Incentive as a percentage of Target Total Direct Compensation.

(7)Long-Term Incentive as a percentage of Target Total Direct Compensation.

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Market Analysis

As part of its decision-making process, the Committee requests and reviews relevant market data regarding executive officer compensation levels, Company performance, and the relative relationship between executive officer pay and Company performance. However, the Committee views this data as one of many inputs to its decision-making process, which also includes other assessments of the Company’s performance, assessments of each executive officer’s performance, the need to address unforeseen challenges, significant changes in roles and responsibilities, internal pay equity among executive officers, and retention considerations.

Each year, the Committee reviews and considers an executive officer compensation study prepared by Willis Towers Watson, additional compensation data provided by management, and internal equity information. The executive officer compensation study is generally completed in the fourth quarter of the year and is used to inform the Committee’s decisions regarding the subsequent year’s compensation. Accordingly, the relevant study and market information reviewed by the Committee with regard to 2021 officer compensation was prepared in the third quarter 2020 and presented to the Committee in the fourth quarter of 2020. We refer to this study as the “2020 Study.” The Committee reconsidered the 2020 Study for continued applicability at its first quarter 2021 meetings. As in prior years, the 2020 Study assessed both the competitiveness of pay levels, generally and by some specific positions, as well as the alignment of pay with Company performance.

The Company’s 2021 compensation peer group, which is described in more detail below, had median revenues, based on the latest figures available at the time the 2020 Study was prepared, of $341.0 million and median market capitalization as of June 2020 of $1.1 billion. In addition to using officer pay information as disclosed by companies in the compensation peer group, the 2020 Study used survey data drawn from three compensation surveys of U.S. companies, including biotech and healthcare companies, with targeted revenues of $200 - $500 million, in order to approximate the Company’s estimated revenue for 2021. With respect to all NEOs included in the 2020 Study, the data in the study was an even blend of the 2021 peer group and the survey information. In each case, Willis Towers Watson trended the compensation data forward to January 1, 2021 by a factor of 3.0%. We refer to the blended 2021 peer group and survey compensation data for all NEOs as the “2021 Peer Group Information.”

The following peer companies were used for the 2020 Study.

Peer Company(1)	FYE Revenue(2) ($)
Penumbra, Inc.	547.4
Quidel Corporation	534.9
Natus Medical Incorporated	495.2
Orthofix Medical, Inc.	460.0
BioTelemetry, Inc.	417.3
Nevro Corp.	390.3
Accuray Incorporated	382.9
Lantheus Holdings, Inc.	347.3
Luminex Corporation	334.6
RTI Surgical Holdings, Inc.	308.4
AngioDynamics, Inc.	264.2
Cardiovascular Systems, Inc.	236.5
AtriCure, Inc.	230.8
iRhythm Technologies, Inc.	214.6
Cutera, Inc.	181.7
OraSure Technologies, Inc.	154.3
Median	341.0
Artivion’s 2021 Revenues	298.8

(1)The Committee believed that the pay practices of these companies provided a useful reference point for pay and performance comparisons at Artivion, especially considering Artivion’s anticipated growth.

(2)Latest FYE revenue, in millions, at the time the peer group was developed.

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The following survey sources were used in the 2020 Study:

•2020 Willis Towers Watson US General Industry Executive Compensation Survey;

•2020 Mercer General Industry Executive Compensation Survey; and

•2020 Radford Global Life Sciences Survey.

The peer companies were recommended by Willis Towers Watson and considered and approved by the Committee. In approving the peer group, the Committee considered the fact that each company is (or was at the time) publicly-traded, operates in a similar industry, is similar in size, scope, and complexity, and is reasonably representative of our pool for executive officer talent, although Artivion routinely recruits from much larger medical device companies. The Committee also concluded that the companies are (or were at the time) within a reasonable range of Artivion’s historical, current, or projected revenues. Nonetheless, the Committee reviews and considers changes to the peer group and survey sources in connection with each year’s study. It does so to ensure that the peer group and survey sources continue to reflect appropriate reference points for Artivion. For example, in the third quarter of 2021, the Committee (at the recommendation of Willis Towers Watson) made several changes to the peer group that the Committee used for its current-year analysis, namely: (1) BioTelemetry, Inc. and Luminex Corporation were removed, as they have been acquired; (2) Quidel Corporation and Penumbra, Inc. were removed due to revenue and market cap now exceeding the Committee’s desired parameters; (3) RTI Surgical Holdings, Inc. was removed due to recent restructuring; and (4) Tandem Diabetes Care, Inc., Inogen, Inc., Glaukos Corporation, Tactile Systems Technology, Inc., and SeaSpine Holdings Corporation were added to the peer group.

2021 Compensation Components

The primary components of Artivion’s executive officer compensation program are base salary, short-term incentives, and long-term incentives. Artivion also provides executive officers with tax-deferred savings opportunities, participation in Company-wide benefits programs, and limited perquisites.

2021 Base Salary

The Committee generally reviews base salary levels each February as part of its overall review and approval of the executive officer compensation program. Based on its review in late 2020 and early 2021, the Committee determined it was appropriate to increase NEOs’ base salaries 3.0% above 2020 levels.

Comparison of 2020 and 2021 Base Salaries
Executive Officer	2020 ($)	2021 ($)	Increase (%)
Mackin	706,600	727,798	3.0
Lee	450,885	464,412	3.0
Holloway	374,529	385,765	3.0
Davis	358,010	368,750	3.0
Stanton	—	375,000	—

Analysis

The 2020 Study showed that the base salaries for our NEOs were within a competitive range of 96-107% of the median for similarly situated employees at companies in the Company’s peer group. Based on input from management and in consultation with Willis Towers Watson, the Committee approved merit increases for 2021 for all executive officers of 3.0%, with the exception of executive officers whose employment responsibilities or job title had changed between 2020 and 2021. In approving salary increases for NEOs, the Committee considered current market positioning, both individual and Company performance during 2020, and the Company’s budget for salary increases generally for all employees.

2021 Short-Term Incentives – The 2021 Cash Bonus Plan

The Committee adopted the “2021 Cash Bonus Plan” as set forth above at pages 24-25.

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Analysis – Program Design

The table below shows the performance metrics set for the 2021 Cash Bonus Plan as finalized in July 2021.

2021 Performance Goals
Performance Measure	Weight (%)	Threshold	Target	Stretch	Maximum
Entire-Year, Non-Financial Metrics	50	Minimal Achievement	Satisfactory Achievement	Exceptional Achievement	Outstanding Achievement
Non-Financial Metrics Potential Payouts (%)		0	100	115	130
Revenue Growth Rate; Constant Currency (2H 2021 v. 2H 2019)	50	3.6% growth	9.0% growth	12.8% growth	16.6% growth
Financial Metric Potential Payouts (%)		60	100	150	200
- The final payout can be increased or decreased, up to 20%, based on an individual executive officer’s performance.

See Appendix A to this Proxy Statement for further details regarding the revenue performance measure.

The Committee believed that the 2021 threshold and target performance levels for the non-financial metrics and revenue were challenging and would drive stockholder value creation. The 2021 revenue target performance level was within the range of 2021 product and service revenue guidance publicly announced by Artivion.

For the 2021 Cash Bonus Plan, the performance metrics were revised from 2020, with a 100% payout for performance at target levels, a 200% total cap on payout, and the following additional primary features:

•Entire-Year, Non-Financial Metrics (50% of payout):

oMetrics were key strategic areas that the Committee determined were likely to impact the Company’s 2021 performance and lay the groundwork for success in 2022 and beyond. They included: (1) employee safety and welfare; (2) supply chain continuity; (3) liquidity; (4) the divestiture of the non-strategic PerClot product line; (5) submission of the PerClot PMA in 2021; and (6) submission of the PMA/S for ProAct Mitral Low INR in 2021; and

oPayout levels shown in the above “2021 Performance Goals” table.

• Revenue Growth Rate, Constant Currency (2H 2021 v. 2H 2019) (50% of payout):

oPayout levels shown in the above “2021 Performance Goals” table.

•Each individual executive officer’s short-term incentive was then subject to an increase or decrease of up to 20% based on the executive officer’s personal performance, subject to the 200% overall cap discussed above.

In arriving at its decision to approve the 2021 final metrics and payouts, the Committee took into consideration the following:

•The Committee’s belief that the core plan design and its pay-for-performance orientation achieved the objectives of the Committee’s Compensation Philosophy;

•The Committee’s belief that the achievement of key strategic non-financial metrics and revenue growth were key to incentivizing executive officers to achieve Company performance that will further the Company’s strategic business plan and ultimately deliver value to stockholders, without encouraging excessive risk taking by executive officers;

•The plan’s similarity to the short-term incentive plans of the Company’s peer group companies;

•The continuing impact of COVID-19 on the Company’s operations;

•The external “war for talent” and “great resignation” environments;

•Artivion’s 2020 performance, and whether any changes to performance metrics were required to achieve 2021 business goals; and

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•Recent historical payout levels that the Committee believed indicated that performance goals over the last few years had been set at reasonably challenging levels, such as the below-market payout on the short-term incentive plan in 2020 of 62.5%.

The Committee sets short-term incentive opportunities, in conjunction with a review of base salaries, as part of executive officers’ overall target total cash compensation. The Committee decided to use for 2021 both non-financial and financial metrics, believing that such metrics would continue to motivate executive officers to achieve financial measures core to stockholder value creation, as well as contribute to the Company’s success in 2021 and beyond. The Committee also believed that, during a prolonged period of uncertainty, using a personal performance metric modifier of the overall bonus would better reflect the Committee’s intent to align pay with performance. Overall, the Committee believed the 2021 Cash Bonus Plan was appropriately incentivizing given the executive officers’ roles and authority within Artivion, and that the size of the incentives was appropriate based on the 2021 Peer Group Information and internal pay equity considerations.

Analysis – Plan Payout

The 2021 Cash Bonus Plan payouts in early 2022 were based on actual non-financial and financial performance results of Artivion relative to the predetermined goals, both of which exceeded the targets for payout under the plan. With respect to the financial metrics, the Company achieved 9.36% constant currency revenue growth in the second half of 2021 compared to that same period in 2019, the most recent time period prior to the onset of the COVID-19 pandemic, despite the unanticipated and continued impact of COVID-19. That level of constant currency revenue growth resulted in a payout of 104.7% of target.

With respect to the entire-year, non-financial metrics, the Committee took into consideration the Company’s achievements during 2021, which included, but are not limited to, the following:

•Implemented and maintained throughout the year employee health and safety measures that resulted in no material COVID-related lost production or recordable or non-recordable injuries;

•Successfully maintained supply chain continuity and mitigated an increase in COVID-19 supply-chain-related issues;

•Maintained positive liquidity, while fully funding expansions at our facilities in Austin and Hechingen and key clinical trials such as ProAct Xa and ProAct Mitral;

•Successfully completed the divestiture of the non-strategic asset, PerClot;

•Filed the PerClot PMA, which was accepted by the FDA, and laid the groundwork for obtaining the PMA in 2022; and

•Filed the PMA/S for ProAct Mitral PMA/S, which was accepted by the FDA and laid the groundwork for obtaining the PMA/S in 2022.

Based on the Committee’s overall evaluation of the Company’s 2021 performance and achievements in these key strategic non-financial areas, the Committee determined a payout at 115% of target on the non-financial metrics. This determination reflected the Committee’s assessment that the Company’s performance was satisfactory in some areas and outstanding in others, resulting in an overall performance that exceeded expectations. When combined with the financial-performance-related payout of 104.7% (discussed above), total 2021 Cash Bonus Plan payout was established at 109.9% of target. In addition, as a result of exceptional personal performance during a second-straight year in which the Company experienced continued, and unanticipated, COVID-19-related impacts to its global operations, the Chief Executive Officer recommended, and the Committee approved, a 10% increase to the NEOs’ (and certain other executives’) calculated cash bonuses.

Mr. Mackin’s 2021 Cash Bonus Plan payout in early 2022 was also based on the same considerations. The Board of Directors reviewed Mr. Mackin’s individual performance relative to his individual goals for 2021 and, after receiving the Committee’s certification of the 2021 performance metrics and adjusted payouts and the Committee’s recommendation, approved the Chief Executive Officer’s bonus payout at the amount below, including a 10% increase to Mr. Mackin’s cash bonus as a reward for exceptional personal performance during 2021.

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The following tables show the performance results for the original 2021 performance metrics, the original payout, and the adjusted payout of short-term incentive paid to each NEO.

2021 Annual Incentive Program (Cash Bonus Plan) Actual vs. Target Performance
Performance Measure	Weight (%)	Actual Performance	Target Performance	Payout % of Target (%)
Entire-Year, Non-Financial Metrics	50	Exceptional Achievement	Satisfactory Achievement	115.0
Revenue Growth Rate; Constant Currency (2H 2021 v. 2H 2019)	50	9.36% growth	9.0% growth	104.7

- The combined, resulting final payout was 109.9% of target.

- The final payout can be increased or decreased, up to 20%, based on an individual executive officer’s performance.

- The final payout cannot exceed 200% of target payout.

2021 Annual Incentive Program (Cash Bonus Plan) Actual vs. Target Payout
Executive Officer	Actual Payout ($)	Target Payout ($)	Company Performance Payout % of Target (%)	Individual Performance Modifier (%)	Total Payout % of Target (%)
Mackin	879,835	727,798	109.9	10.0	120.0
Lee	336,856	278,647	109.9	10.0	120.0
Holloway	233,176	192,882	109.9	10.0	120.0
Davis	222,891	184,375	109.9	10.0	120.0
Stanton	185,682	153,596	109.9	10.0	120.0

The tables above demonstrate how the 2021 Cash Bonus Plan’s actual payouts effectively aligned performance and compensation. Even while the Company continued to experience disruptions to its global operations in 2021 due to the ongoing impact of COVID-19—and in particular the emergence of the Delta and Omicron variants during the second half of the year—the Company’s executive officers guided the Company to an above-target constant currency growth in revenue in the second half of 2021 as compared to that same, non-COVID time period in 2019. Moreover, the executive officers led the Company’s above-target achievement of the entire-year non-financial metrics, which both impacted the Company’s strong 2021 financial performance and laid the groundwork for success in 2022 and beyond, thereby creating long-term value for the Company’s stockholders.

2021 Long-Term Incentives – Annual Equity

Based on input from management and in consultation with Willis Towers Watson, the Committee considered the Annual Long-Term Incentive Program and in the design of the 2021 program, determined to continue with the 2020 program’s mix of equity awards as an equal one-third allocation of total value among stock options, restricted stock, and performance stock units. This mix may be altered for executive officers located outside of the U.S. to accommodate local tax issues.

The Committee determined that the estimated grant date fair value of the awards under the Annual Long-Term Incentive Program in 2021 would be established at these levels to remain market competitive, as reflected in the 2020 Study, based on the anticipated growth of the Company, as well as the continued increase in the complexity of the Company’s business following the acquisitions of JOTEC AG in fiscal 2017 and Ascyrus Medical LLC in fiscal 2020, the distribution agreement with Endospan, which commenced in 2019, and the Company’s rapid growth in international markets.

To determine the number of shares of restricted stock, target performance stock units, and options to be granted, the Committee directed management to determine the number of shares of restricted stock and target performance stock units using the closing share price of the Company’s stock on the grant date, and to also determine the number of stock options using the estimated fair value of the options as of the same date. Grants generally were made on the first permissible trading day following the Committee’s approval of such awards. In this instance, grant values approved by the Committee were converted to shares using a stock price of $24.90, the closing price on February 17, 2021, the date the grants were made.

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For 2021, and as further described under Analysis below, the performance stock units are subject to the same two performance measures that governed the 2021 Cash Bonus Plan: (1) entire-year, non-financial performance in key strategic areas, weighted at 50%; and (2) constant currency revenue growth in the second half of 2021 as compared to the same period in 2019, also weighted at 50%. See Appendix A to this Proxy Statement for further details regarding the revenue performance measure.

The following table provides the 2021 equity awarded through the Annual Long-Term Incentive Program to the NEOs as approved by the Committee.

2021 Annual Equity Grant Level
Executive Officer	Performance Stock Units(1) (#)	Stock Options(2) (#)	Restricted Stock(3) (#)
Mackin	33,125	93,519	33,125
Lee	7,801	22,025	7,801
Holloway(4)	6,817	19,247	6,817
Davis	6,024	17,008	6,024
Stanton(5)	—	—	—

(1)Reflects the target performance stock unit award level. The actual number of shares earned under the performance stock units was based on performance factors the Committee believed to be appropriate due to the continuing impact of COVID-19 on the Company’s performance. Actual earned shares vest 50% on the first anniversary of the award date or the first available date after the Committee certifies the prior year’s financial metric results, whichever is later (determined to be February 17, 2022, the first anniversary of the award date); 25% on the second anniversary of the award date; and 25% on the third anniversary of the award date.

(2)Stock options vest 1/3 per year beginning on the first anniversary of the grant date.

(3)Restricted stock cliff vests on the third anniversary of the grant date.

(4)In addition to Ms. Holloway’s Annual Equity Grant, in February 2021, the Committee approved a one-time retention equity grant for Ms. Holloway in the form of a restricted stock award with a grant date value of $360,000, which vests 1/3 per year beginning on the first anniversary of the grant date.

(5)Given Mr. Stanton’s March 2021 start date, which was after the Company issued Annual Equity Grants to NEOs, the Committee approved: (1) a new-hire grant of 8,511 shares of restricted stock at a value of $200,000; and (2) a new-hire grant under the Company’s LTIP in the amount of 13,468 performance stock units, which was prorated based upon his period of employment in 2021, valued at $187,953.

Analysis – Program Design

In approving the 2021 long term incentive grant values awarded through the Annual Long-Term Incentive Plan, in February 2021, the Committee considered the following factors:

•Updated market competitiveness analysis by the independent compensation consultant;

•Increased size, geographic scope, and business complexity of the Company following integration of JOTEC AG, the acquisition of Ascyrus Medical LLC, the distribution agreement with Endospan, and continued expansion into Asia and Latin America;

•2020 personal and Company performance;

•The Committee’s continued desire to have an even mix of value among stock options, restricted stock, and performance stock units for the annual awards;

•The compensation program’s design, which emphasizes pay-for-performance and aligns executive officer performance (and resulting compensation) with stockholder interests;

•Performance and retention incentives achieved through the use of annual equity grants;

•The parameters of the 2020 ECIP and the availability of shares under Artivion’s stockholder-approved equity plans; and

•The continuing impact of COVID-19 on the Company’s operations and financial performance.

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The Committee determined vesting schedules in consultation with Willis Towers Watson and management and believed that such vesting provided the appropriate long-term incentive and retention for executive officers’ continued employment. All annual long-term incentive (time-based) awards vest over a three-year period.

For PSUs, the Committee used a design metric identical to the metric set forth above for the 2021 Cash Bonus Plan, concluding, with input from its advisors and management, that it was appropriate to do so because, in the Committee’s estimation, these were the most significant drivers of Company performance and stockholder value creation in 2021. The Committee capped maximum payouts under this program at 150% of the target award. See Appendix A for further details regarding the revenue measure.

Analysis – Plan Payout – PSUs Earned

In arriving at its decision in February 2022 to certify the PSUs earned by NEOs, the Committee took into consideration the Company’s actual performance results relative to the above-described metrics. The following table presents the threshold, target, and maximum performance levels associated with threshold, target, and maximum award opportunities, which fall on a sliding scale for the 2021 PSU annual award grants. The table also provides the actual performance level for 2021, as certified by the Committee, together with the associated level of shares that were earned.

2021 Performance Stock Units – Annual Award
Actual vs. Threshold/Target/Maximum Performance

Performance Measure	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Payout % of Target (%)
Entire-Year, Non-Financial Metrics	Minimal Achievement	Satisfactory Achievement	Outstanding Achievement	Exceptional Achievement	115.0
Non-Financial Metrics Potential Payouts (%)	0	100	130
Revenue Growth Rate; Constant Currency (2H 2021 v. 2H 2019)	4.6% growth	9.0% growth	12.8% growth	9.36% growth	104.7
Financial Metric Potential Payouts (%)	60	100	150	—	—
- Each performance measure is weighted at 50%. - The combined, resulting final payout was 109.9% of target.

See Appendix A for further details regarding the revenue measure.

The 2021 PSU payouts in early 2022 were based on the same results set forth above with respect to the 2021 Cash Bonus Plan, resulting in a payout of 109.9% of target.

The performance stock unit awards will vest based on the executive officer’s continued service: 50% of the shares earned vested on February 17, 2022 (following the Committee’s certification of the adjusted payout of shares under the performance metric); 25% of the shares earned will vest on February 17, 2023; and the remaining 25% of the shares earned will vest on February 17, 2024, assuming the executive officer continues to be employed by the Company on those dates, the Committee takes no action to waive the employment requirement, or the executive officer has retired in accordance with the definition of Retirement set forth in Artivion’s PSU grant agreement.

The following table shows the target payout and the adjusted payout of PSUs granted to each NEO based upon the 2021 performance metrics.

2021 Annual Incentive Program (Annual PSU Plan) Actual vs. Target Payout
Executive Officer	Actual Payout (Shares)	Target Payout (Shares)	Payout % of Target (%)
Mackin	36,404	33,125	109.9
Lee	8,573	7,801	109.9
Holloway	7,492	6,817	109.9
Davis	6,620	6,024	109.9
Stanton	—	—	—

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2021 Long-Term Incentives – 2021 LTIP PSU and Program Design

As previously discussed, in February 2021, the Committee also decided to award executives the 2021 LTIP PSU, pursuant to the metrics, number of shares, and maximum payouts as set forth above at 26.

For 2021, and as further described under Analysis below, the 2021 LTIP PSU was subject to a single performance measure—constant currency revenue growth in the second half of 2021 as compared to the same period in 2019. See Appendix A to this Proxy Statement for further details regarding the revenue performance measure.

The following table provides the 2021 target shares awarded through the 2021 LTIP PSU to the NEOs as approved by the Committee. The target number of shares under the 2021 LTIP PSU was one-third of the target number of shares in the first tranche of the 2019 LTIP (which was completely forfeited as of December 31, 2021).

2021 LTIP PSU Grant Level
Executive Officer	Performance Stock Units(1) (#)
Mackin	20,202
Lee	3,367
Holloway	2,693
Davis	2,693
Stanton(2)	2,206

(1)Reflects the target 2021 LTIP PSU award level. The actual number of shares earned under the 2021 LTIP PSU plan was based on a performance factor the Committee believed to be appropriate due to the continuing impact of COVID-19 on the Company’s performance. Actual earned shares cliff vest on the first anniversary of the award date or the first available date after the Committee certifies the prior year’s financial metric results, whichever is later (determined to be February 17, 2022, the first anniversary of the award date).

(2)Mr. Stanton’s 2021 LTIP PSU target shares were prorated based on his March 2021 start date.

Analysis – Plan Payout – LTIP PSUs Earned

In arriving at its decision in February 2022 to certify the LTIP PSUs earned by NEOs, the Committee took into consideration the Company’s actual performance results relative to the above-described financial metrics (see page 33). The following table presents the threshold, target, and maximum performance levels associated with threshold, target, and maximum award opportunities, which fall on a sliding scale for the 2021 LTIP PSU award grants. The table also provides the actual performance level for 2021, as certified by the Committee, together with the associated level of shares that were earned.

2021 LTIP PSU Award Actual vs. Threshold/Target/Maximum Performance
Performance Measure	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Payout % of Target (%)
Revenue Growth Rate; Constant Currency (2H 2021 v. 2H 2019)	8.5% growth	9.0% growth	11.0% growth	9.36% growth	118.0
Financial Metric Potential Payouts (%)	10	100	200	—	—

See Appendix A for further details regarding the revenue measure.

The 2021 LTIP PSU payouts in early 2022 were based on actual financial performance results of Artivion relative to the pre-determined goals set forth above, which exceeded the target for payout under the plan. This level of constant currency revenue growth resulted in a payout of 118% of target.

The 2021 LTIP PSU awards vested on February 17, 2022 (following the Committee’s certification of the adjusted payout of shares under the performance metric).

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The following table shows the target payout and the adjusted payout of 2021 LTIP PSUs granted to each NEO.

2021 LTIP PSU Award Actual vs. Target Payout
Executive Officer	Actual Payout (Shares)	Target Payout (Shares)	Payout % of Target (%)
Mackin	23,838	20,202	118
Lee	3,973	3,367	118
Holloway	3,177	2,693	118
Davis	3,177	2,693	118
Stanton	2,603	2,206	118

Annual Target Total Direct Compensation

The Committee believed that the blend of annual salary, cash bonus, stock options, restricted stock, and PSUs (including the 2021 LTIP PSU) appropriately achieved the performance, stockholder alignment, and retention objectives of Artivion’s compensation program. The Committee believes that the use of multiple award types is a common practice among industry peers and that the use of PSUs creates an even stronger alignment between pay and performance. The Committee believes that, in addition to incenting long-term performance, annual equity awards encourage continuous performance and retention by reflecting Company success (and changes in the stock price) year over year.

The Committee used a value-based approach, rather than number of shares, to determine the size of 2021 annual equity grants, as it believed that such an approach more accurately matched the intended value of the equity and intended compensation. For the 2021 LTIP PSU, the Committee used number of shares for the reasons set forth above at page 26. The Committee applied vesting schedules for the 2021 equity awards that it believes provided the appropriate annual long-term incentive to retain executive officers.

In determining the individual components of the executive officers’ 2021 annual compensation (i.e., salary, target short-term incentive, and annual long-term incentive), the Committee evaluated the resulting target annual total direct compensation against market benchmarks, as set forth below, accounting for the Committee’s desire to have target annual total direct compensation generally within a competitive range of the Company’s peer group median. The following table summarizes the NEOs’ 2021 target annual total direct compensation, the peer group median, and the primary rationale for each NEO’s compensation at the level shown.

Executive Officer	2021 Target Total Direct Compensation Opportunity(1) ($)	Peer Median(2) ($)	Primary Rationale(3)
Mackin	4,433,088	3,845,000	Within a competitive range of the 50th percentile
Lee	1,409,647	1,255,000	Within a competitive range of the 50th percentile
Holloway(4)	1,514,952	1,055,000	Within a competitive range of the 50th percentile
Davis	1,070,187	980,000	Within a competitive range of the 50th percentile
Stanton(5)	903,370	—	—

(1)Equity grant value based on a grant date closing stock price of $24.90 for (i) the restricted stock and performance stock units (Annual and 2021 LTIP PSU) for Messrs. Mackin, Lee, and Davis and Ms. Holloway and (ii) the one-time retention grant of restricted stock for Ms. Holloway, as well as a grant date Black-Scholes Option Value of $8.82. Performance stock units are included at target award levels/values.

(2)Based on data provided by Willis Towers Watson in the 2020 Study.

(3)Competitive range for Chief Executive Officer, Chief Financial Officer, and Senior Vice Presidents total direct compensation is intended to be positioned at the market median; however, including the 2021 LTIP PSU grant value, total direct compensation is intended to fall between the market median and 75th percentile, with the understanding that because of the LTIP’s design, and the effects of the COVID-19 pandemic in the 2019-2021 period, the first tranche of the original LTIP grant will not payout. Willis Towers Watson provided guidance for compensation for Mr. Mackin, Mr. Lee, Ms. Holloway, and Mr. Davis in the 2020 Study.

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(4)Ms. Holloway’s 2021 total direct compensation opportunity includes a one-time retention grant in the form of a restricted stock award made in February 2021.

(5)Peer median and primary rationale data for 2021 is not available for Mr. Stanton, as he was not employed by Artivion at the time Willis Towers Watson prepared the 2020 Study. Mr. Stanton’s equity grant value is based on a grant date closing stock price of $23.50 for restricted stock and $24.76 for performance stock units.

Equity and Cash Incentive Plans

In May 2015, the stockholders approved certain amendments to the 2009 Equity and Cash Incentive Plan (the “2009 ECIP”) that were recommended by the Board of Directors based on management’s recommendation and in consultation with Willis Towers Watson. The 2015 amendments included new provisions for cash-based incentive payments that were intended to comply with the requirements to be “qualified performance-based compensation” under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (as amended, the “Code”). In May 2016, the stockholders approved certain further amendments to the 2009 ECIP that were also recommended by the Board of Directors based on management’s recommendation and in consultation with Willis Towers Watson. The 2016 amendments included a separate, lower cap for awards to individual non-employee directors and a higher annual cap for awards to individual employees. In May 2018, the stockholders approved a proposal for authorization of an additional 1.9 million shares for the 2009 ECIP, which were registered in February 2019. The 2009 ECIP expired May 21, 2021.

At the 2020 Annual Meeting, the stockholders approved the 2020 ECIP and 2,675,000 shares of initial funding. All equity and incentive cash compensation delivered for work or performance in 2021 was issued under the 2020 ECIP, not the 2009 ECIP.

2021 Deferred Compensation

The Artivion, Inc. Executive Deferred Compensation Plan allows certain key employees of Artivion, including the NEOs, to defer receipt of up to 75% of each of their salaries, commissions, and/or the cash portion of any bonus awarded pursuant to the short-term executive officer incentive plan. The plan’s administrative committee, subject to ratification and approval of the Committee, establishes the maximum and minimum percentages of bonus awards that plan participants may defer in each plan year. For 2021, these percentages ranged from 0 to 75% for each of base salary and commissions and were 0% of the annual cash bonus. Because this plan provides for tax-deferred growth of deferred compensation, it is an incentive that the Company uses to attract and retain executive officer-level talent.

2021 Perquisites

It is Artivion’s policy not to provide perquisites to its executive officers without prior approval of the Committee. To the extent that perquisites are incidental to a business-related expense, such as personal use of a business club, the NEOs are generally required to reimburse Artivion for any incremental cost of such personal benefit. Other than these incidental personal benefits, none of our NEOs receive any perquisites that are not also provided on a non-discriminatory basis to all full-time employees, except for Mr. Mackin, whose compensation is discussed at Employment, Separation and Release, and Change of Control Agreements below, and except for supplemental disability insurance and airline club memberships provided to certain of the NEOs. In keeping with Artivion’s practice with respect to all full-time employees, NEOs are also eligible to receive certain benefits upon achieving employment milestones, including receiving $5,000 upon reaching 15 years of service with Artivion and $10,000 upon reaching 20 and 25 years of service with Artivion.

Employment, Separation and Release, and Change of Control Agreements

Employment Agreement with J. Patrick Mackin

In July 2014, the Board of Directors appointed Mr. Mackin as President and Chief Executive Officer effective September 3, 2014, and Artivion and Mr. Mackin entered into an employment agreement (the “Mackin Agreement”). The Mackin Agreement addresses Mr. Mackin’s role and responsibilities as our President and Chief Executive Officer, his rights to compensation and benefits during active employment, and his termination benefits. The Board of Directors determined that it was appropriate to provide Mr. Mackin with an employment agreement due to the Company’s desire to attract and retain high-performing individuals for this role.

The material terms of the Mackin Agreement and his potential termination payments are further described and quantified at Potential Payments Upon Termination or Change of Control – J. Patrick Mackin beginning on page 53.

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Employment Agreements with Other Named Executive Officers

Artivion is not party to employment agreements with Messrs. Lee, Davis, or Stanton or with Ms. Holloway that provide any guarantee of employment. They are at-will employees.

Change of Control Agreements with Other Named Executive Officers

On November 21, 2016, Artivion entered into change of control agreements with Mr. Lee, Ms. Holloway, and Mr. Davis. Mr. Mackin’s change of control arrangements are set forth in the Mackin Agreement. The change of control agreements, which automatically renew absent Company action, generally provide that the Company will pay a severance payment if the NEO is terminated by the Company without cause or the NEO terminates his or her own employment for good reason during a period extending from six months before to two years after a change of control of Artivion. This is a “double-trigger” provision that requires not only a change of control of Artivion but also an employment action before payments are required pursuant to the agreements. The Committee approved termination payments under the agreements for certain NEOs based on their officer status and ability to influence decisions regarding whether or not a change of control transaction should be pursued, with Mr. Lee receiving a payment of 2 times base salary and cash bonus plus healthcare coverage and Ms. Holloway and Mr. Davis each receiving a payment of 1.5 times base salary and cash bonus plus healthcare coverage.

Additional Policies and Practices

Clawback Policy

Artivion has a standalone Clawback Policy that requires the Company to recover excess incentive compensation—in cash bonus or equity form—that was paid to any current or former officer during the three fiscal years prior to a material accounting restatement of the Company’s financial statements as a result of noncompliance with any financial reporting requirement under federal securities law, unless the Committee determines that the cost of recovery exceeds the amount to be recovered. The Clawback Policy does not require fault or negligence on the part of the officer for the clawback to occur.

Additionally, Mr. Mackin, under the Mackin agreement, also must repay any portion of severance payments he has received from the Company if he fails to comply with certain post-employment protective covenants.

Stock Ownership Guidelines

Artivion maintains stock ownership guidelines for executive officers that have been recommended and approved by the Committee, along with the Corporate Governance Committee, and approved by the Board of Directors. The current stock ownership guidelines were adopted in November 2015 and require the following stock ownership requirements:

a.Section 16 Officers: Each Section 16 officer of the Company shall continuously hold a value of the Company’s common stock equal to the value of a multiple of that officer’s then-current base pay at Artivion. The multiples applicable to such officers are as follows:

i.Chief Executive Officer and President: 4 times base pay;

ii.Executive Vice Presidents and Senior Vice Presidents: 2 times base pay; and

iii.All other Section 16 officers: 1 times base pay.

b.Retention requirements: Each Section 16 Officer who has not yet acquired ownership of the required value of common stock set forth above must retain at least 50% of the net number of shares acquired upon the exercise of any employee stock option or the vesting of any performance shares, restricted stock, or restricted stock units (the net number of shares acquired shall be the number of shares remaining after shares are tendered, sold, or netted to pay any applicable exercise price and withholding taxes).

c.Waivers: The Chairs of the Committee and the Corporate Governance Committee shall have the authority to grant waivers from these stock ownership requirements in compelling circumstances such as undue hardship.

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d. Qualifying shares: For purposes of satisfying these stock ownership requirements, the following shall be included: shares owned directly or indirectly (1) through a stock purchase plan sponsored by the Company; (2) by the person’s spouse; (3) in a revocable trust of which the person or the person’s spouse is the trustee; (4) any other shares related to or underlying vested or unvested restricted stock awards and performance share awards (after performance metric has been certified); or (5) vested restricted stock units and vested PSUs (at actual, earned levels and only if and to the extent that any applicable performance criteria have been satisfied). It shall not include shares held through any other form of indirect beneficial ownership or shares underlying unexercised options or unvested PSUs whose performance metric requirements were not met.

These guidelines became effective for all currently employed NEOs on November 17, 2015. As shown in the below table, as of March 24, 2022, all of our NEOs are in compliance with the guidelines, except for Mr. Stanton whose employment with the Company began in March 2021. Mr. Stanton is expected to meet the guidelines within the next one-to-two years.

Executive Officer Stock Ownership
Executive Officer	2021 Base Salary ($)(1)	Multiple	Required Value ($)	Owned Shares(2)	Value of Owned Shares(3)
Mackin	$727,798	4x	$2,911,192	354,376	7,176,121
Lee	$464,412	2x	$928,824	310,451	6,286,631
Holloway	$385,765	2x	$771,530	96,052	1,945,045
Davis	$368,750	2x	$737,500	83,098	1,682,731
Stanton	$375,000	2x	$750,000	19,748	399,897

(1)This amount represents the base salary as reported in the Summary Compensation Table on page 43. Mr. Stanton’s base salary for 2021 is annualized.

(2)Amount includes: (1) shares held of record by the spouses of executive officers and directors as of March 24, 2022; and (2) shares of unvested restricted common stock subject to forfeiture held as of March 24, 2022. This amount does not include unexercised stock options or shares earned under 2020 and 2021 performance stock unit awards that had not vested as of March 24, 2022.

(3)Based on the closing price of the Company’s common stock on the NYSE on March 24, 2022 of $20.25.

Anti-Hedging Policy

All Artivion employees, including NEOs, are expressly prohibited in the Artivion, Inc. Insider Trading Policy and Guidelines with Respect to Certain Transactions in Securities (the “Insider Trading Policy”), which is available for review at https://investors.artivion.com/corporate-governance/cryolifes-code-conduct, from engaging in derivative securities or hedging transactions with respect to the Company’s securities. Specifically, NEOs are prohibited from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities, including but not limited to prepaid variable contracts, equity swaps, collars, and exchange funds. Stock options, stock appreciation rights, and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition.

Furthermore, short sales, which are the sale of a security that must be borrowed to make delivery, and “selling short against the box,” which is transacting a sale with a delayed delivery, are prohibited with respect to Company securities under the Insider Trading Policy and NEOs may not engage in such transactions.

Equity Grants and Inside Information

The Committee generally adheres to a policy that the Company generally will not make equity grants at times when insiders, which includes members of the Committee, are in possession of material, non-public information, including during regular financial blackout periods. If the Committee approves the grant of equity at such times, it is the Committee’s general policy to delay the grant and pricing of the option and/or issuance of the awarded equity until two full trading days after the public dissemination of all such material, non-public information.

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Tax Impact of Compensation Decisions

Section 162(m)

Following changes to the law in 2018, Section 162(m) no longer contained an exception for “performance-based” compensation for arrangements that are not considered “grandfathered.” Therefore, Section 162(m) was not a factor in the Committee’s compensation decisions for 2021 although the Committee continues to believe it is appropriate to employ performance-based compensation, but it does not believe it necessary or beneficial to adhere strictly to the restrictions in place for “performance-based” compensation as the term is defined in Section 162(m). The Committee makes appropriate compensation decisions regardless of whether or not a form or amount of compensation is tax deductible to the Company.

Section 409A

Since Section 409A of the Code, which deals with deferred compensation arrangements, was enacted, the Committee’s policy has been to structure all executive officer compensation arrangements to comply, to the extent feasible, with the provisions of Section 409A so that executive officers do not have to pay additional tax and Artivion does not incur additional withholding obligations. The Committee intends to continue this practice.

Forward-Looking Statements

Statements made in this Proxy Statement that look forward in time or that express management’s beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include those regarding future plans and intentions of the Committee and/or Board of Directors related to compensation decisions and expectations that certain performance targets for management are achievable. These future events may not occur as and when expected, if at all, and, together with the Company’s business, are subject to various risks and uncertainties. Along with risks specific to our business, management’s ability to attain certain performance targets is subject to risks affecting the economy generally and other factors that are beyond our control. For additional risks impacting the Company’s business, see the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 at page 25. The Company does not undertake to update its forward-looking statements.

REPORT OF THE COMPENSATION COMMITTEE

The Committee reviewed and discussed the Compensation Discussion and Analysis with management. In reliance on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Artivion’s 2022 Proxy Statement on Schedule 14A, for filing with the SEC.

Compensation Committee

DANIEL J. BEVEVINO, CHAIR

THOMAS F. ACKERMAN

JEFFREY H. BURBANK, LEAD DIRECTOR

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EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to each of the Named Executive Officers — Mr. Mackin, our Chief Executive Officer; Mr. Lee, our Chief Financial Officer; and Ms. Holloway and Messrs. Davis and Stanton, who were the three most highly compensated of the other executive officers of Artivion employed at the end of fiscal 2021.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation(6) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. Patrick Mackin, Chairman, President and Chief Executive Officer	2021	727,798	79,985	2,273,674	824,838	799,850	—	43,439	4,749,584
	2020	605,796	441,625	1,577,937	745,597	—	—	44,503	3,415,458
	2019	688,638	—	4,418,677	709,328	596,985	—	39,913	6,453,541
D. Ashley Lee, Executive Vice President, Chief Financial Officer, and Chief Operating Officer	2021	464,412	30,623	496,448	194,261	306,233	—	34,196	1,526,173
	2020	384,019	169,082	421,465	183,332	—	—	25,976	1,183,874
	2019	435,210	22,637	849,989	174,998	226,372	—	28,442	1,737,648
Jean F. Holloway, Senior Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer	2021	385,765	21,198	786,827	169,759	211,978	—	22,687	1,598,214
	2020	318,987	117,040	338,820	146,664	—	—	40,231	961,742
	2019	361,509	15,670	693,356	146,667	156,697	—	17,166	1,391,065
John E. Davis, Senior Vice President, Global Sales and Marketing	2021	368,750	20,263	385,958	150,011	202,628	—	17,928	1,145,538
	2020	306,942	111,878	323,906	140,003	—	—	17,572	900,301
	2019	348,919	—	693,639	146,667	151,240	—	14,726	1,355,191
Marshall S. Stanton, Senior Vice President, Clinical Research and Chief Medical Officer(7)	2021	295,673	16,880	449,530	—	168,802	—	16,343	947,228

(1)For 2021, the amount represents the base salary as approved in February 2021. Mr. Stanton’s base salary for 2021 is prorated based on the term of his employment. For 2020, the amount represents the base salary as approved in February 2020 and later reduced to 2019 base salary levels for a seven-month period and again reduced by 25% for a six-month period (which was replaced by phantom stock).

(2)For 2021 and 2019, amounts represent the personal performance component of the annual award paid pursuant to the applicable short-term incentive plan for that year and the 2009 and 2020 ECIP. For 2020, amounts represent the entire annual cash bonus award paid pursuant to the applicable short-term incentive plan and the 2009 ECIP. Amounts include all additional or discretionary cash bonuses paid during the applicable year, if any. Mr. Stanton’s cash bonus for 2021 is prorated based on the term of his employment.

(3)Amount reflects the aggregate grant date fair value of restricted stock and performance stock unit awards as calculated in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. See Notes 1 and 15 of the Notes to Consolidated Financial Statements filed with Artivion’s Annual Report on Form 10-K for the year ended December 31, 2021 for assumptions we used in valuing these awards. The annual PSU awards paid out at 109.9% of target, and the 2021 LTIP PSU awards paid out at 118% of target. The amount of Ms. Holloway’s award also includes a one-time retention grant of restricted stock with a grant date fair value of $360,004. The amount of Mr. Stanton’s award also includes two new-hire grants: (1) a restricted stock award with a grant date fair value of $200,009; and (2) a prorated LTIP award with a grant date fair value of $187,953. If the 2021 performance-based shares were awarded at maximum payouts, it would change the stock awards to the following amounts: for Mr. Mackin $2,796,034; for Mr. Lee $599,509; for Ms. Holloway $873,323; for Mr. Davis $466,889; and for Mr. Stanton $481,187.

(4) Amount reflects the aggregate grant date fair value of stock option awards as calculated in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. See Notes 1 and 15 of the Notes to Consolidated Financial Statements filed with Artivion’s Annual Report on Form 10-K for the year ended December 31, 2021 for assumptions we used in valuing the stock option awards.

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(5)For 2021, the amounts represent the non-financial and revenue performance components of the awards earned pursuant to the applicable short-term incentive plan. For 2019, the amounts represent the revenue and adjusted net income performance components of the awards earned pursuant to the applicable short-term incentive plan. Mr. Stanton’s cash bonus for 2021 is prorated based on the term of his employment.

(6)The amounts in this column include matching contributions and true-ups under the Company’s 401(k) plan, reimbursement of club dues, and disability insurance premiums for Named Executive Officers. Fiscal 2019 amounts also include for Mr. Mackin, an $18,164 auto allowance. Fiscal 2020 amounts also include for Mr. Mackin, an $18,000 auto allowance and for Ms. Holloway, a $20,813 relocation allowance. Fiscal 2021 amounts also include for Mr. Mackin, an $18,004 auto allowance and for Mr. Stanton, a $3,496 relocation allowance.

(7) Mr. Stanton joined the Company as an executive officer in March 2021.

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Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Committee Action Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
J. Patrick Mackin	2/17/21	218,339	727,798	1,455,596
	2/17/21							33,125				824,813
	2/17/21								93,519	24.90	24.90	824,838
	2/17/21(2)				9,938	33,125	49,688					824,813
	2/17/21(5)				2,020	20,202	40,404					503,030
D. Ashley Lee	2/17/21	83,594	278,647	557,294
	2/17/21							7,801				194,245
	2/17/21								22,025	24.90	24.90	194,261
	2/17/21(2)				2,340	7,801	11,702					194,245
	2/17/21(5)				337	3,367	6,734					83,838
Jean F. Holloway	2/17/21	57,865	192,882	385,764
	2/17/21							6,817				169,743
	2/17/21								19,247	24.90	24.90	169,759
	2/17/21(2)				2,045	6,817	10,226					169,743
	2/17/21(5)				269	2,693	5,386					67,056
	2/17/21							14,458				360,004
John E. Davis	2/17/21	55,313	184,375	368,750
	2/17/21							6,024				149,998
	2/17/21								17,008	24.90	24.90	150,011
	2/17/21(2)				1,807	6,024	9,036					149,998
	2/17/21(5)				269	2,693	5,386					67,056
Marshall S. Stanton	3/9/21	46,079	153,596	307,192
	3/9/21(5)				221	2,206	4,412				24.76	54,621
	3/9/21(6)				1,366	7,591	21,824					187,953
	3/16/21							8,511			23.50	200,009

(1)These columns represent the awards granted to Named Executive Officers in February 2021 under our 2021 short-term incentive program (the Cash Bonus Plan) using the metrics of the 2021 Cash Bonus Plan approved by the Committee. Threshold for (i) the non-financial component is minimal achievement which pays out at 0% of target and (ii) the revenue component is 3.6% growth, which pays out at 60% of target, each weighted at 50%, resulting in a combined threshold payout at 30% of target. The personal performance modifier was designed to reduce or increase an award by 20%. The total cash bonus payout is capped at 200% of target. The threshold is calculated at target personal performance (no modifier up or down). While this table reflects the grant date value of the awards, the Committee adjusted the cash bonus program payout to 109.9% of target for all executive officers based on Company performance, with an additional 10% increase awarded for exceptional personal performance.

(2)These rows represent awards of performance stock units to our Named Executive Officers pursuant to the 2020 ECIP. Threshold for (i) the non-financial component is minimal achievement which pays out at 0% of target and (ii) the revenue component is 4.6% growth, which pays out at 60% of target, each weighted at 50%, resulting in a combined threshold payout at 30% of target. The total PSU bonus payout is capped at 150% of target. In regard to the annual PSU awards, granted February 17, 2021, shares earned pursuant to this grant and its requisite performance metrics, 50% vested on the first anniversary of the grant date or the first available grant date following the Committee’s certification of the 2021 financial metric performance, whichever is later (for the 2021 award, 50% vested on February 17, 2022, the first anniversary of the grant date following the Committee’s certification), 25% will vest on the second anniversary of the grant date, and 25% will vest on the third anniversary, assuming continuous employment through the vesting date. While this table reflects the grant date value of the awards, the Committee adjusted the 2021 annual PSU award payouts to be awarded at 109.9% of target based on Company performance.

(3)This column includes Ms. Holloway’s one-time retention grant of restricted stock with a grant date fair value of $360,004. It also includes Mr. Stanton’s new-hire restricted stock award with a grant date fair value of $200,009.

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(4)This column represents awards of stock options pursuant to the 2020 ECIP. One-third of the shares became exercisable on the first anniversary of the grant date, and an additional one-third will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the third anniversary of the grant date, assuming continuous employment through the vesting date. The exercise price of $24.90 per share is equal to the closing price of our common stock on the NYSE on the date of issuance, February 17, 2021. The value of the options is based on an option value of $8.82. These options have a seven-year term.

(5)These rows include the 2021 LTIP PSU granted to our NEOs on February 17 and March 9, 2021. Mr. Stanton’s 2021 LTIP PSU grant, which was the grant made on March 9, 2021, is prorated based on the term of his employment. Threshold for the revenue component is 8.5% growth, which pays out at 10% of target. The total 2021 LTIP PSU bonus payout is capped at 200% of target. In regard to the 2021 LTIP PSU awards, granted February 17 and March 9, 2021, shares earned pursuant to this grant and its requisite performance metrics cliff vest on the first anniversary of the grant date or the first available grant date following the Committee’s certification of the 2021 financial metric performance, whichever is later (for the 2021 awards, this was February 17 and March 9, 2022, the first anniversary of the grant date following the Committee’s certification). While this table reflects the grant date value of the awards, the Committee adjusted the 2021 LTIP PSU award payouts to be at 118% of target based on Company performance.

(6)This row includes Mr. Stanton’s new-hire prorated LTIP award with a grant date fair value of $187,953.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Equity Awards

Equity awards, including long-term performance annual awards, granted in fiscal 2021 to our Named Executive Officers were subject to the terms of the 2020 ECIP and the equity grant agreements.

Actual Cash Compensation in Proportion to Target Total Direct Compensation

Salary (actual as paid) and Bonus Payouts (as adjusted and paid) in Proportion to Target Total Direct Compensation
Executive Officer	% Salary	Short-Term Incentive (Cash Bonus)
		% Bonus(1)	% Non-Equity Incentive Plan(2)
J. Patrick Mackin	16.4	1.8	18.0
D. Ashley Lee	32.9	2.2	21.7
Jean F. Holloway	25.5	1.4	14.0
John E. Davis	34.5	1.9	18.9
Marshall S. Stanton	32.7	1.9	18.7

(1)Consistent with the Summary Compensation Table on page 43, the Bonus represents the personal performance component of the annual award paid pursuant to the short-term incentive plan.

(2) Amounts represent the non-financial and revenue performance components of the awards earned pursuant to the applicable short-term incentive plan and the 2020 ECIP.

ARTIVION, INC. | 2022 Proxy Statement	47

Outstanding Equity Awards on December 31, 2021(*)

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
J. Patrick Mackin	42,553		11.00	2/19/2022
	65,549		10.24	2/19/2023
	59,225		16.30	2/21/2024
	75,615		21.55	3/12/2025
	41,228	20,614(1)	29.62	3/5/2026
	28,766	57,530(2)	26.24	2/19/2027
		93,519(3)	24.90	2/17/2028
					23,948(4)	487,342
					4,939(5)	100,509
					101,010(6)	2,055,554
					28,415(7)	578,245
					14,207(8)	289,112
					33,125(9)	674,094
					36,404(10)	740,821
					23,838(11)	485,103
D. Ashley Lee	36,822		10.24	2/19/2023
	25,665		16.30	2/21/2024
	21,877		21.55	3/12/2025
	10,172	5,085(1)	29.62	3/5/2026
	7,073	14,146(2)	26.24	2/19/2027
		22,025(3)	24.90	2/17/2028
					5,908(4)	120,228
					1,218(5)	24,786
					16,835(6)	342,592
					6,987(7)	142,185
					3,493(8)	71,083
					7,801(9)	158,750
					8,573(10)	174,461
					3,973(11)	80,851
Jean F. Holloway	21,229		16.30	2/21/2024
	19,092		21.55	3/12/2025
	8,525	4,262(1)	29.62	3/5/2026
	5,658	11,317(2)	26.24	2/19/2027
		19,247(3)	24.90	2/17/2028
					4,952(4)	100,773
					1,021(5)	20,777
					13,468(6)	274,074
					5,589(7)	113,736
					2,794(8)	56,858
					6,817(9)	138,726
					7,492(10)	152,462
					3,178(11) 14,458(12)	64,672 294,220

ARTIVION, INC. | 2022 Proxy Statement	48

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
John E. Davis	8,745		10.24	2/19/2023
	13,562		16.30	2/21/2024
	15,910		21.55	3/12/2025
	8,525	4,262(1)	29.62	3/5/2026
		10,802(2)	26.24	2/19/2027
		17,008(3)	24.90	2/17/2028
					4,952(4)	100,773
					1,021(5)	20,777
					13,468(6)	274,074
					5,335(7)	108,567
					2,667(8)	54,273
					6,024(9)	122,588
					6,620(10) 3,178(11)	134,717 64,672
Marshall S. Stanton					7,591(6)	154,477
					2,603(13)	52,971
					8,511(14)	173,199

*All values in this table are based on the closing price of the Company’s common stock on the NYSE on December 31, 2021 (the last trading day of 2021) of $20.35.

ARTIVION, INC. | 2022 Proxy Statement	49

Type of Grant		Grant Date	Vesting Rate	Vesting Dates	Conditions
(1)	Service-based stock options	3/5/2019	33⅓% per year	3/5/2020 3/5/2021 3/5/2022	Continued employment through vesting date required.
(2)	Service-based stock options	2/19/2020	33⅓% per year	2/19/2021 2/19/2022 2/19/2023	Continued employment through vesting date required.
(3)	Service-based stock options	2/17/2021	33⅓% per year	2/17/2022 2/17/2023 2/17/2024	Continued employment through vesting date required.
(4)	Service-based restricted stock award	3/5/2019	100% cliff vesting	3/5/2022	Continued employment through vesting date required.
(5)	Performance stock units	3/5/2019	•50% on first anniversary of grant date, following certification of financial performance •25% on second anniversary of grant date •25% on third anniversary of grant date	3/5/2020 3/5/2021 3/5/2022

Number of shares based on certification of performance metrics for fiscal 2019, which the Compensation Committee determined in February 2020. Number of shares shown reflects the total number of shares earned (82.5% of target) pursuant to the performance metric. Number of shares shown reflects the total number of shares remaining unvested after the first tranche vested on 3/5/2020 and the second tranche vested on 3/5/2021.

Continued employment through vesting date required.

(6)	5-Year LTIP	3/1/2019	•60% paid in three tranches oFirst Tranche – of this portion, 55.5% on third anniversary of performance period, upon certification of financial performance	Upon performance certification for FY 2022	Number of shares based on certification of performance for fiscal years 2019-2021. This portion of the LTIP, representing 60% of the entire award, was entirely forfeited.
			oSecond Tranche – of this portion, 22.25% on fourth anniversary of performance period	1/1/2023	Number of shares based on certification of performance for fiscal years 2019-2021. This portion of the LTIP, representing 60% of the entire award, was entirely forfeited.
			oThird Tranche – of this portion, 22.25% on fifth anniversary of performance period	1/1/2024	Number of shares based on certification of performance for fiscal years 2019-2021. This portion of the LTIP, representing 60% of the entire award, was entirely forfeited.
			•20% on fourth anniversary of performance period, upon certification of financial performance	Upon performance certification for FY 2023	Number of shares based on certification of performance for fiscal 2022, which the Compensation Committee will certify in Spring 2023. Continued employment through vesting date required.
			•20% on fifth anniversary of performance period, upon certification of financial performance	Upon performance certification for FY 2024	Number of shares based on certification of performance for fiscal 2023, which the Compensation Committee will certify in Spring 2024. Continued employment through vesting date required.
(7)	Service-based restricted stock award	2/19/2020	100% cliff vesting	2/19/2023	Continued employment through vesting date required.
(8)	Performance stock units	2/19/2020	•50% on first anniversary of grant date, following certification of financial performance •25% on second anniversary of grant date •25% on third anniversary of grant date	2/19/2021 2/19/2022 2/19/2023

Number of shares based on certification of performance metrics for fiscal 2020, which the Compensation Committee determined in February 2021, and then as later adjusted by the Compensation Committee. Number of shares shown reflects the total number of shares awarded (100% of target) pursuant to the performance metric. Number of shares shown reflects the total number of shares remaining unvested after the first tranche vested on 2/19/2021.

Continued employment through vesting date required.

(9)	Service-based restricted stock award	2/17/2021	100% cliff vesting	2/17/2024	Continued employment through vesting date required.

ARTIVION, INC. | 2022 Proxy Statement	50

Type of Grant		Grant Date	Vesting Rate	Vesting Dates	Conditions
(10)	Performance stock units	2/17/2021	•50% on first anniversary of grant date, following certification of financial performance •25% on second anniversary of grant date •25% on third anniversary of grant date	2/17/2022 2/17/2023 2/17/2024

Number of shares based on certification of performance metrics for fiscal 2021, which the Compensation Committee determined in February 2022 (as described further above within the Compensation Discussion and Analysis). Number of shares shown reflects the total number of shares awarded (109.9% of target) pursuant to the performance metric, as none of the shares had time-vested as of 12/31/2021. The first tranche of earned shares vested on 2/17/2022.

Continued employment through vesting date required.

(11)	Performance stock units (2021 LTIP PSU)	2/17/2021	100% cliff vesting	2/17/2022

Number of shares based on certification of performance metrics for fiscal 2021, which the Compensation Committee determined in February 2022 (as described further above within the Compensation Discussion and Analysis). Number of shares shown reflects the total number of shares awarded (118% of target) pursuant to the performance metric, as none of the shares had time-vested as of 12/31/2021. All earned shares vested on 2/17/2022.

(12)	Service-based restricted stock (one-time retention grant)	2/17/2021	33⅓% per year	2/17/2022 2/17/2023 2/17/2024

Number of shares shown reflects the total number of shares awarded, as none of the shares had time-vested as of 12/31/2021. The first tranche of shares vested on 2/17/2022. Under the terms of the grant agreement, Ms. Holloway’s retention grant will continue to vest one-third each year even if she leaves the Company by reason of death, disability, or retirement as an attorney in the medical device industry.

(13)	Performance stock units (2021 LTIP PSU)	3/9/2021	100% cliff vesting	3/9/2022

Number of shares based on certification of performance metrics for fiscal 2021, which the Compensation Committee determined in February 2022 (as described further above within the Compensation Discussion and Analysis). Number of shares shown reflects the total number of shares awarded (118% of target) pursuant to the performance metric, as none of the shares had time-vested as of 12/31/2021. All earned shares vested on 3/9/2022.

(14)	Service-based restricted stock (new-hire grant)	3/16/2021	33⅓% per year	3/16/2022 3/16/2023 3/16/2024

Number of shares shown reflects the total number of shares awarded, as none of the shares had time-vested as of 12/31/2021. The first tranche of shares vested on 3/16/2022. Continued employment through vesting dates required.

ARTIVION, INC. | 2022 Proxy Statement	51

Option Exercises and Stock Vested(1)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(3) ($)
(a)	(b)	(c)	(d)	(e)
J. Patrick Mackin	45,734	813,208	54,824	1,375,442
D. Ashley Lee	34,042	646,798	14,920	374,261
Jean F. Holloway	13,236	261,543	12,725	319,144
John E. Davis	5,402	18,456	11,113	278,718
Marshall S. Stanton	—	—	—	—

(1)This table provides information regarding stock option exercises and vesting of restricted stock and performance stock units during 2021.

(2)Value Realized on Exercise is equal to the number of shares acquired multiplied by the difference between the exercise price and the share price on the NYSE at the time of exercise without regard to any proceeds that may have been received upon any sale of the underlying shares.

(3)Value Realized on Vesting is equal to the number of shares acquired multiplied by the closing share price on the NYSE on the date of vesting, without regard to any proceeds that may have been received upon any sale of the underlying shares.

Nonqualified Deferred Compensation

The Artivion, Inc. Executive Deferred Compensation Plan allows certain key employees of Artivion, including the Named Executive Officers, to defer receipt of some or all of their salaries, commissions, and/or the cash portion of any bonus awarded pursuant to the short-term executive officer incentive plan. The plan’s administrative committee, subject to ratification and approval of the Compensation Committee, establishes the maximum and minimum percentages of bonus awards that plan participants may defer in each plan year. These percentages ranged from 0 to 75% for base salary and commissions and were 0% for the annual cash bonus for 2021. Plan participants may establish their respective deferral amounts for their base salaries and commissions prior to the beginning of each calendar year, and prior to July for their short-term incentive compensation for that year, which is calculated and paid after the completion of the plan year.

The plan provides for tax-deferred growth of deferred compensation and, pursuant to the terms of the plan, Artivion agrees to distribute to participants the deferred amounts, credited/debited with hypothetical gains and/or losses linked to the performance of investment options selected by participants from among the non-proprietary investment options available under the plan. The plan does not have investment options that provide for above-market or preferential earnings. Distribution of all deferred compensation, including any gains or losses, occurs upon death, disability, retirement, or termination. Plan participants may elect to receive the distribution in a lump sum or in annual installments of up to 15 years, or via a combination thereof upon death, disability, or retirement. Also, a plan participant may elect to receive distributions while still employed by Artivion if at least two years have elapsed from the plan year in which the deferred amounts would have otherwise been paid to the plan participant if not for the deferral. Distributions made while the plan participant is still employed by Artivion, and distributions made pursuant to termination, will be paid in a lump sum to the plan participant. Hardship withdrawals during any plan year may be made upon the occurrence of an unforeseeable emergency for a particular plan participant or if a plan participant receives a hardship distribution under Artivion’s 401(k) plan. All deferred amounts and deemed earnings thereon are fully vested at all times.

The following table presents components of nonqualified deferred compensation under the Executive Deferred Compensation Plan for each Named Executive Officer.

Name	Executive Officer Contributions in Fiscal 2021(1) ($)	Company Contributions in Fiscal 2021 ($)	Aggregate Earnings in Fiscal 2021(2) ($)	Aggregate Withdrawals and Distributions in Fiscal 2021 ($)	Aggregate Balance at December 31, 2021(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)
J. Patrick Mackin	—	—	—	—	—
D. Ashley Lee	23,221	—	68,662	—	657,756
Jean F. Holloway	96,441	—	75,128	—	1,373,833
John E. Davis	—	—	70,529	—	472,114
Marshall S. Stanton	—	—	—	—	—

ARTIVION, INC. | 2022 Proxy Statement	52

(1)Contributions to the deferred compensation plan that relate to an executive officer’s deferrals from salary and/or annual short-term incentives are included in the amounts reflected in the “Salary” and “Bonus” columns, as applicable, of the Summary Compensation Table for fiscal 2021 on page 43.

(2)A participant’s account under the Executive Deferred Compensation Plan is deemed to be invested in hypothetical investment options selected by the participant from among a menu of non-proprietary mutual funds. The account is credited/debited with gains and/or losses linked to the performance of those hypothetical investment options. The plan does not have investment options that provide for above-market or preferential earnings; accordingly, the amounts provided in this column are not included in column (h) of the Summary Compensation Table for fiscal 2021 on page 43.

(3)Amounts shown include the executive officer’s contributions, withdrawals, and associated hypothetical gains/losses during 2021, as well as deferrals of salary and annual incentives (together with associated hypothetical earnings) from prior years’ participation in the plan. The amounts shown in this column, with the exception of aggregate earnings, have been reported in the “Salary” and “Bonus” columns, as applicable, of the Summary Compensation Table of prior year Company Proxy Statements, if the individuals were listed as Named Executive Officers in those prior year periods. The total year prior contributions to the Executive Deferred Compensation Plan are as noted in the table below.

Name	Amount Previously Reported ($)
J. Patrick Mackin	—
D. Ashley Lee	565,873
Jean F. Holloway	1,202,263
John E. Davis	401,585
Marshall S. Stanton	—

Investment Options Provided and Associated Return Rates
Investment Option	Annual Return for FY 2021
Equity Income Division	22.47
LargeCap S&P 500 Index Division 2, 12	28.33
LargeCap Growth I Division 14, 15	21.89
American Century VP Mid Cap Value Division 1	23.02
Vanguard VIF Mid Cap Index Division 1, 2, 17	24.36
Fidelity VIP MidCap Division 1	25.31
Franklin Small Cap Value VIP Division 1, 4	25.37
Calvert VP Russell 2000 Small Cap Index Division 1, 2	14.30
ClearBridge Variable Small Cap Growth Division	12.61
Real Estate Securities Division 13	40.44
American Funds Insurance Series New World Fund Division	4.92
Principal LifeTime Strategic Income Division 5, 6, 7, 8, 9, 10	4.53
Principal LifeTime 2010 Division 5, 6, 7, 8, 9, 10	5.94
Principal LifeTime 2020 Division 5, 6, 7, 8, 9, 10	9.17
Principal LifeTime 2030 Division 5, 6, 7, 8, 9, 10	12.79
Principal LifeTime 2040 Division 5, 6, 7, 8, 9, 10	15.29
Principal LifeTime 2050 Division 5, 6, 7, 8, 9, 10	17.02
Principal LifeTime 2060 Division	17.96
Fidelity VIP Government Money Market Division	0.01
PIMCO VIT High Yield Division	3.63
PIMCO VIT Total Return Division	(1.27)

ARTIVION, INC. | 2022 Proxy Statement	53

Potential Payments Upon Termination or Change of Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the Named Executive Officers in the event of specified terminations of their employment or upon a change of control of Artivion.

Employment, Separation and Release, and Change of Control Agreements

Employment Agreement with J. Patrick Mackin

Pursuant to the Mackin Agreement, Mr. Mackin will receive certain compensation upon the termination of his employment, other than termination for cause or voluntary termination without good reason.

The Mackin Agreement has an initial term of three years following the effective date, extended by one day for each day beginning on the second anniversary of the effective date. The Mackin Agreement provides that commencing January 1, 2015, Mr. Mackin is entitled to participate in annual long-term incentive opportunities as determined by the Compensation Committee consistent with those provided to similarly situated Artivion executive officers and in accordance with Artivion’s plans and applicable award agreements. Benefits currently include participation in Artivion’s plan-based awards with other Artivion executive officers for performance stock units, stock options, and restricted stock subject to continued employment and achievement of corporate and Board of Directors objectives set by the Compensation Committee.

The Mackin Agreement provides for an initial target cash bonus of 60% of base salary, a $200,000 signing bonus and new hire grants of options to purchase 400,000 shares of Company common stock, and a performance share grant with respect to 250,000 shares of Company common stock, the performance metric thereto having been determined satisfied by the Compensation Committee as of December 31, 2015. In the event Mr. Mackin’s employment is terminated without cause or Mr. Mackin resigns for good reason, he is entitled to a cash severance payment of 1.5 times the sum of his base salary and annual cash bonus for the year of termination (or the prior year bonus if termination is prior to the date bonuses are awarded) paid in regular payroll installments over 18 months plus continued Company medical coverage for the same period. If Mr. Mackin’s employment is terminated without cause, or Mr. Mackin resigns for good reason during the period beginning six months prior to and ending two years following a change of control of the Company, Mr. Mackin is entitled to receive a termination payment, in lieu of the severance described in the prior sentence, of 2.5 times the sum of his base salary and annual cash bonus for the year of termination (or the prior year bonus if termination is prior to the date bonuses are awarded), paid in a lump sum. The agreement also includes various post-employment prohibitions regarding competing with us, soliciting our employees and customers, and disclosing our confidential information.

For purposes of the Mackin Agreement, “cause” generally means (i) an intentional act of fraud, embezzlement, theft, or any other material violation of law that occurs during or in the course of the executive officer’s employment, (ii) intentional damage of Company assets, (iii) intentional disclosure of Company confidential information contrary to the Company’s policies, (iv) material breach of the executive officer’s obligations under the agreement, (v) intentional engagement by the executive officer in any activity that would constitute a breach of his duty of loyalty or of his assigned duties, (vi) intentional breach by the executive officer of any Company policies or procedures, (vii) willful and continued failure by the executive officer to perform his assigned duties, other than as a result of incapacity due to physical or mental illness, (viii) executive officer is prevented from performing certain duties contemplated by the agreement by reason of an agreement with a prior employer, or (ix) willful conduct by the executive officer that is demonstrably and materially injurious to the Company, monetarily or otherwise.

For purposes of the Mackin Agreement, “good reason” generally means (i) the assignment to the executive officer, without his consent, of any duties materially inconsistent with his position, authority, duties, or responsibilities, including changes in status, offices, or titles and any change in the executive officer’s reporting requirements that would cause him to report to an executive officer who is junior in seniority to the executive officer to whom he previously reported, (ii) requiring the executive officer to be based other than within 25 miles of Company headquarters as of the effective date, or (iii) any other action that results in a material diminution in his position, authority, duties, responsibilities, or aggregate base salary and cash bonus.

Change of Control Agreements with Other Named Executive Officers

On November 21, 2016, Artivion entered into change of control agreements with each of Messrs. Lee and Davis and Ms. Holloway that provide that the Company will pay severance payments if s/he is terminated by the Company without cause or if s/he terminates the employment for good reason during a period extending from six months before to two years after a change of control of Artivion. This is a “double trigger” provision that requires not only a change of control of Artivion but also an adverse employment action.

ARTIVION, INC. | 2022 Proxy Statement	54

Terms of the Change of Control Agreements

•The current term of the agreement for each of Messrs. Lee and Davis and Ms. Holloway ends December 31, 2022. Each of these agreements will automatically renew at the end of the term and every year thereafter, for an additional one-year term, unless Artivion provides notice at least 30 days prior to the end of the then-current term that the agreement will not be extended.

•The severance payment is an amount equal to 2 times for Mr. Lee and 1.5 times for each of Ms. Holloway and Mr. Davis the sum of the executive officer’s base salary as of the date of termination and his or her bonus compensation for the year in which the termination of employment occurs, or if the bonus for that year has not yet been awarded, the most recently awarded bonus compensation. The agreements also provide for 18 months of medical coverage.

•Change of control, as defined in the agreement, means a change in the ownership of Artivion, a change in the effective control of Artivion, or a change in the ownership of a substantial portion of the assets of Artivion. Specifically, any of the following types of events would constitute a change of control under the agreements:

oAny person, including a syndicate or group, acquires ownership of Artivion stock that, taken together with Artivion stock held by such person or group, constitutes more than 50% of the total voting power of the stock of Artivion;

oAny person, including a syndicate or group, acquires ownership of stock of Artivion possessing 30% or more of the total voting power of Artivion stock;

oA majority of the members of Artivion’s Board of Directors are replaced during any 12-month period by individuals whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of appointment or election; and

oAny person, including a syndicate or group, acquires assets from Artivion that have a total gross fair market value equal to more than 40% of the total gross fair market value of all Artivion assets immediately prior to such acquisition.

•The agreements are not employment agreements and each respective officer’s employment is “at will.”

We will not be required to make a severance payment in connection with the change of control agreements if we terminate an executive officer’s employment for “cause,” which means:

•An act of fraud, embezzlement, theft, or any other material violation of law that occurs during or in the course of the executive officer’s employment with Artivion;

•Intentional or grossly negligent damage by the executive officer to Artivion assets;

•Intentional or grossly negligent disclosure by the executive officer of Artivion’s confidential information contrary to Artivion policies;

•Material breach of the executive officer’s obligations under the agreement or other agreements with Artivion;

•Engagement by the executive officer in any activity that would constitute a breach of his or her duty of loyalty or of his or her assigned duties;

•Breach by the executive officer of any of Artivion’s policies and procedures;

•The willful and continued failure by the executive officer to perform his or her assigned duties, other than as a result of incapacity due to physical or mental illness; and

•Willful conduct by the executive officer that is demonstrably and materially injurious to Artivion, monetarily or otherwise.

ARTIVION, INC. | 2022 Proxy Statement	55

An executive officer may terminate his or her employment for “good reason” in connection with a change of control without forfeiting his or her severance pay if any of the following events occur during the term of the agreement:

•The assignment to the executive officer, without his or her consent, of any duties materially inconsistent with his or her position, authority, duties, or responsibilities, including changes in status, offices, or titles and any change in the executive officer’s reporting requirements that would cause him or her to report to an officer who is junior in seniority to the officer to whom he or she previously reported; or

•Any other action by Artivion or an acquiring company that results in a material diminution in his or her position, authority, duties, responsibilities, or aggregate compensation, excluding for this purpose an isolated, insubstantial, and inadvertent action taken in good faith and which is remedied by Artivion or an acquiring company within 30 days after receipt of notice from the executive officer.

The change of control agreements provide that we will pay any severance payment due in a lump sum not later than 30 days following the date of termination in the event of a termination following a change of control, or 30 days following a change of control in the event of a termination occurring within the six-month period preceding the change of control. We will delay payment of the severance payment until six months after the executive officer’s termination if necessary to prevent him or her from having to pay additional tax under Section 409A of the Code. We will also subject any severance payment to normal payroll tax withholding and compliance with non-compete obligations.

Agreement Not to Solicit or Compete

Messrs. Lee and Davis and Ms. Holloway agree not to solicit any actual or prospective customers of Artivion with whom they have had contact for a competing business or to solicit employees of Artivion to leave Artivion. Messrs. Lee and Davis and Ms. Holloway agree, subject to applicable professional and ethical obligations and other legal requirements, not to join a competing business during the term of the agreement and for a period of one year following the termination of employment. Artivion or an acquiring company is not required to make the severance payment, and the officer is required to repay any portion of the severance payment already received, if he or she solicits customers or employees of Artivion during the term of the agreement and for a period of one year following the termination of employment.

Termination and Change of Control Payments

The amount of compensation we would be required to pay to each Named Executive Officer under certain termination and change of control scenarios is provided in the tables beginning on page 56. Amounts included in the tables are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. The tables provided in this section for all Named Executive Officers assume that the relevant termination or change of control event occurred on December 31, 2021, the last business day of Artivion’s 2021 fiscal year.

ARTIVION, INC. | 2022 Proxy Statement	56

J. Patrick Mackin, Chairman, President, and Chief Executive Officer(1)

Executive Officer Benefits and Payments Upon Termination ($)

	Voluntary Retirement	Good Reason or Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change of Control Without Regard to Termination	Certain Termination Events Following/ Preceding a Change of Control(9)
Cash Compensation	799,850(2)	1,754,134(3)	799,850(2)	799,850(2)	799,850(2)	—	2,923,557(4)
Accelerated Stock Option Exercisability	—	—	—	—	—	—(5)	—(5)
Accrued Vacation Pay	—	—	—	—	—	—	—
Medical Benefits	—	34,568(6)	—	34,568(6)	34,568(6)	—	34,568(6)
Spread Value of Vested Options	—(7)	—(7)	—(7)	—(7)	—(7)	—(7)	—(7)
Accelerated Vesting of Restricted Stock and Performance Stock Units	—	—	—	—	—	5,410,780(8)	5,410,780(8)
Total	799,850	1,788,702	799,850	834,418	834,418	5,410,780	8,368,905

(1)This table assumes that all termination and change of control events occurred on December 31, 2021. See Employment, Separation and Release, and Change of Control Agreements – Employment Agreement with J. Patrick Mackin above at page 53 for a description of the Mackin Agreement.

(2)Amount shown represents the Company-performance components of the 2021 annual incentive plan cash bonus that Mr. Mackin was entitled to on December 31, 2021. No amount is included for the personal performance component of the annual incentive plan.

(3)Amount shown represents 1.5 times the sum of Mr. Mackin’s 2021 annual base salary and his entire cash bonus for 2020, as the 2021 bonus had not been determined or distributed as of December 31, 2021. The Mackin Agreement provides for severance payments to be paid in 18 monthly installments, beginning 30 days following the employment termination date (subject to any delay in payment necessary to comply with Section 409A of the Code). Mr. Mackin’s estate would receive these severance payments upon his subsequent death. No other NEO has an employment agreement.

(4)Amount shown is equal to 2.5 times the sum of Mr. Mackin’s 2021 annual base salary and his entire 2020 bonus, as the 2021 bonus had not been determined or distributed as of December 31, 2021. The Mackin Agreement provides for severance payments to be paid in 18 monthly installments, beginning 30 days following the employment termination date (subject to any delay in payment necessary to comply with Section 409A of the Code). This scenario assumes that following the change of control, Mr. Mackin terminated his employment for good reason, or we terminated his employment without cause. Mr. Mackin would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control.

(5)The 2020 ECIP provides that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value on December 31, 2021, to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE on December 31, 2021, of $20.35. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year, to the extent positive.

(6)Under the terms of the Mackin Agreement, if Mr. Mackin terminates his employment for good reason, we terminate his employment without cause, or he dies or becomes disabled, we would continue to provide him and his family with health benefits coverage, at our expense, for up to 18 months (or until he is provided comparable benefits by another employer). Amount shown represents the value of 18 months of coverage under our health plans, using costs in effect as of December 31, 2021.

(7)Upon retirement or change of control, the timing right to exercise already vested options changes. No change is made to the value of options already vested. No other NEO has an employment agreement.

(8) The 2020 ECIP provides that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 31, 2021, of $20.35, and the 2021 performance stock units are assumed to have been earned at target level.

(9)Under the terms of the Mackin Agreement, amounts shown that are otherwise payable to Mr. Mackin would be reduced if and to the extent that doing so would cause payments that are contingent on a change of control to not be subject to the excise tax under Section 4999 of the Code and thereby produce a greater net after-tax amount to him.

ARTIVION, INC. | 2022 Proxy Statement	57

D. Ashley Lee, Executive Vice President, Chief Financial Officer, and Chief Operating Officer(1)

Executive Officer Benefits and Payments Upon Termination ($)

	Voluntary Termination	Good Reason or Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change of Control Without Regard to Termination	Certain Termination Events Following/ Preceding a Change of Control
Cash Compensation	306,233(2)	306,233(2)	306,233(2)	306,233(2)	306,233(2)	—	1,266,988(3)
Accelerated Stock Option Exercisability	—	—	—	—	—	—(4)	—(4)
Accrued Vacation Pay	—	—	—	—	—	—	—
Medical Benefits	—	35,125(5)	—	35,125(5)	35,125(5)	—	35,125(5)
Spread Value of Vested Options	—(6)	—(6)	—(6)	—(6)	—(6)	—(6)	—(6)
Accelerated Vesting of Restricted Stock and Performance Stock Units	—	—	—	—	—	1,114,956(7)	1,114,956(7)
Total	306,233	341,358	306,233	341,358	341,358	1,114,956	2,417,069

(1)This table assumes that all termination and change of control events occurred on December 31, 2021.

(2)Amount shown represents the Company-performance components of the 2021 annual incentive plan cash bonus that Mr. Lee was entitled to on December 31, 2021. No amount is included for the personal performance component of the annual incentive plan.

(3)Amount shown represents 2 times the sum of Mr. Lee’s 2021 annual base salary and his entire cash bonus for 2020, as the 2021 bonus had not been determined or distributed as of December 31, 2021. This amount assumes that following a change of control, Mr. Lee terminated his employment for good reason or we terminated his employment without cause. Mr. Lee would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control.

(4)The 2020 ECIP provides that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value on December 31, 2021, to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE on December 31, 2021, of $20.35. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year, to the extent positive.

(5)Under the terms of Mr. Lee’s change of control agreement, upon a change of control event, if Mr. Lee terminates his employment for good reason or we terminate his employment without cause, we would continue to provide him and his family with health benefits coverage, at our expense, for up to 18 months (or until he is provided comparable benefits by another employer). Amount shown represents the value of 18 months of coverage under our health plans, using costs in effect as of December 31, 2021.

(6)Upon retirement or change of control, the timing right to exercise already vested options changes. No change is made to the value of options already vested.

(7)The 2020 ECIP provides that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 31, 2021, of $20.35, and the 2021 performance stock units are assumed to have been earned at target level.

ARTIVION, INC. | 2022 Proxy Statement	58

Jean F. Holloway, Senior Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer(1)

Executive Officer Benefits and Payments Upon Termination ($)

	Voluntary Termination	Good Reason or Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change of Control Without Regard to Termination	Certain Termination Events Following/ Preceding a Change of Control
Cash Compensation	211,978(2)	211,978(2)	211,978(2)	211,978(2)	211,978(2)	—	754,208(3)
Accelerated Stock Option Exercisability	—	—	—	—	—	—(4)	—(4)
Accrued Vacation Pay	—	—	—	—	—	—	—
Spread Value of Vested Options	—(5)	—(5)	—(5)	—(5)	—(5)	—(5)	—(5)
Accelerated Vesting of Restricted Stock and Performance Stock Units	—	—	—	—	—	1,151,627(6)	1,151,627(6)
Total	211,978	211,978	211,978	211,978	211,978	1,151,627	1,905,835

(1)This table assumes that all termination events occurred on December 31, 2021.

(2)Amount shown represents the Company-performance components of the 2021 annual incentive plan that Ms. Holloway was entitled to on December 31, 2021. No amount is included for the personal performance component of the annual incentive plan.

(3)Amount shown represents 1.5 times the sum of Ms. Holloway’s 2021 annual base salary and her entire cash bonus for 2020, as the 2021 bonus had not been determined or distributed as of December 31, 2021. This amount assumes that following a change of control, Ms. Holloway terminated her employment for good reason, or we terminated her employment without cause. Ms. Holloway would also receive the amount shown if we terminated her employment without cause at any time within the six months prior to the change of control.

(4)The 2020 ECIP provides that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value on December 31, 2021, to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE on December 31, 2021, of $20.35. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year, to the extent positive.

(5)Upon retirement or change of control, the timing right to exercise already vested options changes. No change is made to the value of options already vested.

(6)The 2020 ECIP provides that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 31, 2021, of $20.35, and the 2021 performance stock units are assumed to have been earned at target level.

ARTIVION, INC. | 2022 Proxy Statement	59

John E. Davis, Senior Vice President, Global Sales and Marketing(1)

Executive Officer Benefits and Payments Upon Termination ($)

	Voluntary Termination	Good Reason or Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change of Control Without Regard to Termination	Certain Termination Events Following/ Preceding a Change of Control
Cash Compensation	202,628(2)	202,628(2)	202,628(2)	202,628(2)	202,628(2)	—	720,942(3)
Accelerated Stock Option Exercisability	—	—	—	—	—	—(4)	—(4)
Accrued Vacation Pay	—	—	—	—	—	—	—
Medical Benefits	—	35,125(5)	—	35,125(5)	35,125(5)	—	35,125(5)
Spread Value of Vested Options	—(6)	—(6)	—(6)	—(6)	—(6)	—(6)	—(6)
Accelerated Vesting of Restricted Stock and Performance Stock Units	—	—	—	—	—	880,443(7)	880,443(7)
Total	202,628	237,753	202,628	237,753	237,753	880,443	1,636,510

(1)This table assumes that all termination events occurred on December 31, 2021.

(2)Amount shown represents the Company-performance components of the 2021 annual incentive plan that Mr. Davis was entitled to on December 31, 2021. No amount is included for the personal performance component of the annual incentive plan.

(3)Amount shown represents 1.5 times the sum of Mr. Davis’s 2021 annual base salary and his entire cash bonus for 2020, as the 2021 bonus had not been determined or distributed as of December 31, 2021. This amount assumes that following a change of control, Mr. Davis terminated his employment for good reason, or we terminated his employment without cause. Mr. Davis would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control.

(4)The 2020 ECIP provides that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value on December 31, 2021, to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE on December 31, 2021, of $20.35. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year, to the extent positive.

(5)Under the terms of Mr. Davis’s change of control agreement, upon a change of control event, if Mr. Davis terminates his employment for good reason or we terminate his employment without cause, we would continue to provide him and his family with health benefits coverage, at our expense, for up to 18 months (or until he is provided comparable benefits by another employer). Amount shown represents the value of 18 months of coverage under our health plans, using costs in effect as of December 31, 2021.

(6)Upon retirement or change of control, the timing right to exercise already vested options changes. No change is made to the value of options already vested.

(7)The 2020 ECIP provides that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 31, 2021, of $20.35, and the 2021 performance stock units are assumed to have been earned at target level.

ARTIVION, INC. | 2022 Proxy Statement	60

Marshall S. Stanton, Senior Vice President, Clinical Research and Chief Medical Officer(1)

Executive Officer Benefits and Payments Upon Termination ($)(2)

	Voluntary Termination	Good Reason or Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change of Control Without Regard to Termination	Certain Termination Events Following/ Preceding a Change of Control
Cash Compensation	—	—	—	—	—	—	—
Accelerated Stock Option Exercisability	—	—	—	—	—	—(3)	—
Accrued Vacation Pay	—	—	—	—	—	—	—
Medical Benefits	—	—	—	—	—	—	—
Spread Value of Vested Options	—	—	—	—	—	—	—
Accelerated Vesting of Restricted Stock and Performance Stock Units	—	—	—	—	—	372,568(4)	372,568(4)
Total	—	—	—	—	—	372,568	372,568

(1)This table assumes that the change of control event occurred on December 31, 2021.

(2)While Mr. Stanton does not have a Change of Control Agreement with the Company, under the 2020 ECIP, he is entitled to accelerated vesting of certain unvested equity awards upon a change of control.

(3)The 2020 ECIP provides that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value on December 31, 2021, to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE on December 31, 2021, of $20.35. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year, to the extent positive.

(4)The 2020 ECIP provides that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 31, 2021, of $20.35, and the 2021 performance stock units are assumed to have been earned at target level.

ARTIVION, INC. | 2022 Proxy Statement	61

Compensation Risk Assessment

In accordance with the requirements of Item 402(s) of Regulation S-K, to the extent that risks may arise from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on us, we are required to discuss our policies and practices for compensating our employees (including our employees that are not Named Executive Officers) as they relate to our risk management practices and risk-taking incentives. The Compensation Committee has determined that our compensation policies and practices for our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on us because unacceptable risks that may be encouraged, directly or indirectly, through a compensation method are mitigated through policy or practice, the Company’s training programs, the Company’s internal controls, or external factors such as risk of civil or criminal prosecution, which are made known to employees through training.

Our Compensation Committee routinely assesses our compensation policies and practices and takes this consideration into account as part of its review.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2021, with respect to shares of Artivion common stock that may be issued under existing equity compensation plans.

Securities Authorized for Issuance Under All Equity Compensation Plans(1)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, PSUs, and RSUs(2)	Weighted Average Exercise Price of Outstanding Options, PSUs, and RSUs(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	2,246,132	$20.00	3,372,874
Equity compensation plans not approved by stockholders	—	—	—
Total	2,246,132	$20.00	3,372,874

(1)Plans include the 2020 ECIP and the Employee Stock Purchase Plan (“ESPP”). As of December 31, 2021, 3,310,077 shares remain available for grant in the 2020 ECIP and 62,798 shares remain available for grant in the ESPP.

(2)Amounts in column (a) include 1,246,046 Stock Options, 223,964 Restricted Stock Units (RSUs), and 776,122 Performance Stock Units (PSUs) (including shares whose performance period has not concluded, which are calculated at maximum payout which is 403,681 shares above target). The amounts in column (a) do not include 235,417 Restricted Stock Awards (RSAs) that were unvested and outstanding as of December 31, 2021.

(3)Amounts in column (b) only reflect outstanding Stock Options.

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Other Information

CEO Pay Ratio Disclosure

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Mackin.

	PEO ($)	Median Employee(1) ($)
Total Compensation(2)	4,749,584	55,878
PEO to Median Employee Pay Ratio	85.0 :	1

(1) Median employee was determined among all persons employed by Artivion or any of its subsidiaries as of December 31, 2021. Base salary, commission payments, cash bonus, and equity awards were considered when determining the median employee. All 2021 compensation not paid in U.S. dollars was converted to U.S. dollars using the exchange rate as of December 31, 2021. All equity was recorded at grant date fair value. Base salary was annualized for those employees that were not employed for the full year of 2021.

(2)Total Compensation includes all components recorded in the Summary Compensation Table.

ARTIVION, INC. | 2022 Proxy Statement	63

CERTAIN BENEFICIAL OWNERSHIP

The name and business address of each person or entity who beneficially owned more than 5% of the outstanding shares of common stock of Artivion on March 24, 2022, based on information available to us, together with the number of shares owned and the percentage of outstanding shares that ownership represents, is set forth in the following table. The table also shows information concerning beneficial ownership by the Named Executive Officers and by all current non-employee directors and executive officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after March 24, 2022, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. To Artivion’s knowledge, none of the shares shown in the table below is subject to a pledge or similar arrangement.

Beneficial Owner	Number of Shares of Artivion Common Stock Beneficially Owned (#)	Percentage of Outstanding Shares of Artivion Common Stock (%)(12)
J. Patrick Mackin	705,311(1)	1.7
D. Ashley Lee	431,560(2)	1.1
Jean F. Holloway	166,893(3)	*
John E. Davis	145,173(4)	*
Marshall S. Stanton	19,748(5)	*
Thomas F. Ackerman	119,695	*
Daniel J. Bevevino	119,860	*
Marna P. Borgstrom	18,887	*
James W. Bullock	38,446	*
Jeffrey H. Burbank	23,595	*
Harvey Morgan	97,110	*
Jon W. Salveson	99,639	*
Anthony B. Semedo	19,992	*
Blackrock, Inc.	7,148,005(6)	17.8
The Vanguard Group, Inc.	2,650,989(7)	6.6
Wasatch Advisors, Inc.	2,788,702(8)	6.9
Macquarie Group Limited	2,218,512(9)	5.5
All current directors, Named Executive Officers, and other executive officers as a group (19 persons)(10)	2,286,995(11)	5.6

*Ownership represents less than 1% of outstanding Artivion common stock.

(1) Amount includes 350,935 options that are either presently exercisable or will become exercisable within 60 days after March 24, 2022. This amount also includes 109,167 shares of unvested restricted stock subject to forfeiture which Mr. Mackin holds as of March 24, 2022. This amount does not include 25,305 shares earned under 2020 and 2021 performance stock unit awards that had not vested as of March 24, 2022, and that will not vest within 60 days thereafter.

(2)Amount includes 121,109 options that are either presently exercisable or will become exercisable within 60 days after March 24, 2022. This amount also includes 5,000 shares held by Mr. Lee’s spouse and 17,560 held in Mr. Lee’s trust. This amount also includes 26,225 shares of unvested restricted stock subject to forfeiture which Mr. Lee holds as of March 24, 2022. This amount does not include 6,032 shares earned under 2020 and 2021 performance stock unit awards that had not vested as of March 24, 2022, and that will not vest within 60 days thereafter.

(3) Amount includes 70,841 options that are either presently exercisable or will become exercisable within 60 days after March 24, 2022. This amount also includes 30,811 shares of unvested restricted stock subject to forfeiture that Ms. Holloway holds as of March 24, 2022. This amount does not include 5,142 shares earned under 2020 and 2021 performance stock unit awards that had not vested as of March 24, 2022, and that will not vest within 60 days thereafter.

(4) Amount includes 62,075 options that are either presently exercisable or will become exercisable within 60 days after March 24, 2022. This amount also includes 19,982 shares of unvested restricted stock subject to forfeiture that Mr. Davis holds as of March 24, 2022. This amount does not include 4,643 shares earned under 2020 and 2021 performance stock unit awards that had not vested as of March 24, 2022, and that will not vest within 60 days thereafter.

(5) Amount includes 16,917 shares of unvested restricted stock subject to forfeiture that Mr. Stanton holds as of March 24, 2022.

ARTIVION, INC. | 2022 Proxy Statement	64

(6) Information based on Schedule 13G filed on January 27, 2022 by BlackRock, Inc. (“BlackRock”). Per this schedule, BlackRock has the sole power to vote, or to direct the vote of, and sole power to dispose, or to direct the disposition of, these shares of Artivion common stock. The address for BlackRock is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.

(7) Information based on Schedule 13G filed on February 9, 2022 by The Vanguard Group, Inc. (“Vanguard”). Per this schedule, Vanguard has the power to vote, or to direct the vote of, and power to dispose, or to direct the disposition of, these shares of Artivion common stock. The address for Vanguard is The Vanguard Group, Inc., 100 Vanguard Blvd, Malvern, PA 19355.

(8)Information based on Schedule 13G filed on February 11, 2022 by Wasatch Advisors, Inc. (“Wasatch”). Per this schedule, Wasatch has the power to vote, or to direct the vote of, and power to dispose, or to direct the disposition of, these shares of Artivion common stock. The address for Wasatch is Wasatch Advisors, Inc., 505 Wakara Way, Salt Lake City, UT 84108.

(9)Information based on Schedule 13G filed on February 14, 2022 by Macquarie Group Limited (“Macquarie”). Per this schedule, Macquarie has the power to vote, or to direct the vote of, and power to dispose, or to direct the disposition of, these shares of Artivion common stock. The address for Macquarie is Macquarie Group Limited, 50 Martin Place, Sydney, New South Wales, Australia.

(10)The business address for all Artivion non-employee directors and employees is: c/o Artivion, Inc., 1655 Roberts Boulevard, NW, Kennesaw, GA 30144.

(11) Amount includes:
711,051 options that are presently exercisable or will become exercisable within 60 days after March 24, 2022;
68,902 shares held of record by the spouses or trusts of executive officers and directors; and

266,701 shares of unvested restricted common stock subject to forfeiture that all current directors, Named Executive Officers, and other executive officers hold as a group as of March 24, 2022.

This amount does not include 52,563 shares earned under 2020 and 2021 performance stock unit awards that had not vested as of March 24, 2022, and that will not vest within 60 days thereafter.

(12)40,179,744 outstanding shares of Artivion common stock as of the record date, March 24, 2022.

ARTIVION, INC. | 2022 Proxy Statement	65

PROPOSAL THREE – RATIFICATION OF THE APPROVAL OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information

The Board of Directors recommends the Company’s stockholders ratify the approval of Ernst & Young as the independent registered public accounting firm for the fiscal year ending December 31, 2022. Representatives of Ernst & Young are expected to attend the 2022 Annual Meeting, and representatives of the firm will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

The submission of the approval of Ernst & Young for ratification by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance, the selection of our independent registered public accounting firm. If the stockholders do not ratify the approval of Ernst & Young, the selection of such firm as the independent registered public accounting firm for the Company will be reconsidered by the Audit Committee, provided that the Audit Committee retains sole authority with respect to all decisions regarding the engagement of the Company’s independent registered public accounting firm, including the decision as to whether or not the 2022 appointment will stand, regardless of whether the stockholders vote to ratify the approval.

Fees Incurred for Work Performed by the Independent Registered Public Accounting Firm for Fiscal 2021 and Fiscal 2020

The following table presents Ernst & Young’s professional service fees for the audit of the Company’s annual financial statements for fiscal years ending 2021 and 2020, as well as fees for other services rendered during those periods.

	2021	2020
Audit fees(1)	$2,129,355	$2,132,600
Audit-related fees	—	—
Tax fees(2)	$95,665	$195,345
All other fees	—	—
Total	$2,225,020	$2,327,945

(1) Includes work performed for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC.

(2)Includes tax compliance and reporting services.

The Company’s Audit Committee approved all of the services described above. The Audit Committee has determined that the payments made to Ernst & Young for these services are compatible with maintaining such firm’s independence.

Audit Committee’s Preapproval Policies and Procedures

The Audit Committee has the sole authority to appoint or replace, compensate, and oversee the work of any independent registered public accounting firm, who must be, when required, a registered firm as defined by law whose purpose is the preparation or issuance of an audit report or related work. The independent registered public accounting firm’s reports and other communications are to be delivered directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting, if any. The Audit Committee annually evaluates the qualifications and performance of the independent registered public accounting firm, including those of its lead partner, and reports on such evaluation to the Board of Directors.

ARTIVION, INC. | 2022 Proxy Statement	66

The Audit Committee preapproves all audit and non-audit services performed by the independent registered public accounting firm and all engagement fees and terms in connection therewith, except as otherwise permitted by federal law and regulations. To date, no services have been approved by the Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which provides a limited exception to the requirement that services be approved in advance by the Audit Committee if certain conditions are met.

Required Vote

The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

The Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF The
approval of ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ARTIVION, INC. | 2022 Proxy Statement	67

PROPOSAL FOUR – APPROVAL OF THE ARTIVION, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

General Information

The Artivion, Inc. Employee Stock Purchase Plan (the “Original ESPP”) was first approved by the Company’s stockholders in 1996, with an aggregate of 300,000 shares authorized for issuance thereunder. Per the terms of the Original ESPP, this amount was increased to 900,000 shares as a result of stock splits in 1996 and 2000. In May 2010, the Board of Directors and stockholders of the Company amended the Original ESPP to authorize an additional 1,000,000 shares of common stock for issuance under the Original ESPP, resulting in an aggregate of 1,900,000 shares authorized for issuance thereunder (as amended, the “ESPP”).

On March 29, 2022, upon recommendation of the Compensation Committee, the Board of Directors further amended the ESPP (as further amended, the “Amended and Restated ESPP”), subject to stockholder approval. The Amended and Restated ESPP, if approved by the stockholders, would authorize an additional 1,000,000 shares of common stock for issuance thereunder, resulting in an aggregate of 2,900,000 shares authorized for issuance under the Amended and Restated ESPP. The Amended and Restated ESPP also incorporates operational and administrative updates related to the ESPP. If approved by the stockholders at the Annual Meeting, the Amended and Restated ESPP will become effective on or around May 19, 2022.

We believe that maintaining the Amended and Restated ESPP enhances our employees’ sense of participation in our performance, aligns their interests with those of our stockholders, and provides a significant retention incentive that ultimately benefits our stockholders. As of March 24, 2022, approximately 25,892 shares remain available for issuance under the ESPP. We estimate that these shares will be exhausted by purchases of ESPP participants in the first purchase period of 2022, subject to employee participation and the price of Artivion common stock. Many Company employees and executive officers participate in the ESPP and have elected to purchase shares in the first purchase period of 2022. A portion of the proposed increase in shares authorized under the Amended and Restated ESPP would be available for purchase by these participating employees and executive officers. If additional shares are not authorized by stockholders for issuance under the ESPP, Artivion will discontinue the ESPP until such time as stockholder approval is obtained.

By increasing our share reserve, we expect to be able to continue to provide our employees with the opportunity to purchase shares of Artivion common stock under the Amended and Restated ESPP for approximately the next ten years, assuming employee participation in the Amended and Restated ESPP is consistent with historical levels and noting that future circumstances may require us to make changes to our expected practices.

Pursuant to Section 423 of the Code and the Treasury Regulations thereunder, the Company is required to obtain stockholder approval of the Amended and Restated ESPP in order to obtain the favorable tax treatment discussed at Federal Income Tax Consequences below.

On March 24, 2022, the closing price of Artivion common stock as reported by the NYSE was $20.25 per share.

Summary of the Amended and Restated ESPP

A summary of the principal provisions of the Amended and Restated ESPP is set forth below. The summary is qualified in its entirety by reference to the full text of the Amended and Restated ESPP, which is attached as Appendix B to this Proxy Statement.

The purpose of the Amended and Restated ESPP is to encourage employee ownership of Artivion common stock by offering employees of Artivion and its subsidiaries the ability to purchase shares of common stock at a discount to market trading prices, with certain tax advantages, as discussed at Federal Income Tax Consequences below. The Amended and Restated ESPP provides that all full-time employees of the Company and certain of its subsidiaries who (i) do not own 5% or more of the outstanding Artivion common stock and (ii) have been in the employ of the Company or a subsidiary on a full time basis (i.e., at least 20 hours per week for at least five months per year) for a minimum of six months are eligible to participate in the Amended and Restated ESPP. Employees participate in the Amended and Restated ESPP through payroll deductions that accumulate during each six-month period beginning January 1st and July 1st of each calendar year. The accumulated payroll deductions are applied as of the last business day of each period towards the purchase of shares of Artivion common stock at a price per share equal to 85% of the closing price of Artivion common stock as reported by the NYSE on the lower of the first trading day or the last trading day of the applicable period. A participant’s payroll deductions

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are made in integral percentage amounts ranging from 1 to 25% of his or her base pay for the applicable payroll period. The Company receives the discounted purchase price for the shares issued under the Amended and Restated ESPP less the cost of commissions and other charges incurred in connection with the operation and administration of the Amended and Restated ESPP. The Amended and Restated ESPP is administered by the Compensation Committee.

As of March 24, 2022, 10 executive officers and approximately 580 other non-executive-officer employees are within the class of employees eligible to participate in the Amended and Restated ESPP.

To comply with federal tax laws, a participant may not purchase shares with respect to more than $25,000 worth of Artivion common stock under the Amended and Restated ESPP in any calendar year, valued at the fair market value thereof as of the first day of the applicable purchase period.

Number of Shares Purchased Under the ESPP

Because the number of shares that may be purchased under the Amended and Restated ESPP is determined, in part, by the market value of common stock at the beginning and end of each purchase period, and given that participation in the Amended and Restated ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of shares of common stock that were purchased under the ESPP during calendar year 2021 by our executive officers, as a group, and by our other employees, as a group, and (b) the weighted average per share purchase price paid for such shares by each such group.

ESPP Transactions for Calendar Year 2021
	Number of Shares Purchased	Weighted Average Purchase Price
All executive officers as a group (10 persons)	2,779	$19.36
All eligible employees, other than executive officers, as a group (approximately 580 persons)	84,941	$18.89

U.S. Federal Income Tax Consequences

The following summary briefly describes certain anticipated U.S. federal income tax consequences to the Company and to participants under the Amended and Restated ESPP who are citizens or residents of the U.S. for federal income tax purposes. This discussion is based on the Code and interpretations thereof as in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local, or foreign tax consequences. Moreover, this summary is not intended as tax advice with respect to any individual.

IRS Circular 230 Notice

To ensure compliance with requirements imposed by the Internal Revenue Service, you are hereby notified that any discussion of tax matters set forth in this Proxy Statement was written in connection with the promotion or marketing (within the meaning of IRS Circular 230) of awards made under the Amended and Restated ESPP, and was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any tax-related penalties under federal law. Each Amended and Restated ESPP participant should seek advice based on his or her particular circumstances from an independent tax advisor.

Tax Effects of Amended and Restated ESPP Participation

The Amended and Restated ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in the Amended and Restated ESPP will not realize income at the time the purchase rights are granted or when the shares purchased under the Amended and Restated ESPP are transferred to him or her. If an employee disposes of any shares of such stock within either (x) two years after the first day of the period in which the shares were purchased or (y) one year after the transfer of such shares to such

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employee, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount equal to the difference between the fair market value of the stock on the last day of the period and the price paid by the employee for the stock. The employee’s cost basis in the disposed shares will be increased by the amount of ordinary income recognized upon such disposition for purposes of determining capital gain or loss upon the disposition of the stock. If the amount realized on the sale or exchange of the shares is less than the price paid for the shares, no ordinary income will be recognized, and the employee will recognize a capital loss. In the event of a disposition within such two-year or one-year period, the Company will be entitled to a deduction from income equal to the amount the employee is required to include in income as a result of such disposition.

When an employee disposes of any shares of stock after satisfying the holding periods discussed in the immediately preceding paragraph, the employee realizes ordinary income equal to the lesser of: (i) the excess of the fair market value of the shares at the time of disposition over the purchase price or (ii) 15% of the fair market value of the shares as of the first day of the applicable period. The amount of ordinary income which the employee is required to recognize is added to the basis of the shares so that the portion of the proceeds in excess of the sum of the cost thereof plus the ordinary income will be treated as a capital gain. In the event of a disposition after satisfaction of the holding periods discussed above, the Company will not be entitled to any deductions from income.

The discussion set forth above is intended only as a summary and does not purport to be a complete explanation or analysis of all potential tax effects relevant to participation in the Amended and Restated ESPP.

Required Vote

The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

The Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE
ARTIVION, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

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HOUSEHOLDING

For those stockholders who request paper copies of the Proxy documents and share the same last name and address, they may receive only one copy of our Annual Report and Proxy Statement, unless we receive contrary instructions from any stockholder at that address. This is referred to as “householding.” If you are receiving only one copy of the Annual Report and Proxy Statement and prefer to receive multiple copies, additional copies will be provided to you promptly upon written or oral request. All communications should be directed as indicated on the instructions that were included on the notice mailing or to Jean F. Holloway, Corporate Secretary, Artivion, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355.

If you are a beneficial owner, you can request additional copies of the Annual Report and Proxy Statement, or you can request householding by notifying your broker, bank, or nominee.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Upon the written request of any record or beneficial owner of common stock of Artivion whose proxy was solicited in connection with the 2022 Annual Meeting, Artivion will furnish such owner, without charge, a copy of its Annual Report on Form 10-K without exhibits for its fiscal year ended December 31, 2021. Requests for a copy of such Annual Report on Form 10-K should be addressed to Jean F. Holloway, Corporate Secretary, Artivion, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. Copies of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021, may also be obtained without charge through the SEC’s website at www.sec.gov.

In addition, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at https://investors.artivion.com/.

It is important that proxies be voted promptly. Stockholders who do not expect to attend the meeting in person are urged to vote their proxies online, by telephone, or by mail, following the instructions at the beginning of this Proxy Statement.

By Order of the Board of Directors:

J. PATRICK MACKIN Chairman, President, and Chief Executive Officer

Date: April 4, 2022

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APPENDIX A – ARTIVION’S 2021 ANNUAL REPORT

The 2021 annual Cash Bonus and Annual Equity Grant used GAAP revenues, adjusted for currency. These numbers are intended to be, and should be, evaluated in the context of the full information provided in our Annual Report on Form 10-K, including the financial statements presented in accordance with GAAP, the footnotes thereto, and the accompanying management’s discussion and analysis, as well as in our other filings with the SEC.

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APPENDIX B – ARTIVION, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

ARTIVION, INC.
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

May 19, 2022

1.Purpose. The Artivion, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) is intended to encourage employee stock ownership by offering employees of Artivion, Inc. and its subsidiaries Purchase Rights (as such term is defined in Section 2 hereof) to purchase shares of Common Stock. The Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed in a manner consistent with the requirements of Section 423 of the Code.

2.Certain Definitions.

“Base Pay” means regular straight-time and overtime earnings, including commissions, received from the Company, excluding payments for other incentive compensation, bonuses and other special payments.

“Board” means the Board of Directors of the Company.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Company” means Artivion, Inc., a Delaware corporation, and each subsidiary thereof of which it owns the majority of the outstanding voting shares.

“Custodian” means E*TRADE Securities LLC, located at PO Box 484, Jersey City, New Jersey, 07303, whose website is www.etrade.com, or such other person as the Committee shall designate from time to time.

“Exercise Date” means the last day of a Purchase Period (as such term is defined in Section 4(b) hereof), on which date all Participants’ outstanding Purchase Rights will automatically be exercised.

“Fair Market Value” means the closing sale price of a share of Common Stock reported on the NYSE for such date or, if no shares of Common Stock were traded on that date, on the next preceding day on which there was such a trade.

“NYSE” means the New York Stock Exchange.

“Participant” means an employee of the Company who has enrolled in the Plan via online enrollment procedures on the Custodian’s website (as set forth in Section 5 hereof).

“Plan Administrator” means the Executive Vice President and Chief Financial Officer of the Company, or any such other person so designated by the Committee.

“Purchase Right” means a Participant’s option to purchase shares of Common Stock that is deemed to be outstanding during a Purchase Period. A Purchase Right represents an “option” as such term is used under Section 423 of the Code.

“Section 16(b) Insider” means those persons subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended.

“Trading Day” refers to a day during which the NYSE is available for trading shares of Common Stock.

3.Eligibility.

(a)Participation in the Plan is voluntary. All employees of the Company, including officers and directors, who have been employed by the Company for more than six months and whose customary employment is at least 20 hours per week and 5 months per year are eligible to participate in the Plan.

(b)Notwithstanding any provision of the Plan to the contrary, no employee may participate in the Plan:

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(i)if following a grant of Purchase Rights under the Plan, the employee would own, directly or by attribution pursuant to Section 424(d) of the Code, stock, Purchase Rights or other stock options to purchase stock representing 5% or more of the total combined voting power or value of all classes of the Company’s stock; or

(ii)to the extent a grant of Purchase Rights under the Plan would permit an employee’s rights to purchase stock under all of the Company’s Code Section 423 employee stock purchase plans to accrue at a rate exceeding $25,000.00, based on the Fair Market Value of the stock at the time of grant, for each calendar year in which such Purchase Right is outstanding.

4.Securities Subject to the Plan and Purchase Periods.

(a)The Plan covers an aggregate of 2,900,000 shares of Common Stock (subject to adjustment as provided in Section 15 hereof), which may consist of authorized but unissued shares, reacquired shares or shares bought on the open market. If any granted Purchase Right expires or terminates for any reason without being exercised in full, the unpurchased shares of Common Stock shall again become available for purposes of the Plan, unless the Plan is otherwise terminated.

(b)There will be two purchase periods (each, a “Purchase Period”) each calendar year. In each year the Plan is in effect, the first Purchase Period will begin on January 1 and end on June 30 and the second Purchase Period will begin on July 1 and end on December 31.

5.Participation. Eligible employees become Participants in the Plan by authorizing payroll deductions for that purpose by enrolling online via the Custodian’s website and filing required forms with the Plan Administrator, or his or her designee, no later than fifteen (15) days prior to the start date of a Purchase Period.

6.Payroll Deductions.

(a)In order to purchase Common Stock, an employee must indicate at the Custodian’s website the contribution percentage he or she wishes to authorize the Company to deduct at regular payroll intervals, in integral percentage amounts ranging from 1% to 25% of such Participant’s Base Pay for the applicable Purchase Period, with a minimum deduction of $10.00 per payroll interval, during each Purchase Period. The online enrollment will include authorization for the Company to make payroll deductions from the Participant’s Base Pay.

(b)In order to comply with federal tax laws, a Participant may not be granted Purchase Rights under the Plan and any other Code Section 423 employee stock purchase plan of the Company with respect to more than $25,000.00 worth of Common Stock for any calendar year in which such Purchase Rights to purchase Common Stock are outstanding pursuant to the terms of such plans. The $25,000.00 limit is determined according to the Fair Market Value of the Common Stock on the first day (grant date) of the Purchase Period. Participants will be notified if these limitations become applicable to them.

(c)The amounts deducted shall be credited to the Participant’s account under the Plan, but no actual separate account will be established by the Company to hold such amounts. There shall be no interest paid on the balance outstanding in a Participant’s account. The deducted amounts may be commingled with the general assets of the Company and may be used for its general corporate purposes.

(d)Payroll deductions begin on the first payday of each Purchase Period, and end on the last payday of each Purchase Period. Eligible employees may participate in the Plan and purchase shares only by means of payroll deductions, except as set forth in the following sentence. A Participant may not make any separate cash payment into his or her account, except that employees on an approved leave of absence may continue participating in the Plan, at the sole discretion of the Plan Administrator, by making cash payments to the Company on a normal payday equal to the amount of the normal payroll deduction had a leave of absence not occurred. The right of a Participant on an approved leave of absence to continue participating in the Plan shall terminate if such leave of absence exceeds ninety (90) days, unless and so long as the Participant’s right to reemployment by the Company after a longer leave is guaranteed by statute or contract.

(e)So long as a Participant remains an employee of the Company, payroll deductions will continue in effect from Purchase Period to Purchase Period, unless the Participant revises his or her contribution percentage or withdraws from the Plan in accordance with the following provisions:

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(i)A Participant may not modify the contribution percentage for a current Purchase Period. Any modification to a contribution percentage with respect to a particular Purchase Period requires electronic notification via the Custodian’s website prior to the close of business on the last business day before the first day of the Purchase Period. Modified contribution percentages are subject to the same requirements and limitations as initial contribution percentages set forth in Section 6(a) above.

(ii)A Participant may withdraw from the Plan in accordance with Section 9 hereof.

(f)Unless a Participant files an electronic withdrawal via the Custodian’s website pursuant to Section 9 hereof, payroll deductions for that Participant will continue from Purchase Period to Purchase Period, and his or her Purchase Right to purchase Common Stock will be deemed to be fully and automatically exercised on the last day of such Purchase Period with respect to payroll deductions made during that period.

7.Purchase Price.

(a)On the first day of each Purchase Period, a Participant is deemed to have been granted a Purchase Right to purchase on the last day of the Purchase Period as many full shares of Common Stock as such Participant will be able to purchase with the payroll deductions credited to such Participant’s account during such period.

(b)The price at which each Purchase Right to purchase Common Stock may be exercised is the lower of:

(i)85% of the Fair Market Value of the Common Stock on the NYSE on the first Trading Day of a Purchase Period; or

(ii)85% of the Fair Market Value of the Common Stock on the NYSE on the last Trading Day of such Purchase Period.

(c)The number of shares purchasable by each Participant per Purchase Period will be the number of whole shares obtained by dividing the amount collected from the Participant (through payroll deductions during that Purchase Period) by the purchase price in effect for that Purchase Period. Any amount remaining in the Participant’s account after such application will be held for the purchase of Common Stock in the next Purchase Period.

(d)A Participant may not purchase more than 2,000 shares of Common Stock for any particular Purchase Period. The Committee has the power, exercisable at any time prior to the start of a Purchase Period, to increase or decrease the 2,000-share maximum for that Purchase Period. The maximum, as thus adjusted, will continue in affect from Purchase Period to Purchase Period until the Committee once again exercises its power to adjust the maximum.

8.Exercise of Purchase Right.

(a)Each outstanding Purchase Right will be exercised automatically on the Exercise Date. The exercise of the Purchase Right is to be effected by applying the amount credited to each Participant’s account as of the Exercise Date to the purchase on the Exercise Date of whole shares of Common Stock (subject to the 2,000-share maximum) at the purchase price in effect for the Purchase Period.

(b)Fractional shares will not be issued under the Plan, and any amount remaining in the Participant’s account after such application will be held for the purchase of Common Stock in the next Purchase Period, except as set forth in Sections 8(c) and 8(d) below.

(c)If a Participant purchases the 2,000-share maximum, any amount not applied to the purchase of Common Stock for that Purchase Period will be refunded after the close of the Purchase Period.

(d)If the number of shares for which Purchase Rights are exercised exceeds the number of shares available in any Purchase Period under the Plan, the shares available for sale will be allocated by the Plan Administrator pro rata among the Participants in such Purchase Period in proportion to the relative amounts in their accounts. Any amounts not thereby applied to the purchase of Common Stock under the Plan will be refunded to the Participants after the close of the Purchase Period.

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9.Withdrawal and Termination of Purchase Rights.

(a)A Participant may withdraw from the Plan at any time by providing electronic notification via the Custodian’s website. Any Purchase Rights outstanding at the time a withdrawal is submitted shall remain outstanding and be exercised on the following Exercise Date unless: (i) the withdrawal is received by the Plan Administrator no later than the close of business on the last business day before the Exercise Date and (ii) the Participant elects to terminate outstanding Purchase Rights and receive a refund of all accumulated payroll deductions. No new Purchase Rights shall be granted with respect to any Purchase Period following receipt of a withdrawal, and no further payroll deductions will be made.

(b)Any Participant who withdraws from the Plan pursuant to Section 9(a) will not be eligible to rejoin the Plan for the Purchase Period underway at the time of withdrawal and will have to reenroll in the Plan via the Custodian’s website should such individual wish to resume participation in a subsequent Purchase Period; provided, however, that such Participant may not reenroll in the Plan earlier than 90 days from the effective date of such withdrawal, and such reenrollment may occur no later than 15 days prior to the commencement of the respective Purchase Period.

(c)If a Participant ceases to be an employee of the Company for any reason during a Purchase Period, his or her outstanding Purchase Right will immediately terminate, and all sums previously collected from such Participant during such Purchase Period under the terminated Purchase Right will be refunded.

(d)The Committee may, at its option, treat any attempt by an employee to borrow against the security of his or her accumulated payroll deductions as an election under Section 9(a) hereof to withdraw such deductions.

10.Rights as Stockholder.

(a)A Participant is not a stockholder until the Participant exercises his or her Purchase Right. Thus, a Participant will not have a right to any dividend or distribution made prior to the Exercise Date.

(b)As soon as practicable after the Exercise Date, Participants will be entitled to receive a stock certificate for the number of purchased shares upon a written request made to the Custodian or have their shares recorded in book entry form. The Custodian may impose upon, or pass through to, the Participant a reasonable fee for withdrawal of shares of Common Stock in the form of stock certificates. It is the responsibility of each Participant to keep his or her address current with the Company through the Plan Administrator and with the Custodian.

11.Sale of Common Stock Acquired Under the Plan.

(a)Participants may sell the shares of Common Stock they acquire under the Plan at any time without restriction, provided they are not Section 16(b) Insiders. Section 16(b) Insiders should consult with legal counsel prior to attempting to sell or otherwise dispose of any shares of Common Stock acquired under the Plan.

(b)A Participant shall immediately provide information to the Plan Administrator if the Participant transfers any shares purchased through the Plan within two (2) years from the date of grant of the related Purchase Right. Such transfer shall include disposition by sale, gift or other manner. The Participant may be requested to disclose the manner of the transfer, the date of the transfer, the number of shares involved and the transfer price. Each Participant obligates himself or herself to provide such information to the Plan Administrator.

(c)The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding.

12.Plan Administration.

(a)The Plan shall be administered by the Committee. No member of the Board will be eligible to participate in the Plan during his or her period of Committee service.

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(b)The Committee shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

(i)to determine the commencement and termination date of the offering of Common Stock under the Plan; and

(ii)to interpret the terms of the Plan, establish and revoke rules for the administration of the Plan and correct or reconcile any defect or inconsistency in the Plan.

(c)The Committee may delegate all or part of its authority to administer the Plan to the Plan Administrator, who may in turn delegate the day-to-day operations of the Plan to the Custodian. The Custodian will establish and maintain, as agent for the Participants, accounts for the purposes of holding shares of Common Stock and/or cash contributions as may be necessary or desirable for the administration of the Plan.

(d)The Board or the Committee may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance, in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.

13.Transferability.

(a)Any account maintained by the Custodian for the benefit of a Participant with respect to shares acquired pursuant to the Plan may only be in the name of the Participant; provided, however, that the Participant may elect to maintain such account with right of joint ownership with such Participant’s spouse. Such election may only be made by contacting the Custodian.

(b)Neither payroll deductions credited to a Participant’s account nor any Purchase Rights or other rights to acquire Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution, and during the lifetime of a Participant, Purchase Rights may be exercised only by the Participant.

14.Merger or Liquidation of the Company. In the event the Company merges with another company and the Company is not the surviving entity, or in the event all or substantially all of the stock or assets of the Company are acquired by another company, or in the event of certain other similar transactions, the Committee may, in connection with such transaction, cancel each outstanding Purchase Right and refund all sums previously collected from Participants under the canceled Purchase Rights, or, in its discretion, cause each Participant with outstanding Purchase Rights to have his or her outstanding Purchase Right exercised immediately prior to such transaction and thereby have the balance of his or her account applied to the purchase of whole shares of Common Stock (subject to the 2,000-share maximum) at the purchase price in effect for the Purchase Period, which would be treated as ending with the effective date of such transaction. The balance of the account not so applied will be refunded to the Participant. In the event of a merger in which the Company is the surviving entity, each Participant is entitled to receive, for each share as to which such Participant’s Purchase Rights are exercised, the securities or property that a holder of one share of Common Stock was entitled to receive upon the merger.

15.Adjustment for Changes in Capitalization. To prevent dilution or enlargement of the rights of Participants under the Plan, appropriate adjustments may be made in the event any change is made to the Company’s outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change in the Common Stock effected without the Company’s receipt of consideration. Adjustments may be made to the maximum number and class of securities issuable under the Plan, the maximum number and class of securities purchasable per each outstanding Purchase Right and the number and class of securities and price per share in effect under each outstanding Purchase Right. Any such adjustments will be made by the Committee in its sole discretion.

16.Amendment and Termination. The Committee may terminate or amend the Plan at any time; provided, however, such termination or amendment may not affect or change Purchase Rights previously granted under the Plan without the consent of the affected Participant, and any amendment that materially increases the benefits or number of shares under the Plan (except for certain allowable adjustments in the event of changes to the Company’s capital structure or for changes authorized by the Plan to be made by the Committee or the Plan Administrator) or materially modifies the eligibility requirements of the Plan shall be subject to stockholder approval. If not sooner terminated by the Committee, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all shares of Common Stock reserved for grant under the Plan.

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17.Stockholder Approval. The Plan is subject to the approval of stockholders of the Company in accordance with the provisions of Delaware law.

18.No Employment Rights. Participation in the Plan will not impose any obligations upon the Company to continue the employment of the Participant for any specific period and will not affect the right of the Company to terminate such person’s employment at any time, with or without cause.

19.Costs. Except as set forth in Section 10(b), costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Custodian will be paid by the Company, to the extent provided in this Section 19. Any brokerage fees and commissions for the purchase of Common Stock under the Plan (including shares of Common Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of shares of Common Stock under the Plan by a Participant will be borne by such Participant.

20.Reports. After the close of each Purchase Period, each Participant in the Plan will receive a purchase confirmation alert from the Custodian indicating the number of shares of Common Stock purchased by the Participant pursuant to the Plan for the Purchase Period and the purchase price per share in effect for the Purchase Period.

21.Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

22.Compliance with Legal and Other Requirements. The Plan, the granting and exercising of Purchase Rights hereunder and the other obligations of the Company, the Plan Administrator and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by or registrations with any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of shares of Common Stock upon exercise of Purchase Rights until completion of such registration or qualification of such shares of Common Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the shares of Common Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules and regulations, designation or listing requirements, or other contractual obligations.

ANNUAL MEETING OF STOCKHOLDERS OF

May 18, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/01609

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

20830303000000000000 2	051822

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED BELOW, FOR APPROVAL OF THE COMPENSATION PAID TO ARTIVION’S NAMED EXECUTIVE OFFICERS, FOR RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022, AND FOR APPROVAL OF THE ARTIVION, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS

NOMINEES:
☐	FOR ALL NOMINEES	O Thomas F. Ackerman O Daniel J. Bevevino O Marna P. Borgstrom O James W. Bullock O Jeffrey H. Burbank O J. Patrick Mackin O Jon W. Salveson O Anthony B. Semedo

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

	FOR	AGAINST	ABSTAIN
2. To approve, by non-binding vote, the compensation paid to Artivion's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.	☐	☐	☐

3. To ratify the approval of Ernst & Young LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2022.	☐	☐	☐

4. To approve the Artivion, Inc. Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐

5. In their discretion, upon such other matters as may properly come before the meeting.

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES, FOR APPROVAL OF THE COMPENSATION PAID TO ARTIVION'S NAMED EXECUTIVE OFFICERS, IN FAVOR OF THE RATIFICATION OF ERNST & YOUNG LLP, AND FOR APPROVAL OF THE ARTIVION, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN. SHOULD A NOMINEE BE UNABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE SELECTED BY THE BOARD OF DIRECTORS.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ARTIVION, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR USE AT THE ANNUAL MEETING ON MAY 18, 2022

The undersigned stockholder hereby appoints J. PATRICK MACKIN, JEAN F. HOLLOWAY, and JASON P. GRIER, or either of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of ARTIVION, INC. to be held live via the Internet at https://web.lumiagm.com/295739807 (password: artivion2022) at 9:00 a.m. Eastern Time on May 18, 2022, and any adjournments thereof.

The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated April 4, 2022, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies to vote as indicated below and in their discretion on any other matter that may properly come before the meeting or any adjournment of the meeting.

(Continued and to be signed on the reverse side)

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